                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               AMENDMENT NO. 2 TO

                                    FORM SB-2


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                 (Name of small business issuer in its charter)

            COLORADO                                            84-1573852
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                      3576
                          (Primary Standard Industrial
                               Classification No.)

            1241 E. DYER ROAD, SUITE 150, SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9300
    (Address and telephone number of Registrant's principal executive offices and principal place of business)
                            -------------------------

                                  BOB VAN LEYEN
                             CHIEF FINANCIAL OFFICER
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                          1241 E. DYER ROAD, SUITE 150
                           SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9305
            (Name, Address and Telephone Number of Agent for Service)
                            -------------------------

                                   COPIES TO:
                              THOMAS J. CRANE, ESQ.
                            GARETT M. SLEICHTER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|


                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                           PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE           PROPOSED MAXIMUM       AGGREGATE OFFERING           AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED(1)      OFFERING PRICE PER UNIT          PRICE               REGISTRATION FEE
--------------------------------------- ---------------------- ------------------------- ------------------------ ------------------
Common stock, $0.001 par value              36,148,539(2)              $0.84(3)                $30,364,773            $3,249.04(4)
======================================= ====================== ========================= ======================== ==================

(1) The common stock being registered hereby includes both outstanding shares of common stock and shares of common stock that are issuable upon the exercise of outstanding warrants. In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Represents shares of common stock being offered by selling security holders, including shares of common stock that are issuable upon the exercise of warrants.
(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the last reported sale price of the Registrant's common stock on the OTC Bulletin Board on January 13, 2006.

(4) A registration fee of $3,249.04 was paid with the initial filing of this registration statement based upon 36,148,539 shares of common stock to be registered, a proposed maximum offering price per share of $0.84 and a proposed maximum aggregate offering price of $30,364,773 pursuant to Rule 457(c) of the Securities Act of 1933 and was based upon the last reported sale price of the Registrant's common stock on the OTC Bulletin Board on January 13, 2006.
                            -------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(a), MAY DETERMINE.

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell securities under this prospectus until the registration statement of which this prospectus is a part becomes effective.


                    SUBJECT TO COMPLETION, DATED MAY 17, 2006



PROSPECTUS

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                        36,148,539 SHARES OF COMMON STOCK

         An aggregate of 24,195,974 issued and outstanding shares of our common stock and an aggregate of 11,952,565 shares of our common stock underlying outstanding warrants are being offered for resale under this prospectus by some of our security holders identified in this prospectus for their own accounts. We will not receive any of the proceeds from the sale of shares by the selling security holders.


         Our common stock currently trades on the OTC Bulletin Board Market under the symbol "RPTN." On April 7, 2006, the high and low sale prices for a share of our common stock were $0.66 and $0.64, respectively.


         Our principal offices are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our telephone number is (949) 623-9300.
                            -------------------------

            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                            -------------------------

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THOSE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



              THE DATE OF THIS PROSPECTUS IS ______________, 2006.

                                TABLE OF CONTENTS

Description                                                             Page No.
-----------                                                             --------


PROSPECTUS SUMMARY.............................................................3

RISK FACTORS...................................................................5

USE OF PROCEEDS...............................................................13

PRICE RANGE OF COMMON STOCK...................................................15

CAPITALIZATION................................................................17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS........................................................18

BUSINESS......................................................................32

MANAGEMENT....................................................................43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................55

PRINCIPAL AND SELLING SECURITY HOLDERS........................................56

PLAN OF DISTRIBUTION..........................................................87

DESCRIPTION OF CAPITAL STOCK..................................................90

LEGAL MATTERS.................................................................91

EXPERTS.......................................................................91

WHERE YOU CAN FIND MORE INFORMATION...........................................92

INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY

         TO FULLY UNDERSTAND THIS OFFERING AND ITS CONSEQUENCES TO YOU, YOU SHOULD READ THE FOLLOWING SUMMARY ALONG WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND SIMILAR TERMS REFER TO RAPTOR NETWORKS TECHNOLOGY, INC. UNLESS THE CONTEXT PROVIDES OTHERWISE.

                                   OUR COMPANY

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the U. S. Securities and Exchange Commission ("SEC" or "Commission"), but generated minimal revenues from these operations.

         On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"). We acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With completion of the acquisition transaction we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry, including the design, production, sales and service of standards-based and proprietary high speed switching technology applied to sophisticated inter-networking systems, operating in a large variety of new and existing government and private sector network systems.


         We continue to be in the early stages of commercial operations and have realized minimal revenues as of April 7, 2006. We have designed a series of related products branded the Ether-Raptor line, which consists of a modular set of Ethernet switching components based on a common set of proprietary hardware and software modules which can be produced with line cards from base units. We believe that our Ether-Raptor family of products have nearly universal application to a user's internetworking requirements and can be utilized anywhere on an ethernet network where an advanced switch is required. Our first product, the ER-1010, is capable of reducing the cost of switch performance by enabling an entire network to be architected from common, high performance building blocks. The patent-pending scalable switch architecture of the ER-1010 reduces inter-network disconnects and moves data at very high speeds. This topology improves redundancy, keeps latency low, engenders wirespeed performance, has simple management, is scalable and is priced lower than chassis-based alternatives.


         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com.

                                  THE OFFERING

Common stock offered by selling
security holders                             36,148,539 (1)

Common stock outstanding prior to
this offering                                54,204,367 (2)

Common stock outstanding following this      66,156,932 (1)(2)
offering if all shares are sold

Use of Proceeds                              All proceeds of this offering will
                                             be received by selling security
                                             holders for their own accounts.

Risk Factors                                 You should read the "Risk Factors"
                                             section beginning on page 5, as
                                             well as other cautionary statements
                                             throughout this prospectus, before
                                             investing in shares of our common
                                             stock.
-------------

(1) Includes 11,952,565 shares of common stock issuable upon exercise of outstanding warrants.

(2) As of April 7, 2006, a total of 54,204,367 shares of common stock were outstanding, excluding:

     o shares of common stock issuable upon exercise of warrants whose underlying shares of common stock are covered by this prospectus; and

     o approximately 5,967,521 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, options, and other convertible securities, other than the warrants whose underlying shares of common stock are covered by this prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT QUESTIONING OUR ABILITY TO CONTINUE AS A GOING CONCERN. THIS REPORT MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL FINANCING AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.


         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2005, 2004 and 2003. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of our executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this prospectus and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us.

OUR SUBSTANTIAL ACCUMULATED DEFICIT, LIMITED WORKING CAPITAL AND EXPECTATION OF FUTURE LOSSES REQUIRES THAT WE OBTAIN ADDITIONAL FINANCING TO CONTINUE OPERATIONS THROUGH 2006, WHICH WE MAY NOT BE ABLE TO SECURE ON ACCEPTABLE TERMS, IF AT ALL.


         We are a start-up stage company and have had no significant revenues from operations to date. As of March 31, 2006, we had an accumulated deficit of $43,101,772. We have operated at a loss since our inception and expect to continue to experience losses from our operations for the foreseeable future. Our net losses for fiscal 2005 and 2004 were $13,390,940 and $20,574,984, respectively. We will be required to conduct product feature enhancement and testing activities which, together with expenses to be incurred for the establishment of a sustainable marketing and sales presence and other general and administrative expenses, are expected to result in operating losses through the foreseeable future. Accordingly, there is a risk that we will not achieve profitable operations in the near future, if at all.

         Historically, we have relied upon cash from equity and debt financing activities to fund nearly all of the cash requirements of our operating activities. We anticipate that additional capital must be raised to fund operations through fiscal year 2006 and there can be no assurance that sufficient revenues will be generated thereafter to fund our operating requirements. We currently have no commitments for any additional financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. Should we be unable to raise additional capital, investors in our Company could lose their entire investment. Moreover, in the event we are able to raise additional funds through the sale of shares of our common stock or other interests in us, our investors may experience significant dilution of their equity invested in us.

WE HAVE NO PROFITABLE OPERATING HISTORY AND MAY NEVER ACHIEVE PROFITABILITY.

         We are a start-up stage company and have a limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in the network switch industry. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated difficulties regarding the development and marketing of our products. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, investors in our common stock or other securities could lose their entire investment.

WE DO NOT PRESENTLY HAVE A TRADITIONAL CREDIT FACILITY WITH A FINANCIAL INSTITUTION. THIS ABSENCE MAY ADVERSELY IMPACT OUR OPERATIONS.

         We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts.

THERE IS A RISK THAT THERE MAY BE PROCEDURAL ISSUES RELATED TO OUR ACQUISITION OF RAPTOR NETWORKS TECHNOLOGY, INC., A CALIFORNIA CORPORATION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. On October 17, 2003, we completed a transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With the completion of the acquisition transaction we changed our name to Raptor Networks Technology, Inc., terminated our previous operations (consisting of the "EDGARization" of SEC securities filings) and, by and through our subsidiary Raptor, became engaged in the data network switching industry. After the transaction, our Board of Directors engaged new management to, among other things, review our operating and legal status.

         As a result of management's review of our historical corporate records, it appears that certain material documents and approvals regarding the transaction were not properly retained. Furthermore, it appears that, from a review of the records available to us, certain procedural irregularities may exist regarding the structure and approval of the acquisition transaction under applicable law. After a review of available documents and records relating to the acquisition transaction, Colorado counsel engaged by us has determined that the shares issued in the transaction were lawfully issued. However, there is a risk, given the lack of complete records regarding the transaction, that the acquisition was not properly structured or approved. The inability to resolve such deficiencies, should such deficiencies exist, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, there is a risk that we may be subject to currently unknown liabilities resulting from our operations, or the operations of Raptor, prior to the acquisition transaction. Should a claimed liability arise, we could expend significant time and resources defending or satisfying such claim, including, without limitation, the amount of any judgment or settlement required to satisfy any such claim and the payment of attorneys' fees and other costs incurred in defending any such claim.

OUR INABILITY TO SUCCESSFULLY ACHIEVE SUSTAINABLE MARKET PENETRATION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

         No assurance can be given that we will be able to successfully achieve sustainable market penetration with any of our products. Our success in marketing our products will be substantially dependent on educating our targeted markets as to the unique topologies, as well as what we believe are the performance and cost benefits, of our distributed Ethernet switch architecture. There can be no assurance that our efforts or the efforts of others will be successful in fostering acceptance of our technology among the targeted markets.

MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE OFFER TECHNOLOGY SIMILAR TO OUR PRODUCTS. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US AND NEGATIVELY AFFECT OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.

         We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in our industry and several of its products compete directly with our products. We also compete with Extreme Networks, Juniper Networks, F5 Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Actel, among others. Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and can be expected to react strongly to our marketing efforts. In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to stave off a potential successful market launch by our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.

OUR MARKETING EFFORTS HAVE YIELDED NEGLIGIBLE REVENUES AND THERE CAN BE NO ASSURANCE THAT OUR FUTURE MARKETING EFFORTS WILL LEAD TO SALES OF OUR PRODUCTS.

         Our marketing efforts have yielded negligible revenues and we believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products and support services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.

THE INDUSTRY OF NETWORK SWITCH PRODUCTS IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE. OUR PRODUCTS COULD BECOME OBSOLETE AT ANY TIME AND OUR LIMITED CAPITAL PROHIBITS US FROM DEVOTING A SIGNIFICANT AMOUNT OF RESOURCES TO RESEARCH AND DEVELOPMENT.

         Evolving technology, updated industry standards, and frequent new product and service introductions characterize the network switching market. Our current products could become obsolete at any time. Competitors could develop products similar to or better than ours, finish development before us, or market their products more successfully than ours, any of which could hinder our potential success. In order to be competitive, we must continue to develop and bring to market new products that offer substantially greater performance and support a greater number of users, all at lower price points than our competitors. Our future success depends in significant part on our ability to evolve the performance and software of our existing products and develop and introduce new products and technologies in response to the evolving demands of the market and competitive product offerings. However, unless we are able to raise additional capital or significantly increase revenues, we will not be able to devote a significant amount of resources to research and development, which could increase the likelihood that our current products become obsolete and prevent us from developing new products to keep up with the industry's rapid technological advancements.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         Our success is dependent on our ability to protect our proprietary technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our technology is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the U.S. We currently have patent-pending protection for our proprietary technology and plan to rely on non-disclosure agreements to further protect this technology. There can be no assurance that these patents will be granted or that nondisclosure agreements will provide us meaningful protection.

         In addition, the network industry is subject to frequent claims and related litigation regarding patent and other intellectual property rights. In particular, some companies in the network industry claim extensive patent portfolios. As a result of the existence of a large number of existing patents and the rate of issuance of new patents in the network industry, it is extremely difficult to determine in advance whether a product or any of its components may infringe upon the intellectual property rights claimed by others. Third parties may in the future assert patent, copyright, trademark and other intellectual property rights claims against us with respect to existing or future products or technology. Regardless of the merits of our position, we may incur substantial legal fees and related costs defending against third party claims, in addition to monetary damages that may be assessed against us. If there is a successful claim of infringement and we fail or are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business and results of operations may be seriously harmed.

WE RELY HEAVILY ON OUR MANAGEMENT AND OTHER KEY PERSONNEL, AND THE LOSS OF THEIR SERVICES (OR OUR INABILITY TO RECRUIT AND RETAIN ADDITIONAL QUALIFIED EMPLOYEES) COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our future success depends to a significant degree on the continued service of our key personnel and on our ability to attract, motivate and retain highly qualified employees. In particular, we are dependent upon the services of our senior management, including, without limitation: Chief Executive Officer and President, Thomas Wittenschlaeger; and Chief Financial Officer and Secretary, Bob van Leyen. The loss of the services of our senior management or other key employees would have a material adverse effect on our business, financial condition and results of operations.

         In addition, there are a number of other key management, sales and support positions (including many for which individuals have not yet been hired) the loss of which (or the inability to recruit and retain) would have a material adverse effect on our business. If we experience the growth we hope to achieve, our ability to operate successfully during periods of growth (if any) will depend on our ability to attract and retain managers and develop adequate systems and procedures to manage such growth. There can be no assurance that we will be able to attract and retain additional key management personnel with the skills and expertise necessary to manage our business should any such period of growth occur.

OUR BUSINESS COULD SUFFER IF WE ARE UNABLE TO OBTAIN COMPONENTS, SOFTWARE AND SERVICES FROM OUTSIDE SUPPLIERS AND VENDORS.

         Our products are architected and manufactured through the use of third-party electronic components, device level software and services. We are highly dependent on the services and products of these other companies. A discontinuance, disruption or other similar occurrence to the components, software or services supplied by our vendors and suppliers could materially diminish our ability to operate efficiently.

         We acquire components through purchase orders and have no long-term commitments regarding supply or pricing from these suppliers. We depend on anticipated products orders to determine our material requirements. If orders for our products do not match forecasts, or if we do not manage inventory effectively, we may have either excess or insufficient inventory of materials and components, which could negatively effect our operating results and financial condition.

OUR RELIANCE ON THIRD-PARTY MANUFACTURING VENDORS TO MANUFACTURE OUR PRODUCTS MAY CAUSE A DELAY IN OUR ABILITY TO FILL ORDERS.

         We subcontract a significant amount of our manufacturing to Express Manufacturing, Inc. (which is controlled by the in-laws of Albert Wong, one of our directors) and may in the future subcontract with other third-party manufacturers. In addition, some Company-branded products are manufactured by third party OEMs. We may experience delays in product manufacturing and shipments from our manufacturers, which in turn could delay product shipments to our customers. In addition, we may experience problems such as inferior manufacturing quality or failure to manufacture products according to specifications, any of which could have a material adverse effect on our business and operating results. In the event we introduce new products or product enhancements, we may be required to rapidly achieve volume production by coordinating our efforts with suppliers and manufacturers. The inability of our manufacturers or OEMs to provide us with adequate supplies of high-quality products, the loss of any of our third-party manufacturers, or the inability to obtain components and raw materials could cause a delay in our ability to fulfill orders.

THE AVERAGE SELLING PRICES OF OUR PRODUCTS, AND OUR GROSS MARGINS RESULTING FROM THE SALE OF SUCH PRODUCTS, MAY DECLINE AS A RESULT OF COMPETITIVE PRESSURES, INDUSTRY TRENDS AND OTHER FACTORS.

         The network industry has experienced an erosion of the average product selling prices due to a number of factors, particularly competitive and macroeconomic pressures and rapid technological advancements. Our competitors have and will likely continue to lower sales prices from time to time in order to gain market share or create more demand. We may have to reduce the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition. Our gross margins could also be adversely effected if we are unable to reduce manufacturing costs and effectively manage our inventory levels or by fluctuations in manufacturing volumes, component costs, the mix of products sold and the mix of distribution channels through which our products are sold.

IF OUR PRODUCTS CONTAIN SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SUDDEN AND SIGNIFICANT EXPENSES AND LOST SALES AND BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our products are complex and may contain undetected defects or errors, particularly when first introduced or as new enhancements and versions are released. Despite our testing procedures, these defects and errors may be discovered after they have been shipped to customers. Any defects or errors in our products or failures of our customers' networks, regardless of whether the failure is caused by our products, could result in:

         o    negative customer reactions;

         o    product liability claims;

         o    negative publicity regarding us and our products;

         o    delays in or loss of market acceptance of our products;

         o    product returns; and

         o    unexpected expenses to remedy defects or errors.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, PARTICULARLY IN THE INFORMATION TECHNOLOGY INDUSTRY, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

         The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions such as employment rates and labor supply, general business conditions, cost of goods and materials, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers as well as our vendors, suppliers and partners and their continued willingness to work with us in the future. Our business is particularly sensitive to information technology ("IT") spending patterns and preferences. There can be no assurance that IT spending will not be adversely affected by general business trends and economic conditions, thereby impacting our growth, net sales and profitability.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR SUCCESS.

         In order for us to expand successfully, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPALS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS.

         We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public

Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

CHANGES IN ACCOUNTING POLICIES REGARDING THE TREATMENT OF EMPLOYEE STOCK OPTIONS WILL ADVERSELY AFFECT OUR EARNINGS.


         Stock options have from time to time been a component of the compensation packages for many of our employees. Beginning January 1, 2006, we were (pursuant to SEC rules) required to change our accounting policy to record the value of stock options issued to employees as an expense and a charge against earnings. This required change in our accounting policy will adversely affect our earnings. For the three month period ended March 31, 2006, we recognized $118,745 in share-based compensation costs and had total unrecognized share-based compensation cost related to unvested stock options of approximately $641,536 related to the issuance of options to employees.


                         RISKS RELATED TO THIS OFFERING

OUR COMMON STOCK PRICE HAS BEEN VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.

         The market prices of securities of technology-based companies (such us our Company) currently are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during 2004, the high and low closing sale prices of a share of our common stock were $4.65 and $0.36, respectively. During 2005, the high and low closing sale prices of a share of our common stock were $0.90 and $0.39, respectively. The market price of our common stock may continue to fluctuate in response to the following factors, in addition to others, many of which are beyond our control:

         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

         o economic conditions specific to the network switching or related information technology industries;

         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

         o delays in our introduction of new products or technological innovations or problems in the functioning of our current or new products or innovations;

         o    third parties' infringement of our intellectual property rights;

         o changes in our pricing policies or the pricing policies of our competitors;

         o    regulatory developments;

         o    fluctuations in our quarterly or annual operating results;

         o    additions or departures of key personnel; and

         o    future sales of our common stock or other securities.

         The price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

SHARES OF OUR COMMON STOCK ELIGIBLE, OR TO BECOME ELIGIBLE, FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

         We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of April 7, 2006, we had outstanding 54,204,367 shares of common stock, of which approximately 43,157,125 shares were restricted under the Securities Act of 1933, as amended (the "Securities Act"). As of April 7, 2006, we also had outstanding options, warrants, and convertible promissory notes that were exercisable for or convertible into approximately 17,920,087 shares of common stock. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE OUR COMMON STOCK COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT, IMPEDE OUR ABILITY TO OBTAIN ADDITIONAL FINANCING, AND CAUSE US TO INCUR ADDITIONAL EXPENSES.

         Under the terms of existing warrants to purchase our common stock, noncompensatory options to acquire our common stock, and other outstanding options to acquire our common stock issued to employees and others, the holders thereof are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of such warrants and/or options, could result in dilution in the interests of our other shareholders. The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of such options and warrants. In addition, holders of certain options and warrants have registration rights with respect to the common stock underlying such options and warrants, the registration of which will cause us to incur a substantial expense.

BECAUSE WE ARE SUBJECT TO "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR COMMON STOCK MAY BE REDUCED.

         Our stock is listed on the Over the Counter Bulletin Board (OTC Bulletin Board) and constitutes "Penny Stock." Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the SEC. Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges or quoted on the NASDAQ system). The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock Market. The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

BECAUSE OUR COMMON STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

         Our common stock trades under the symbol "RPTN" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including statements concerning future conditions in the network switching industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate," "may," "forecast," "project," "pro forma," "goal," "continues," "intend," "seek" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the network switching industry, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

         Any cash proceeds received by us upon exercise of warrants, the underlying shares of common stock of which are offered for sale under this prospectus, we expect to use for general working capital purposes. However, of the 11,952,565 shares of common stock underlying warrants being offered for sale under this prospectus, 5,835,165 shares underlie warrants that contain cashless exercise features that permit the holders thereof to exercise such warrants without payment in cash of the exercise price and we are unable to estimate the amount of proceeds, if any, we would receive upon exercise of such warrants if such cashless exercise rights are not invoked.

         Of the remaining 6,117,400 shares of common stock underlying warrants being offered for sale under this prospectus, which do not contain a cashless exercise feature, 5,070,177 shares underlie warrants with an exercise price of $2.50 per share, 972,223 shares underlie warrants with an exercise price of $1.25 per share, and 75,000 shares underlie warrants with an exercise price of

$1.00 per share. Upon exercise, if any, of all such warrants that do not contain a cashless exercise feature, we expect to receive an aggregate of approximately $13,965,000.

                           PRICE RANGE OF COMMON STOCK

MARKET INFORMATION

         Our $0.001 par value common stock commenced trading under the symbol "RPTN" on the OTC Bulletin Board during December 2003. The following table sets forth, for the quarters indicated, the high and low bid information for our common stock as reported by Pink Sheets, LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations reflect inter-dealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions.


                                                    Fiscal 2006
                                            ---------------------------
       Fiscal Quarter Ended:                  High                Low
                                            -------             -------
            March 31                         $0.83               $0.59


                                                    Fiscal 2005
                                            ---------------------------
       Fiscal Quarter Ended:                  High                Low
                                            -------             -------
            December 31                      $0.85               $0.50
            September 30                     $0.64               $0.43
            June 30                          $0.73               $0.48
            March 31                         $0.90               $0.39

                                                    Fiscal 2004
                                            ---------------------------
       Fiscal Quarter Ended:                 High                 Low
                                            -------              ------
            December 31                      $0.90               $0.36
            September 30                     $1.50               $0.80
            June 30                          $4.40               $1.45
            March 31                         $4.65               $3.20


         On April 7, 2006, the high and low sale prices for a share of our common stock as reported by Pink Sheets, LLC, were $0.66 and $0.64, respectively.

HOLDERS

         On April 7, 2006, we had 54,204,367 shares of our common stock outstanding held by approximately 670 record shareholders. This number of shareholders does not include beneficial owners including holders whose shares are held in nominee or "street" name.

DIVIDENDS


         We have never paid a cash dividend with respect to our common stock, and have no present intention to pay cash dividends in the foreseeable future. The current policy of our Board of Directors is to retain earnings to provide funds for the operation and expansion of our business. Our Board of Directors, in light of the circumstances then existing, including our earnings and financial requirements and general business conditions, will determine the timing and amount of future dividends, if any. In addition, our current senior loan arrangement prohibits us from paying cash dividends for the term of the loan arrangement.

STOCK OPTIONS


         At April 7, 2006, there were 1,665,000 options to purchase common stock outstanding at a weighted average exercise price of $1.00 per share. Our 2005 Stock Plan was approved by our Board of Director's on April 7, 2005 and approved by our shareholders on June 9, 2005 at our 2005 Annual Meeting of Shareholders. We do not intend to grant any stock options under our 2005 Stock Plan until the plan has been registered under applicable federal and state securities laws. We are in the process of filing a registration statement on Form S-8 with the Securities and Exchange Commission and comparable California state securities filings. All stock options granted prior to shareholder approval of our 2005 Stock Plan were granted outside of a stock option plan. Of the 1,665,000 stock options above, all 1,665,000 were granted outside of a stock plan and none have been granted under our 2005 Stock Plan.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of March 31, 2006. The information in the table below should be read in conjunction with our consolidated audited financial statements and related notes beginning on page F-1 of this prospectus. The following table excludes the following shares:

         o 1,665,000 shares of common stock reserved for issuance under outstanding stock options as of March 31, 2006, at a weighted average exercise price of $1.00 per share; and

         o 16,255,087 shares of common stock reserved for issuance under outstanding warrants to purchase shares of common stock as of March 31, 2006, at a weighted average exercise price of $1.10 per share.

                                                                 MARCH 31, 2006
                                                                 --------------

  Long term debt, less current portion(1).....................      $1,214,290
  Stockholders' deficit:
    Common stock, $.001 par value. Authorized 75,000,000
      shares; issued and outstanding, 54,204,367..............         $54,204
    Additional paid in capital................................     $44,090,409
    Accumulated deficit.......................................    ($43,101,772)
       Total stockholders' equity.............................      $1,042,841
       Total capitalization...................................      $2,257,131


------------

(1) Long term debt consists of three convertible bridge loans.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and related notes beginning on page F-1 of this prospectus. This prospectus and our condensed consolidated financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

         o    those identified under "Risk Factors,"

         o    adverse economic conditions,

         o    entry of new and stronger competitors,

         o    our inability to raise additional capital,

         o    unexpected costs and operating deficits,

         o    lower sales and revenues than forecast,

         o failure to establish relationships with and capitalize upon access to new customers,

         o litigation and administrative proceedings involving our Company or products,

         o    adverse publicity and news coverage,

         o    inability to carry out our marketing and sales plans,

         o    changes in interest rates and inflationary factors, and

         o other specific risks that may be referred to in this prospectus or in other reports that we have issued.

         We do not undertake to update, revise or correct any forward-looking statements.

         Any of the factors described above or in the "Risk Factors" section could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

LIMITED OPERATIONS HISTORY


         We have a limited operating history with minimal sales and have sustained net losses of $13,390,940 for the year ended December 31, 2005 and $20,574,984 for the year ended December 31, 2004. At March 31, 2006, we had working capital of $1,639,132 and a stockholders' equity of $1,042,841. These conditions raise substantial doubt about our ability to continue as a going concern.

         Our management has made efforts to address these conditions by raising capital through a combination of debt, options, warrants, sales of stock for cash, and the issuance of shares and warrants to compensate for certain services provided to us. During the fourth quarter of 2004 and the first and second quarters of 2005, we raised aggregate gross proceeds of $2,960,000 through the issuance of convertible bridge notes. In addition, during 2005 we completed a private placement of "units," with each unit consisting of four shares of common stock and one warrant to purchase common stock, at a price per unit of $2.00. Upon completion of this private placement on November 22, 2005, we had raised aggregate gross proceeds from the private placement of $7,128,375. In April 2006, we entered in to a short-term loan (payable in full no later than July 31, 2006) under which we may borrow, upon the satisfaction of certain contingencies, up to $1,100,000. However, we anticipate that additional capital must be raised to fund operations through fiscal year 2006 and there can be no assurance that sufficient revenues will be generated thereafter to fund our operating requirements. We currently have no commitments for any additional financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. The financial statements accompanying this prospectus do not reflect any adjustments which might be necessary if we are unable to continue as a going concern.


CRITICAL ACCOUNTING POLICIES

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of our financial statements requires our management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The significant accounting policies that are believed to be the most critical to aid in fully understanding and evaluating the reported financial results include inventory valuations, license fees and the recovery of deferred income tax assets.

         We determine our inventory value at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value.

         We have paid $260,000 to a supplier for a software platform related to our ER-1010 product. This license fee will be amortized and charged to cost of sales over the sale of 1,000 ER-1010 systems, which approximates the number of systems expected to be sold using the platform. We amortized $520 for the sale of two ER-1010 systems and $4,160 for the sale of 16 ER-1010 systems in 2004 and 2005, respectively.


         We review our long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to their estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. We are required to exercise a considerable amount of judgment when estimating discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for either of the years ended December 31, 2004 or 2005 or the three months ended March 31, 2006.


         As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves us estimating the actual current tax liabilities together with assessing temporary differences resulting from different treatment of items for tax and accounting purposes. We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

RESULTS OF OPERATIONS


            COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS
                          ENDED MARCH 31, 2006 AND 2005

         The following table sets forth selected financial data regarding our financial position and operating results for the three months ended March 31, 2006 and 2005. This data should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.

                                           March 31, 2006  March 31, 2005
                                           --------------  --------------
Net Sales                                    $   182,295    $    15,000
Cost of Sales                                     67,803         13,599
                                             -----------    -----------
Gross Profit                                     114,492          1,401

Operating expenses
   Finder's Fees                                       -        198,520
   Cost of warrants granted                            -      1,171,644
   Salary and salary related costs               787,048        682,652
   Marketing expense                              36,159        118,349
   Research and Development Costs                157,431        120,568
   Selling, general and administrative           599,152        446,348
                                             -----------    -----------
Total operating expenses                       1,579,790      2,738,081

  Net Other Income (loss)                        (25,977)       (71,098)
Loss before Income tax provision
  Income tax provision                                 -              -
                                             -----------    -----------
Net loss                                     $(1,491,275)   $(2,807,778)
                                             ===========    ===========

NET SALES

         During the quarter ending March 31, 2006 we generated $182,295 in revenue compared to $15,000 for the comparable period of 2005. This $167,295 increase in revenue in the first quarter of 2006 as compared to the first quarter of 2005 resulted from our sale of eight ER-1010 units to three customers in the first quarter of 2006 compared to the sale of two ER-1010 units to one customer during the comparable period in 2005. Our first quarter of 2006 revenues were reduced by $17,000 from $199,295 to $182,295 as a result of a customer return of one ER-1010 unit due to an unanticipated customer requirement. Two of our three customers in the first quarter of 2006 were repeat customers operating in the healthcare services and education industries. The third customer is in the Internet media industry. Our first quarter 2006 revenues of $182,295 represents a $26,495, or 17%, increase from our fourth quarter of 2005 revenues of $155,800.

         During the first quarter of 2006, we made progress in our discussions with major systems integrators, resulting in the signing of a strategic partnership deal with Nortel Government Solutions products division and an agreement with a major system integrator in April 2006. We are currently engaged in a number of preliminary non-binding discussions with other systems integrators.

OPERATING EXPENSES

         Our total operating expenses decreased from $2,738,081 in the first quarter of 2005 to $1,579,790 in the first quarter of 2006. This 42% decrease was mainly due to expenses related to our capital fund raising activities in the first quarter of 2005 that did not occur in the first quarter of 2006. In the first quarter of 2005, we paid placement agent fees in the amount $198,520 and incurred a cost of $1,171,644 for the issuance of warrants in conjunction with our private placement activities during that time. We did not engage in any private placements or any other capital raising activities in the first quarter of 2006 and, therefore, did not incur comparable placement agent and cost of warrant expenses. If placement agent fees and cost of warrants are excluded from the expense calculation for both first quarter 2006 and 2005, our total operating expenses for the first quarter of 2005 would be $1,367,917 and for the first quarter of 2006 would remain at $1,579,790 which represents a $211,873, or 15% increase.

         The following descriptions detail our total operating expenses by expense category.

FINDER'S FEES

         As discussed above under the general heading "Operating Expenses," we incurred $198,520 in placement agent fees in the first quarter of 2005 in conjunction with our private placement activities during that timeframe. We did not engage in any private placements or any other capital raising activities in the first quarter of 2006 and, therefore, did not incur comparable placement expenses during that quarter.

COST OF WARRANTS GRANTED

         As discussed above under the general heading "Operating Expenses," we incurred a cost of $1,171,644 for the issuance of warrants in the first quarter of 2005 in conjunction with our private placement activities during that timeframe. We did not engage in any private placements or issue any warrants in the first quarter of 2006 and, therefore, did not incur comparable cost for the issuance of warrants during that quarter.

SALARY EXPENSES

         Included in salary expenses for the first quarter of 2006 is a charge of $118,745 in connection with the impact of the implementation of SFAS 123R. This accounting rule requires us, beginning January 1, 2006, to calculate and recognize charges relating to the issuance of stock options. During 2005, we followed the rules prescribed in APB25, which did not require us to charge the profit and loss account for stock option related expenses.

         Salary and salary related expenses increased from $682,652 in the first quarter of 2005 to $787,048 in the first quarter of 2006, representing a 13% increase. If the SFAS 123R related expenses of $118,745 discussed above are excluded from the calculation, salary and salary related expenses in first quarter of 2006 would have amounted to $668,303, representing a 2% decrease as compared to the same period in 2005. This slight decrease in salary expenses is a result of our affirmative efforts to further manage our salary expenses proportionately to our limited revenues. In addition, our salary expenses for both the first quarter of 2006 and 2005 reflect a reduction in the annual salary levels for management level employees that was implemented in November 2004 to reduce expense run rates. As such, our salary expenses for the first quarter of 2006 and 2005 may not be indicative of our future salary expenses due to the fact that we intend to begin restoring annual salary levels for management level employees to what we believe to be more competitive levels once we achieve certain revenue goals.

MARKETING EXPENSES

         Marketing expenses decreased from $118,349 in the first quarter of 2005 to $36,159 in 2006. This $82,190, or 69%, decrease was due to the fact that in the first quarter of 2005 we spent approximately $90,000 on a general advertising campaign and we did not incur a similar expense during the first quarter of 2006..

RESEARCH AND DEVELOPMENT

         Our research and development ("R&D") expenses increased from $120,568 in the first quarter of 2005 to $157,431 in the first quarter of 2006. The main reason for this $36,863, or 31%, increase is that we incurred increased costs for hardware design tools in the first quarter of 2006 due to an increase of the number of tools rented. As a result, our rental cost of design tools increased from $8,000 in the first quarter of 2005 to $37,000 in the first quarter of 2006.

         Our increased cost associated with the rental of design tools was partially offset by a decrease in our cost for setting up a customer service agreement with IBM. During the first quarter of 2005, we paid a charge of $35,000 for the availability of the IBM services for our potential customers and did not incur any similar cost during the first quarter of 2006.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, General and Administrative expenses increased from $446,348 in the first quarter of 2005 to $599,152 in the first quarter of 2006. This $152,804, or 34%, increase resulted from the following expense categories:

         o Bad debt expenses charged in first quarter of 2006 amounted to $47,833 and were zero in the same period of 2005. In November 2005, we billed an amount of $58,833 to a customer in conjunction with the sale of three ER-1010 units. The customer paid an amount of $10,000 but thereafter was not able to make any payments. We continue to work with this customer to receive payment in full; however, various payment schedules agreed upon in the past have not been adhered to.

         o Legal fees increased by $8,192, or 6%, from $142,982 in the first quarter of 2006 compared to $134,790 for the same period in 2005. The reason for this increase is that legal fees charged for securities and corporate legal support increased by approximately $45,000 due to the preparation and filing of our Registration Statement on Form SB-2 during the first quarter of 2006 and the finalization of documentation and securities issuances from our 2005 equity raises. Legal fees relating to patent support also increased by approximately $12,000 in the first quarter of 2006 compared to the first quarter of 2005. In addition, the hourly rates charged by our corporate law firm increased by an approximate 10% as of January 2006. These increases were offset by a $58,000 decrease in litigation related legal fees in the first quarter of 2006 as compared to the first quarter of 2005.

         o Travel expenses in the first quarter of 2006 were $59,601 as compared to $47,487 in the same period of 2005. This $12,114, or 25%, increase in travel expenses is due to a substantial increase in selling activities throughout the United States.

         o Depreciation expense increased from $72,438 in the first quarter of 2005 to $81,651 in the first quarter of 2006. This $9,213, or 12%, increase was caused by an increase in the amount of test equipment required for our lab to address increased testing of evaluation equipment and purchased equipment prior to shipment to customers.

OTHER EXPENSE

         Other expense decreased from $71,098 in the first quarter of 2005 to $25,977 in the first quarter of 2006. This decrease is due to a decrease in our costs associated with outstanding debt. Our outstanding debt decreased from approximately $4.0 million as of March 31, 2005 to approximately $1.2 million as of March 31, 2005. This decrease in outstanding debt resulted almost exclusively from the conversion of convertible bridge notes during the third quarter of 2005.


     YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

         The following table sets forth selected financial data regarding our financial position and operating results for the year ended December 31, 2005 as compared to the year ended December 31, 2004. This data should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.

       RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004,
         COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2005 (IN THOUSANDS)


                                                   December 31,     December 31,
                                                      2004             2005
                                                   -----------      -----------
Net Sales                                          $        54      $       289
Cost of Sales                                               27              120
                                                   -----------      -----------

Gross Profit                                                27              169

Operating expenses
   Consulting Fees                                         715               --
   Finder's Fees                                           986            1,064
   Cost of warrants granted                                120            3,433
   Stock for services (non cash)                        11,209               --
   Salary expense                                        3,032            2,630
   Marketing expense                                       190              349
   Research and Development Costs                        1,167              403
   Selling, general and administrative                   3,075            2,767
                                                   -----------      -----------
Total operating expenses                                20,494           10,646

  Net Other Income (loss)                                 (108)          (2,913)

Loss before Income tax provision                       (20,575)         (13,390)
  Income tax provision                                      --               --
                                                   -----------      -----------
Net loss                                           $   (20,575)     $   (13,390)
                                                   ===========      ===========

NET SALES

         For the fiscal years ended December 31, 2004 and December 31, 2005, we realized only minimal revenues of $54, 040 and $289,236, respectively. The $235,196 increase in revenues between 2004 and 2005 resulted from our sale of 16 ER-1010 units in 2005, as compared to the sale of two ER-1010 units in 2004. Our 2005 sales were made to seven customers in different industries such as education, entertainment, healthcare services and research labs, whereas our sales in 2004 were made to a single customer.

         A majority of our 2005 revenues were earned in the fourth quarter of 2005. During that quarter we realized $155,800 in revenues, a substantial increase over revenues from the first three quarters of 2005, which were $15,000, $96,000 and $22,436, respectively. This increase in revenues in the fourth quarter of 2005 is a result of the sale of eight ER-1010 units to three customers during that quarter, as compared to the sale of a total of eight ER-1010s to three customers during all of the first three quarters of 2005.

         Our flagship product, the ER-1010, is now fully installed at approximately 20 separate locations. Installations at eight of these locations represent products that we have sold to customers. Installations at the other 12 locations represent customers who are evaluating our products, but have not yet made any firm commitment to purchase. We expect that sales of the ER-1010 in fiscal 2006 will increase over fiscal 2005 numbers. In addition, we expect that new products such as our ER-1808 and OR-1048 will contribute to 2006 revenue levels. The OR-1048 became commercially available in March 2006 and we expect that the ER-1808 will be commercially available by mid-2006. We also engaged in discussions with various third parties during the fourth quarter of 2005 regarding the possibility of incorporating our products into the product and service offerings of several large systems integrators, which we believe could result in increased sales in fiscal 2006. However, at this point we are engaged only in preliminary, non-binding discussions and there can be no guarantee that we will be able to secure any relationship with systems integrators.

OPERATING EXPENSES

         In 2005, we took affirmative steps to further manage our expenses proportionately to our limited revenues. Total operating expenses were $10,646,911 for 2005 and $20,494,261 for 2004. The following descriptions detail our total operating expenses by expense category.

         CONSULTING FEES

         We did not incur any consulting related fees in 2005. Of the $715,000 in consulting expenses for 2004, we incurred approximately $553,000 in expenses in conjunction with various consulting contracts regarding treasury and channel management support. The remaining consulting expenses for 2004 totaling approximately $158,000 relates to charges in connection with investment relation services.

         FINDER'S FEES

         Expenses related to finder's fees amounted to $1,064,405 in 2005 and $985,857 in 2004. In both 2005 and 2004 our finder's fee expenses consisted entirely of placement agent fees paid in cash in connection with private placements we have engaged in to raise capital to support our ongoing operations. The variation in placement agent related expenses between these two years results from differences in both the amount of gross proceeds raised through private placements during each year and the percentage of such proceeds that were paid as fees pursuant to our agreements with the placement agents. In 2005, we raised gross proceeds of approximately $9,088,000 through private placements and in 2004 we raised gross proceeds of approximately $9,550,000 through private placements.

         COST OF WARRANTS GRANTED

         In 2005, we issued warrants to purchase shares of our common stock to investors and placement agents in connection with our 2005 private placements. The total charge for these warrants calculated as required by accounting rule EITF 96-13 amounted to 3,432,994. For more details on this charge refer to the table: "Cost of Warrants Granted" under Note 6 to our consolidated financial statements beginning on page F-1 of this prospectus. In 2004, we incurred a charge for the issuance of warrants in the amount of $120,000 in accordance with accounting rule EITF 96-13.

         STOCK FOR SERVICES

         During 2005, we did not issue any of our stock in consideration for services. In 2004, we incurred a $11,209,000 charge for stock issued for services, which resulted in part from our issuance of three million shares of our common stock to our then newly appointed President and Chief Executive Officer as a hiring bonus and 400,000 shares of our common stock to our Chief Financial Officer as a retention incentive bonus. In addition, in 2004 another key employee received 100,000 shares of our common stock as a retention incentive bonus and eight service providers received 2,420,600 shares of our common stock in consideration for various consulting services and other service assistance provided to us. The total charge to stock for services for the foregoing issuances of our common stock in 2004 was approximately $9.3 million. The remaining 2004 charge to stock for services in the amount of approximately $1.9 million related to stock issued to certain shareholders in consideration for them entering into a "lock up" agreement in conjunction with one of our 2004 private placements, and stock issued for services in conjunction with agreements that terminated in 2003, but were charged to 2004. All of the aforementioned consulting agreements and other stock for service agreements were terminated on or before December 31, 2004.

         SALARY EXPENSES

         Salary expenses decreased from $3,032,000 in 2004 to $2,630,000 in 2005, a 13.3% decrease. The primary reason for this decrease is that we lowered annual salary levels for management level employees by an aggregate of $235,000 for 2005 in order to reduce expense run rates. The remaining decrease of approximately $170,000 was caused by a decrease in the average salary for non-management employees. However, these 2005 salary expenses may not be indicative of our future salary expenses due to the fact that we intend to begin restoring annual salary levels for management level employees to what we believe to be more competitive levels once we achieve certain revenue goals.

         MARKETING EXPENSES

         Marketing expenses increased from $189,843 in 2004 to $349,310 in 2005. This 82% increase reflects our increased emphasis on attempting to generate products sales in 2005 and consists of increased advertising expenses, increased exhibition attendance costs and the production of a greater amount promotional materials in 2005 as compared to 2004. In addition, we charged $81,000 in 2005 to marketing expenses in connection with the write-off of equipment used for promoting our products.

         RESEARCH AND DEVELOPMENT

         The amount we spent on research and development ("R&D") was $403,057 in 2005 and $1,167,068 in 2004. This 65% decrease is attributable in part to a major expense reduction in our parts consumption and scrap expenses, which amounted to $450,000 in 2004 compared to $150,000 in 2005. This expense reduction was possible because a major portion of our hardware design activities had been finalized in 2004. Another effect of the reduction in hardware design activities towards the end of 2004 and continuing throughout 2005 was our reduced need for the use of design tools, resulting in a decrease in expenses for design tools from $228,000 in 2004 to $103,000 in 2005. In addition, costs associated with industrial design and software design amounting to approximately $205,000 in 2004 were reduced to $15,000 in 2005.

         SELLING, GENERAL AND ADMINISTRATIVE

         Selling, General and Administrative ("SG&A") expenses decreased from $3,075,302 in 2004 to $2,766,716 in 2005, a 10% decrease. Our decreases in SG&A expenses in 2005 as compared to 2004 consist of IT support services expenses, which decreased from $94,000 in 2004 to $50,000 in 2005; and our legal fees, which decreased from $578,000 in 2004 to $469,000 in 2005, mainly as a result of our settlement of legal proceedings in late 2004 and early 2005. In addition, in 2004 we incurred $770,000 in SG&A expenses in conjunction with the settlement of legal proceedings and did not incur a similar expense in 2005. These decreases in SG&A expenses in 2005 were offset to some extent by SG&A categories that increased in 2005 as compared to 2004. The significant increases in SG&A expense categories in 2005 were depreciation expenses, which increased from $180,000 in 2004 to $316,000 in 2005, mainly in connection with an increase in our purchase of test equipment resulting in a higher charge for depreciation; travel expenses, which increased from $189,000 in 2004 to $232,000 in 2005 in connection with increased selling activities; recruiting expenses, which increased from $112,000 in 2004 to $162,000 in 2005 because of increased use of outside recruiters; and the cost of attending conferences, which increased from $2,000 in 2004 to $105,000 in 2005 due to our increased attendance at sales and finance related conferences. We also charged approximately $211,000 to selling expenses in 2005 in connection with a provision for inventory in the possession of third parties, and we did not incur a similar charge in 2004.

         OTHER INCOME/ (LOSS)

         Other expenses increased substantially to $2,912,965 in 2005 as compared with $107,433 in 2004. The primary reason for this increase is that we incurred a charge of $2,652,000 as prescribed under paragraph 13 of accounting rule EITF 98-5 in connection with the conversion of our 10% Notes and 8% Notes in 2005 (as described below under the caption "Liquidity and Capital Resources" and the table "Cost Associated with Convertible Debt" under Note 6 to our consolidated financial statements beginning on page F-1 of this prospectus). We did not incur a similar expense in 2004 as the terms of the 10% Notes were amended during that year, increasing the number of warrants to be issued in conjunction with the 10% Notes and decreasing the exercise price of such warrants. It was further agreed that the 10% Notes would only convert after the contingency of a $4,000,000 financing was achieved and, therefore, the cost of the conversion of the 10% Notes was charged fully in 2005. In addition, interest expense on our bridge loan debt was $247,756 in 2005, as compared to $102,172 in 2004. This $145,584 increase in bridge loan interest expense in 2005 over 2004 reflects our increased outstanding bridge loan debt between those periods, which averaged $4,045,200 in 2005 and $1,214,290 in 2004. However, as a result of the conversion of our 10% Notes and 8% Notes, our outstanding bridge loan debt as of April 7, 2006 was $1,214,290. The remaining amount included in interest expense of $15,988 in 2005 and $12,942 in 2004 relates to "other interest" paid.

LIQUIDITY AND CAPITAL RESOURCES


         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2005, 2004 and 2003. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this prospectus, the cautionary statements included in the "Risk Factors" section under Item 1 of this prospectus, and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us.

         For the years ended December 31, 2004 and 2005, we sustained net losses of $20,574,984 and $13,390,940, respectively. Since our inception, including the three months ended March 31, 2006, we have realized negligible revenues and have financed our operations almost exclusively from cash on hand raised through the sale of our securities and borrowings. As of March 31, 2006, we had working capital of $1,639,132. Our management has attempted and continues to attempt to address these financial conditions by seeking additional debt and equity financing to fund our continuing operations, as more fully described below. However, we anticipate that additional capital must be raised to fund operations through fiscal year 2006 and there can be no assurance that sufficient revenues will be generated thereafter to fund our operating requirements. We currently have no commitments for any additional financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.


December 2003 - April 2004 Convertible Loans
--------------------------------------------

         During the period between December 2003 through April 2004, we obtained convertible loans totaling $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of our common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If not previously voluntarily converted, the total amount of principal and accrued but unpaid interest thereunder shall automatically convert into shares of our common stock at a conversion rate of $3.50 per share on April 15, 2007.

April 2004 Financing
--------------------

         In April 2004, we closed an equity based financing for gross proceeds of $5,600,000. The financing involved the purchase of 3,200,000 shares of our common stock, 3,200,000 Series A Warrants and 3,200,000 Series B Warrants. The Series A Warrants expired on September 30, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $2.03 per share as of April 7, 2006.

June 2004 Financing
-------------------

         In June 2004, we closed an equity based financing for gross proceeds of $1,750,000. The financing involved the purchase of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock. The Series C Warrants expire 60 days after the effective date of the registration statement of which this prospectus is a part. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

10% Convertible Bridge Notes
----------------------------

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc. (a NASD-registered broker-dealer) ("Burnham Hill"), who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these notes, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock or other equity-based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"). However, for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion following a 10% Note Qualified Financing, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

         As of the August 25, 2005 closing of our 2005 Private Placement of "units" (described below under the caption "2005 Private Placement of Common Stock and Warrants") we had raised total gross proceeds of $3,558,500 through the 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described below under the heading "8% Convertible Bridge Notes"), we secured additional private debt financing in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, our aggregate gross proceeds were $4,158,500. As a result, we achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

         As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of our 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase our common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions set forth in the Series G-BH Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share.

         In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants have an exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10% Note issuance date. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions set forth in the Series E Warrants are met, 50% of the Series E Warrants are callable by us during the first two years after their respective date of issuance, and 100% of the Series E Warrants are callable by us thereafter.

         We also issued 602,393 Series J placement agent warrants to designees of Burnham Hill for placement agent services provided in conjunction with the 10% Note financing. The Series J Warrants have an exercise price of $0.50 per shares of common stock and expire August 25, 2010.

8% Convertible Bridge Notes
---------------------------

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of $600,000. Our net proceeds were $528,000 after the payment of a 12% placement agent fee to Brookstreet Securities Corporation (a

NASD-registered broker-dealer), who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of our common stock if we raised at least $3,000,000 in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

         As of the July 15, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $2,416,000 through the 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, we achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

         As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of our common stock.

         We also issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

2005 Private Placement of Common Stock and Warrants
---------------------------------------------------

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions set forth in the Series G Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction.

         In addition, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

April 2006 Loan Agreement
-------------------------

         On April 28, 2006, we, along with our wholly-owned subsidiary Raptor Networks Technology, Inc., a California corporation, entered into a senior loan agreement whereby we may borrow up to the following amounts:

         o initially, an amount equal to the aggregate of 80% of our eligible accounts receivable plus 35% of the value of our eligible inventory, which aggregate amount shall not exceed $350,000;

         o an additional $250,000 upon the occurrence of all of the following events: (i) the registration statement of which this prospectus is a part being declared effective by the SEC, or at least six months having past since the November 22, 2005 final closing of our 2005 Private Placement, (ii) the approval by our stockholders of an increase in our authorized common stock (which increase will be presented to our stockholders for approval at the next annual meeting of our stockholders scheduled to be held on May 31, 2006), and (iii) our entering into a strategic alliance arrangement with Nortel Government Solutions (which was entered into on May 1, 2006); and

         o an additional $500,000 upon our entering into an agreement with a lead investor in conjunction with a future equity raise of at least $5,000,000.

         The loan is structured as a non-amortizing revolving loan. The outstanding daily balance of the loan bears interest at a floating rate per annum equal to the greater of (i) prime rate plus 4% or (ii) 11.75%. We shall pay interest on the outstanding loan balance on the first day of each calendar month for so long as any loan balance is outstanding. The entire outstanding loan balance and all outstanding interest thereon shall be due and payable in full on the earlier of (i) July 31, 2006 or (ii) upon the our raising at least $5,000,000 through the sale or issuance of our equity securities. We may at any time prepay the outstanding loan balance, in whole or in part, without penalty. We are required to establish a lockbox account controlled by the collateral agent, shall cause all amounts owing to us to be paid into such lockbox and, during an event of default, the collateral agent shall be entitled to direct any amounts paid into the lockbox toward outstanding loan amounts.

         The loan is secured by a first priority security interest in collateral consisting of substantially all of our and our subsidiary's assets, including accounts receivable, inventory, equipment, intellectual property, contract rights, cash and deposits. The loan documents contain customary representations, warranties, covenants and events of default. In addition to other rights and remedies of the collateral agent and the lenders set forth in the loan documents, upon an event of default all amounts owing by us may be accelerated and become immediately due and payable and the collateral agent may seize and dispose of the collateral. During an event of default, the loan shall bear interest at a rate of 18% per annum.

         The foregoing capital raises during fiscal years ended December 31, 2004 and 2005 and during the beginning of 2006 have enabled us to further enhance and stabilize product performance, reduce the cost of manufacturing by redesign, build an inventory of finished products and generate a certain level of interest in the marketplace. However, we anticipate that additional capital must be raised to fund operations through fiscal year 2006 and there can be no assurance that sufficient revenues will be generated thereafter to fund our operating requirements. We currently have no commitments for any additional financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.

         The descriptions of the agreements discussed above are qualified by reference to the complete text of those agreements. However, the representations, warranties, covenants and other provisions of those agreements are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

CAPITAL EXPENDITURES

         For the years ended December 31, 2004 and 2005 we incurred $652,372 and $133,601 in capital expenditures for property and equipment, respectively. Capital expenditures during 2004 were mostly related to furniture and fixtures and leasehold improvements for our corporate headquarters while in 2005 capital expenditures related mostly to testing equipment.

         On August 1, 2004 we entered into a lease agreement for our corporate headquarters located in Santa Ana, California. The monthly base rent as of April 7, 2006 is $17,232.90 and the lease will expire on July 31, 2007.

CONTRACT OBLIGATIONS

         The following table outlines payments due under our significant contractual obligations over the next three years, exclusive of interest:


CONTRACT OBLIGATIONS(1)                              PAYMENT DUE BY PERIOD
-----------------------                              ---------------------
AS OF MARCH 31, 2006                       TOTAL        2006         2007      AFTER 2007
------------------------------------    ----------   ----------   ----------   ----------
Short Term Debt                         $       --   $       --   $       --   $       --
Long Term Debt(2)                        1,214,290           --    1,214,290           --
Operating Leases                           340,723      237,835       96,548        6,340
                                        ----------   ----------   ----------   ----------
Total Contractual Cash Obligations      $1,555,013   $  237,835   $1,310,838   $    6,340
                                        ==========   ==========   ==========   ==========

---------------
(1) The above table outlines our obligations as of March 31, 2006 and does not reflect any changes in our obligations that have occurred after that date.

(2) Long term debt consists of three loans that were obtained in the period December 2003-April 2004 for a total amount of $1,214,290. These loans are convertible into shares of our common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into common stock at a rate of $3.50 per share on April 15, 2007.

                                    BUSINESS

OVERVIEW

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the U. S. Securities and Exchange Commission ("SEC" or "Commission"), but generated minimal revenues from these operations. On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary.

         Upon the completion of this acquisition transaction, we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry. Since that time, our focus has been to design, produce and sell standards-based, proprietary high-speed network switching technologies. Our "distributed network switching technology" allows users to upgrade their traditional networks with our switches to allow for more efficient management of high-bandwidth applications. The implementation of our products in a user's network provides increased speed and greater capacity and, we believe, a cost-effective alternative to existing switching and routing technologies.

         We have designed a family of modular network switch products branded the "Ether-Raptor" line, which consist of core and edge switch products that operate together in a unique and highly efficient manner. In a sharp departure from traditional, centralized chassis-based switch architectures that were originally designed to handle latency (a time delay in the transfer of data) insensitive traffic such as email and block data transfers, we have developed the ability to "bind" physically separated network switches into a common "virtual chassis," creating the ability for a single network switch to exist in multiple locations at distances spanning over 1,000 kilometers and to transport data over that network at very high speeds. This functionality is essential to new high-bandwidth applications such as Voice over Internet Protocol ("VoIP"), streaming video, Internet Protocol Television ("IPTV") and high speed digital access, none of which existed when traditional chassis-based network switch designs were created. We believe that our Ether-Raptor architecture and associated products may redefine the manner in which data distribution occurs for service providers offering VOIP, streaming video, IPTV and other high-bandwidth applications. Due to the full, open-standards compatibility of our Ether-Raptor product line, our network switches have nearly universal applicability on legacy as well as newly installed Ethernet networks where speed, high bandwidth, redundancy and high reliability are essential.

         We believe the unique features of us and our products can best be summarized as follows:

         o we were first to market with "distributed common core fabric," a network switch technology that eliminates dependency on complex and costly chassis products;

         o    our simplified architectures improve redundancy and resiliency;

         o the reduced complexity, tighter hardware integration, and common components (including common software components) of our products provides users the opportunity for economies of scale and reduced costs;

         o the open standards of our products provide for compatibility with legacy products;

         o our products' low transport latency can support emerging converged video, voice and data applications without sacrificing Quality-of-Service; and

         o the Layer 2-7 Classification of our products provides full feature sets across a user's network.

         We remain an early stage technology company and, commencing with our inception, have operated, and are now operating, at a significant loss. While we have seen minimal quarter over quarter revenue growth, we have realized negligible revenues. Although our management is optimistic with regard to prospective business, there can be no assurance that we will not encounter unforeseen and unanticipated obstacles to near-term revenue or ultimately achieving profitability.

         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com. Our Code of Ethics, Audit Committee Charter, Nominating and Governance Committee Charter, and Compensation Committee Charter may be found on our website at the Internet address set forth above. Our filings with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC's web site address is www.sec.gov.

INDUSTRY BACKGROUND

         Distributed computing and accelerating use of the Internet for information access as well as communication have driven an exponential expansion in the use of internetworking for more than thirty years. Most of today's networks were engineered based upon standards and technology optimized for handling a single data type - character data, which was previously the prevalent form of data. However, today's sophisticated applications often require multiple data types with speed and bandwidth requirements so high that prevailing network technology is simply not up to the task. Often times the system upgrades required to support these new applications is not cost justifiable, thereby slowing the rate of adoption and utilization of advanced network applications.

         New applications such as video on demand, remote synchronous data storage mirroring, global server clustering, business continuity, disaster recovery and distance collaboration are just a few of the high-bandwidth network applications that can have great value to an enterprise embracing them. However, the cost to replace or upgrade existing networks with the requisite efficient, high-bandwidth infrastructure to support these new applications is, in many cases, financially prohibitive. For example, a typical chassis-based upgrade, the type of which is offered by some of our competitors, involves replacing the power supplies, management units, backplane, fan trays and interconnect blades in the unit being upgraded. It is not unusual for the upgrade to cost as much or more than the original machine.

OUR STRATEGY

         Our answer to this significant barrier to the adoption of high-bandwidth (full 10 Gigabit) networking is the introduction of next-generation networking products that are fundamentally less complex, more architecturally flexible, compatible with legacy products, and faster than traditional chassis-based alternatives. We believe that being in a position to offer customers a low cost-of-entry network alternative will ultimately allow us to achieve success in the network switch market.

         The core philosophy underlying our technological approach is to strive to do at Layer 2 (the Data Link Layer) in hardware what traditional network switch architectures require Layer 3 protocols (the Network Layer) in software to achieve. Our "distributed switch fabric" approach provides a means to achieve seamless and coherent peer-to-peer communication between physically separated switches at Layer 2. The result is, effectively, a single network switch consisting of a cluster of standalone, high-performance blades physically separated from one another by up to 80 kilometers per hop. This flexibility permits the use of unique network topologies that allow for highly-robust, super-redundant networks to be designed and implemented that provide data transport at wire-speed (the maximum speed at which the equipment is built to operate) with the versatility to run the new latency-sensitive data applications (such as VoIP or streaming video) at a cost-effective price without sacrificing quality.

         The ultimate goal in networking is to maximize effective transport bandwidth without sacrificing quality. In our architecture, Quality-of-Service is maintained by providing for intelligent management of the different data types traveling from the same source to the same destination. Latency variations caused by heavy traffic can be devastating to certain data types and applications. In traditional centralized architectures, latency problems are resolved with the costly deployment of dedicated parallel networks, increasing system complexity and hampering system scalability. Our technology optimizes the handling of all data packets on a single, common network by monitoring and differentiating between data types and adjusting transport parameters accordingly, thus assuring low latency on common transport paths.

         Our proprietary Raptor Adaptive Switch Technology ("RAST") provides an innovative new way to connect local and wide area networks, allowing users new options in the way they design their distribution networks. Simply stated, RAST allows discrete network elements, separated in distance by as much as 1,000 kilometers, to "bind" into a common "virtual switch," providing for ultra-fast Layer 2 transport across those distances. Compatible with existing open standards legacy products, RAST allows customers to add significant capability to converge voice, video, and all data types on to their existing network without the need for expensive, end-to-end upgrades. RAST also allows highly resilient networks to be created at lower costs, both in terms of initial capital expenditure and ongoing operating costs, than traditional legacy chassis-based systems. Because RAST allows virtually any network size and topology to be engineered from our common "building block" switches, the cost of adoption, as well as the cost of support, is minimized.

         One of the most difficult data types for networks to handle is VoIP. By optimizing the handling of all data packet types on a given network, treating them as though they were all video data, our architecture enables the construction of true wire-speed networks and achieves multiple objectives for the user community. First, it allows for voice, video, storage, and other sophisticated applications that can improve operations and establish new revenue streams. Second, it augments, rather than replaces, the existing internetworking infrastructure already in place, leveraging the user's existing capital investment and minimizing the incremental capital outlay required to support these new applications.

         Beginning in late 2004 and continuing throughout 2005, we placed evaluation units with high-potential launch customers and continue to work on converting these evaluations into sales. In 2005, we had sales to clients in the scientific research community and to budget-constrained customers upgrading their legacy networks. Opportunities with potential end-user and systems integration customers continue to progress and we are in ongoing discussions with target clients for whom we might serve as an original equipment manufacturer (OEM). However, due to longer selling cycles than anticipated, our efforts have not yet resulted in significant sales. Taking into account the price and performance value of our technologies, we believe that OEM business, private labeling, and licensing may in the future be a potential source of revenues, in addition to our current efforts to secure direct product sales to end-users and integration customers.

         Based on positive feedback from some of our customers and target clients, we believe that our product line and architectural approach is gaining acceptance from these users. Several customers that have placed our equipment into operational service have indicated that our unique products provide stable, high-performance connectivity at an affordable value.

         We remain an early stage technology company and, commencing with our inception, have operated, and are now operating, at a significant loss. While we have seen minimal revenue growth, we have realized negligible revenues. Although our management is optimistic with regard to prospective business, there can be no assurance that we will not encounter unforeseen and unanticipated obstacles to near term revenue or ultimately achieving profitability.

OUR PRODUCTS

         Our products include two core switches: the Ether-Raptor-1010 ("ER-1010"), which is a combination 1Gb/GbE and 10 Gb/GbE switch, and the Ether-Raptor-1808 ("ER-1808"), which is a pure 10GbE switch. We also offer a pure edge switch, the Ovi-Raptor-1048 ("OR-1048"), which was added to allow us to offer an end-to-end solution in new systems integration projects. All of our products are based upon a common family of merchant silicon and embedded software.

         ER-1010 & ER-1808
         -----------------

         Our ER-1010 1Gb/GbE and 10Gb/GbE network switch and ER-1808 10Gb/GbE network switch significantly reduce the cost of adoption of ten gigabit networking by allowing for the construction of an entire network from a series of our common, high performance "building blocks." The ER-1010 consists of 24 ports of 1Gb/GbE and six ports of 10Gb/GbE. The ER-1808 consists of eight ports of 10Gb/GbE. Both the ER-1010 and the ER-1808 are built in a 1U high, self-powered, self-managed enclosure. Unlike the large and complex chassis-based switches from which they evolved, our network switches are physically placed near the devices or clients they serve. When these switches are then subsequently connected together, either over copper or fiber links, they collectively "bind" into a single "virtual" network switch. This patent-pending "distributed virtual switch" architecture scales linearly, reduces inter-network disconnects and moves data at very high speeds. Because the topology consists of a collection of self-managed, interconnected building blocks of identical composition, the architecture of the ER-1010 and the ER-1808 improves redundancy, keeps latency very low across broad distances, allows for simpler management, and is priced significantly lower than chassis-based alternatives.

         OR-1048
         -------

         The OR-1048 is a 48-port 1GbE edge switch with two 10GbE or four 1GbE uplinks. The OR-1048's standard features include comprehensive management functions and Web management.

MARKET TRENDS AND OUR RESPONSE

         We believe that the Ethernet switching and routing market appears to be poised for growth. According to the 2005 Ethernet Switch Five Year Forecast Report, published by the research firm the Dell'Oro Group, the Ethernet switch market is expected to grow steadily over the next five years. In addition, the Dell'Oro Group has projected that 10-Gigabit Ethernet switch port shipments will double in each of 2005, 2006, and 2007. Although 10-Gigabit Ethernet port shipments are expected to double in each of these years, revenues may grow at a slower rate due to pricing pressures from increased competition, particularly from offshore competitors, and rapid technological change.

         We see two business drivers that are pacing the growth and viability of any network switching company in today's marketplace: (1) the presence of a leader in the industry who commands in excess of 75% market share, and (2) the market entry of low cost replicas of the market leader's products, largely from Far East competitors. We believe that the key to success for any network switching company is to successfully compete with the market leader in the developed world, while addressing the availability of low cost replica products in the developing world.

         We believe our solution is unique with respect to both of these challenges. Our patent-pending distributed network architecture is significantly less expensive and more efficient than the products offered by our competitors, which allows us to compete with the industry leader on performance, while simultaneously competing with the low cost replica products on price. Given the advantages of our products, we believe that the most significant impediment to our success is developing brand awareness and acceptance of the quality and technological features of our products. For this reason, we have pursued and continue to pursue OEM partnerships with companies having well established channels to market and competitively undifferentiated networking products.

         The key architectural driver we see in the current marketplace is the conflict between the desire for new features, such as network security, and the need for increased speed to handle latency-sensitive applications such as VoIP, streaming video and other high-bandwidth applications. However, increased speed demands that network transport occur at Layer 2, yet the function of inline network security and similar functions occur at Layer 3 or 4, and the two cannot both be met by current technologies. Customers must choose between the speed of Layer 2 transport networks or the functionality, such as security, offered by slower Layer 3 and Layer 4 transport. We believe that the market's requirement for speed outweighs the benefits of additional functionality and we have designed our products to operate at wire-speed, rather than adding functionalities that would impede the speed and efficiency by which our products transport data.

         The importance of network transport speed is illustrated by the emerging applications of VoIP, streaming video, IPTV and high speed digital access, referred to as "triple play" service offering due to their high sensitivity to time delays in the network over which they operate. Users have discovered that VoIP on traditional networks, which were originally designed to handle uncomplicated traffic such as email and simple data transfers, suffers from poor voice quality and, under heavy network load, can cease to function entirely. These problems can be even more pronounced when running IPTV on traditional networks. The fundamental cause of these problems is that the latencies inherent in traditional centralized networks are incongruent with the speed requirements of these "triple play" applications. It was a desire to create a practical, cost-effective solution to these problems that drove the creation of our distributed network architecture, which provides for seamless, Layer 2 transport at wire-speed over significant distances.

         Internet Protocol version 6 ("IPv6") is another emerging standard feeding the tension between a need for high transport speed and the desire for new functionality. Interest in and adoption of IPv6 is gaining momentum in international markets, and the U.S. Federal Government has made IPv6 a requirement for its upcoming procurements in the next several years. However, we believe the widespread adoption of IPv6 in the U.S. commercial sector is likely to take several years. Given that our primary focus is to offer products with ultra-high speed transport, while we are currently capable of implementing full IPv6 software in our products, we have elected not to do so at this time because it would result in slower network transport performance. Instead, our products are configured as protocol agnostic transport pipes operating at wire speed that seamlessly pass IPv6 traffic. At such time as IPv6 functionality is fully implemented in hardware rather than in software, we intend to design, develop and offer fully compliant IPv6 switch products that operate at wire-speed.

         Security is another Layer 3 or Layer 4 function generating great interest in today's marketplace. We have recognized that network security is a major concern for many customers and have incorporated several major security features into our systems. These include IEEE 802.1X support with Radius authentication, Layer 2 ACLs and MAC filters, and Layer 3 and 4 ACLs. More unique, however, is the fact that our distributed fabric technology, RAST, is inherently more secure from monitoring because it is a unique and unrecognizable protocol to those attempting to breach the network fabric from outside the network. We consider our products among the most secure on the market today, but plan to continuously evaluate the possible addition of new security functions so long as such additions do not compromise the wire-speed performance of our products.

RESEARCH AND DEVELOPMENT

         We commenced our transition into the data network switching industry in October 2003. From October 2003 until early 2005, we worked to develop our first flagship product, the ER-1010, and made progress toward the development of our second product, the ER-1808. By the end of the third quarter of 2004, our design team had finalized the design work on a fiber based RAST card. This card enables all of our network switching systems employed in a network connected through fiber to work as one system, even if such systems are located up to 80 kilometers apart. In September and October 2004, we developed a 10-Gige-fiber card, which enables our systems to communicate with other brands of network switches. During 2005, our research and development resources were mainly focused on adding features to the ER-1010, such as Data Management Software (software enabling analysis of data flows handled by the ER-1010) and other enriching functions. Throughout 2005, substantial testing of the ER-1010 was carried out internally for the purpose of ensuring that product features worked as expected and extensive external testing was conducted to validate the quality of our products. Toward the end of 2005, the development of the ER-1808 was to a large extent finalized and we began the testing of a new edge switch, the OR-1048. In the fourth quarter of 2005 certain parts of the ER-1010 were upgraded, including the design of a dual power supply to replace the existing single power supply, the replacement of certain cables to reduce manufacturing costs, and an upgrade to a more powerful processor. We also made significant progress in 2005 debugging software included in the ER-1010, resulting in substantial improvement of the ER-1010's performance in terms of reduced failover time, increased stacking possibilities, and smooth running of jumbo frames.


         During first quarter of 2006, we started the development on improving the control plane in the ER-1010, thereby increasing memory and processing power. We also added resiliency features resulting in an improvement of failover time, making our product more suitable for high-availability applications, and continued to improve software features resulting in increased functionality.


         None of our research and development to date has been customer specific, therefore we have not billed any of our customers for non-recurring engineering or other research and development expenses. In the future, we expect that there may be periodic opportunities to engage in customer specific projects for which we can bill a portion of our research and development expenses to such customers.


         It is expected that in the remainder of 2006 our engineering team will finalize our ER-1010 upgrading activities, and begin the design of additional products and product features.


SALES AND MARKETING

         We market and sell our products to customers through a combination of direct sales to end users and sales through resellers. Our sales offices are located at our principal headquarters in Santa Ana, California and we have sales employees in California, Georgia and Virginia. In addition, we have finder's fee agreements in place with a number of independent third parties to facilitate the sale of our products.

         We anticipate that original equipment manufacturers (OEMs) may eventually constitute another important sales channel. Potential OEMs may include our product in their offerings to end users and system integrators. While we are currently pursuing multiple OEM relationships, at this time, none have been secured and there can be no guarantee that we will succeed in securing such relationships.

COMPETITION

         We believe the key competitive factors in today's network switching market are, in order of priority: price, speed, capacity and compatibility with legacy products. We intend to become competitive by offering products that offer unique wire-speed performance at a price that cannot be meet by today's legacy alternative networks. We seek to gain and expand a market presence through aggressive marketing and sales efforts. However, our market continues to evolve and we may not be able to compete successfully against current and future competitors.

         We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in our industry and several of its products compete directly with our products. We also compete with Extreme Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Alcatel, among others. Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and can be expected to react strongly to our marketing efforts.

         In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to stave off a potential successful market launch by our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.

         Competitive pressures and other factors, such as new product or new technology introductions by us or our competitors, may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition. In addition, there can be no assurance that our products and services will achieve broad market acceptance or will successfully compete with other products targeting the same customers.

MANUFACTURING AND SUPPLIERS

         Our success will depend on partnerships in both technology and related support. Our primary technology provider is Broadcom Corporation. Broadcom's 10 Gigabit Ethernet, Gigabit Ethernet and fast Ethernet transceivers provide the Ethernet and 10Gigabit switching fabric in our distributed architecture. Another major supplier is Tyco Corporation, which supplies PCB fabrication, optical components and PCB design and analyses support. Our operating system is based on WindRiver's VxWorks, which is widely used throughout the information technology industry.

         All of our manufacturing activities have been outsourced to Express Manufacturing Inc. ("EMI"), a subcontractor located in the same vicinity as our principal headquarters. EMI is owned and controlled by the in-laws of our director Albert Wong. We entered into a manufacturing agreement with EMI in November 2003, six months prior to Mr. Wong joining our Board of Directors. The agreement has never been modified or amended. We do not have any minimum purchase requirements under the agreement and the agreement does not create an exclusive relationship between us and EMI. The term of the agreement is one year, which automatically renews on an annual basis unless earlier terminated pursuant to terms of the agreement. The agreement may be terminated for convenience by either party upon providing the other party 180 days' prior written notice or by the non-defaulting party in an event of default. Prices are quoted to us by EMI on an order-by-order basis. We are required to provide EMI firm purchase orders at least 90 days prior to the scheduled delivery date. The prices quoted to us by EMI may be adjusted up or down subsequent to us submitting a firm purchase order based on a number of factors, including without limitation rescheduling, cancellations, engineering changes, specification changes and the cost of required supplies and materials. The costs charged to us by EMI may also increase if we provide EMI less than the required 90-day lead time. Payment terms are net 30 days after our receipt of an order.

         EMI's manufacturing activities for us consist of the insertion of chips on our printed circuit boards, testing of our equipment and final assembly of our products. We store our high-cost inventory at our principal headquarters and supply it to EMI as needed to meet our orders. Our low-cost inventory (such as component parts) are stored at EMI's warehouse at no additional cost to us so long as we continue to utilize EMI as our manufacturer. We currently conduct final systems testing at our principal headquarters, but we anticipate that this responsibility will be transferred to EMI sometime during 2006.

         All price quotes received by us from EMI must be reviewed and approved by both our operations department and financing department prior to us placing any firm purchase order with EMI. Our management and operations team believe, based on their industry experience, that the prices quoted and charged to us by EMI are competitive within the industry given our low order quantities. We also engage in comparative manufacturing pricing analysis from time to time to ensure EMI's price quotes are in line with current market rates. We have no reason to believe that Mr. Wong's relationship with EMI has resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services.

         We utilize "best in class" providers of merchant silicon, embedded software, production circuit boards, and loss-free interconnects to craft our switch products. No extraordinary investments in custom ASICs, software or infrastructure was required to engineer our family of products. In furtherance of our dedication to cost consciousness, in August 2004 we relocated our operations to a Federal Empowerment Zone and local enterprise zone, directly between EMI, our contract manufacturer, and Broadcom, our merchant silicon provider, in order minimize facility costs and speed the design-to-production transition of new silicon switching innovations.

EMPLOYEES

         As of April 7, 2006, we had 20 employees. None of our employees are a party to any collective bargaining agreements with us. We consider our relations with our employees to be good.

PATENTS, TRADEMARKS, AND LICENSING AGREEMENTS

         We have filed a broad aspect patent for Ethernet Distributed Switch Fabrics, which is currently in the application process. This patent describes in detail the processes required to create an Ethernet distributed switch fabric and is intended to protect the broad concept of the switch fabric. The Ethernet Distributed Switch Fabrics patent application has been filed for United States and worldwide (PCT) protection.

         While we believe that our use of the technology encompassed in the Ethernet Distributed Switch Fabrics patent application is neither infringed upon by any third party, nor infringes on any prior art of any third party, we are unable to assess the validity, scope, or defensibility of our patent application, and any challenge to or claim of infringement relating to the patent application could materially and adversely affect our business and results of operations.

         We have not entered into any licensing or franchising agreements for revenue generating purposes.

ORGANIZATION

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the SEC, but generated minimal revenues from these operations. On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary (the "Raptor Acquisition").

         Immediately prior to the Raptor Acquisition, we had 4,034,000 shares of common stock issued and outstanding. Of those shares, 3,000,000 were "restricted securities," as defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended ("Securities Act"), held by our founder, Tina Bogani, who was our sole officer and director immediately prior to the Raptor Acquisition. The remaining 1,034,000 shares were sold and issued by us pursuant to our Registration Statement on Form SB-2 filed with the Commission on May 22, 2002 (Registration No. 333-74846) and were held by approximately 25 holders as of the Raptor Acquisition.

         Raptor was organized under the laws of the State of California on July 24, 2003. At the time of the Raptor Acquisition, Raptor was a start-up, development stage company working on the design and development of data network switching technologies based on the pre-incorporation design efforts of its founders. Immediately prior to the Raptor Acquisition, Raptor had 19,161,256 shares of its common stock issued and outstanding, all of which were "restricted securities" as defined under Rule 144. Of those shares, 10,000,000 were held by Raptor's three founders in the following amounts: Lyle Pearson, 4,000,000 shares; Eddie Hoffman, 3,000,000 shares; and Ananda Perera, 3,000,000. The remaining 9,161,256 shares were issued to private investors and service providers in reliance upon the exemption from registration available under
Section 4(2) of the Securities Act, among others, as transactions not involving a public offering, and were held by approximately 32 holders as of the Raptor Acquisition.

         The Raptor Acquisition was structured as a share-for-share exchange whereby we issued to Raptor's shareholders, on a one-for-one basis, an aggregate of 19,161,256 shares of our authorized but previously unissued common stock in exchange for the 19,161,256 shares of Raptor common stock collectively held by them. As a material term of the Raptor Acquisition, we redeemed the 3,000,000 shares of our common stock held by Tina Bogani in consideration for us transferring to Ms. Bogani all of the assets held by us immediately prior to the Raptor Acquisition. As a result of these transactions, Raptor became our wholly-owned subsidiary, with the former shareholders of Raptor owning 19,161,256, or 94.9%, of our issued and outstanding common stock.

         Concurrently with the Raptor Acquisition, Tina Bogani appointed Raptor's directors, Lyle Pearson and Edwin Hoffman, as our directors and, immediately thereafter, Ms. Bogani resigned as our officer and director. Concurrently with Ms. Bogani's resignation, Lyle Pearson and Edwin Hoffman, in their capacity as directors, appointed the officers of Raptor as our officers as follows: Lyle Pearson, President and Chief Executive Officer; Edwin Hoffman, Vice President and Chief Technical Officer; Ananda Perera, Vice President of Engineering; and Bob van Leyen, Chief Financial Officer.

         As of the date of the Raptor Acquisition, both we and Raptor were start-up, development stage companies and had each realized negligible revenues. We are unable to locate any documentation or other information regarding how the value of our common stock or Raptor's common stock was calculated in determining that the stock be exchanged on a one-for-one basis in the Raptor Acquisition. In addition, there was no public market for either our or Raptor's stock at the time of the Raptor Acquisition on which to base such an evaluation. We have no reason to believe the Raptor Acquisition was not an arms-length transaction or that the terms of the Raptor Acquisition were not reasonable at the time the transactions were entered into. However, we can provide no assurance that our common stock or Raptor's common stock was not over-valued or under-valued in the Raptor Acquisition.

         Based on our review of the Raptor Acquisition documentation, our discussions with Edwin Hoffman, Ananda Perera and Bob van Leyen (each of which was an officer of Raptor as of the date of the Raptor Acquisition), and our communications with various other parties related to the Raptor Acquisition, we believe that the Raptor Acquisition was planned and structured for the most part by our former CEO and President, Lyle Pearson, while he was CEO and President of Raptor prior to the Raptor Acquisition.

         Mr. Pearson resigned as our officer and director on March 12, 2004, however, we were able to contact Mr. Pearson to confirm certain details surrounding the Raptor Acquisition as follows: Mr. Pearson informed us that his actions in conjunction with the Raptor Acquisition were based on advice he received from one of the early investors in Raptor, Mr. Mirco Teta. Mr. Teta, who we are informed later deceased in 2005, informed Mr. Pearson approximately in July 2003 that he would be able to secure investors and funding for Raptor contingent upon the consummation of Raptor's reverse merger with a publicly traded company. Mr. Teta then introduced Mr. Pearson to Mr. Keith Webb who, in turn, set up meetings with, and introduced Mr. Pearson to, Sierra West Capital ("Sierra") and an attorney, Mr. Randall Lanham, to assist Raptor in finding a suitable publicly traded "shell" company with which Raptor could enter into a reverse merger transaction.

         It is our understanding that Sierra enabled Mr. Pearson to make contact with our pre-Raptor Acquisition management, who together with Mr. Pearson and Mr. Lanham negotiated the terms of the Raptor Acquisition. It is our belief that Marc Bogani, brother to Tina Bogani, also had some involvement in bringing us and Raptor together and facilitating the Raptor Acquisition. As consideration for the services rendered by them in connection with the Raptor Acquisition, we granted Keith Webb a total of 250,000 shares of our common stock and we granted Jeff Chatfield (a representative of Sierra) and Mark Bogani each warrants to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share. Messrs. Chatfield and Bogani each exercised their respective warrants in December 2003. To our knowledge, other than (i) the shares granted to Mr. Webb,
(ii) the warrants granted to Messrs. Chatfield and Bogani, (iii) the payment of attorneys' fees, and (iv) the issuance of 19,161,256 shares of our common stock in exchange for an equal number of shares of Raptor, no other consideration was paid by us in conjunction with the Raptor Acquisition.

         The issuances of shares and warrants in connection with the Raptor Acquisition were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

         Upon the completion of the Raptor Acquisition, we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry. The Raptor Acquisition has been treated as a reverse merger, with Raptor being considered the acquiring entity for accounting purposes.

LEGAL MATTERS

         From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of our business. However, we are not currently involved in any litigation which we believe could have a materially adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to our directors and executive officers.

NAME                          AGE       POSITION WITH COMPANY
----                          ---       ---------------------
Thomas Wittenschlaeger         48       Chief Executive Officer, President,
                                         Director and Chairman of the Board
Bob van Leyen                  62       Chief Financial Officer and Secretary
Ken Bramlett                   46       Director (1) (2)
Larry L. Enterline             53       Director (1) (3)
Albert Wong                    57       Director (1) (4)
________________

(1)  Member of the Audit, Nominating and Governance, and Compensation
     Committees.
(2)  Chairperson of the Nominating and Governance Committee.
(3)  Chairperson of the Audit Committee.
(4)  Chairperson of the Compensation Committee.

         TOM WITTENSCHLAEGER, (age 48), is our Chief Executive Officer, President, a director and Chairman of the Board. Mr. Wittenschlaeger has accumulated more than twenty-two years of experience in the high technology products and services area, much of it in general management with leadership positions in operating units ranging in size from $3 million to $500 million in annual revenues. From 2002 to 2004, he was Senior Vice President of Corporate Development and Chief Technical Officer at Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 2000 to 2002, he was Senior Vice President and General Manager of ViaSat Satellite Networks, the commercial arm of ViaSat, Inc. He is a 1979 graduate of the U.S. Naval Academy in Annapolis, Maryland with a B.S. in electrical engineering and post-graduate work in nuclear engineering. He is also a graduate of the UCLA Executive Program in Business and co-founder of UCLA's Executive Program in Marketing. Mr. Wittenschlaeger has been our Chairman of the Board, President and Chief Executive Officer since March 15, 2004.

         LARRY L. ENTERLINE, (age 53), is one of our directors and Chairperson of the Audit Committee. In February 2006, Mr. Enterline was appointed as the Chief Executive Officer of COMSYS IT Partners, Inc, a leading provider of information technology services. From September 2004 to February 2006, Mr. Enterline acted as a private investor. From 2000 to September 2004, Mr. Enterline served as Chief Executive Officer and as a director of Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 1989 to 2000, Mr. Enterline served in various management roles with Scientific Atlanta, Inc., a leading national global manufacturer and supplier of cable network products. Mr. Enterline brings decades of market-defining successes to our Board. Mr. Enterline is also a member of the board of directors of COMSYS IT Partners, Inc. and Concurrent Computers Corp. Mr. Enterline has been one of our directors since October 18, 2004.

         KEN BRAMLETT, (age 46), is one of our directors and Chairperson of the Nominating and Governance Committee. Mr. Bramlett has served as Senior Vice President and General Counsel of COMSYS IT Partners, Inc., since January 2006. Prior to that he served as a partner with the Charlotte, North Carolina law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from March 2005 to December 2005. Mr. Bramlett is also a director of World Acceptance Corporation, where he has served on the board of directors since 1994. From 1996 to 2004, Mr. Bramlett served as Senior Vice President and General Counsel of Venturi Partners, Inc., a leading national provider of information technology and professional staffing services and from 1990 to 1996 as a partner with the law firm of Robinson, Bradshaw and Hinson, P.A. Mr. Bramlett brings 20 years of experience in corporate law and governance, public and private equity, and mergers and acquisitions to our Board. Mr. Bramlett has been one of our directors since December 2, 2004.

         ALBERT WONG, (age 57), is one of our directors and Chairperson of the Compensation Committee. Mr. Wong has more than twenty years of experience in the high-tech industry, from start-up phase to executive management. He is a co-founder of AST Research, a world class PC manufacturer founded in 1980, where he served as director, Chief Technology Officer & Executive Vice President from 1980 to 1989. Later, he founded AMKLY Systems, a producer of high performance PC and network servers. He was President & CEO of AMKLY through 1996. In October 1998, Mr. Wong was recruited by Clarion Co., Ltd. to start a North America research and development center. He served as director, President & CEO of Clarion Advanced Technology (later as Zandiant Technologies) until June 2003. Since June 2003, Mr. Wong has acted as a private investor. Mr. Wong has also served as a member of board of directors with Printrak International, a leading fingerprint identification company, Netsoft and InfoGation Corporation and served as an advisor to Express Manufacturing, Inc., a leading contract manufacturing company, from May 2002 until March 2006. Mr. Wong has been one of our directors since May 17, 2004.


         BOB VAN LEYEN, (age 62), is our Chief Financial Officer and Secretary. Mr. van Leyen has more than twenty-four years of experience working in the high-tech industry, holding various executive positions in finance, operations and general management. From 2002 to 2003, Mr. van Leyen served as a partner with Tatum CFO, L.L.C. where he provided financial and operational support to start-up companies in the high-tech industry. From 1999 to 2001, he was a divisional Chief Financial Officer at Wyle Electronics. During his twenty-four years of employment, Mr. van Leyen has managed extensive financial operations organizations in Europe, Asia, and the United States, providing financial support to operations. Mr. van Leyen attended the Dutch Institute of Chartered Auditors and holds a Dutch degree equivalent to a U.S. Bachelor's degree in Business Administration. Mr. van Leyen has served as our Chief Financial Officer and Secretary since September 29, 2003.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of our Board. There are no family relationships among our executive officers and directors.

BOARD COMMITTEES

         Our Board of Directors currently has an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. Our Board of Directors has determined that Larry L. Enterline, Ken Bramlett and Albert Wong are each "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Messrs. Enterline and Bramlett meet the applicable NASD listing standards for designation as an "Audit Committee Financial Expert."

         AUDIT COMMITTEE

         The Audit Committee consists of three Board members, Larry L. Enterline, Albert Wong and Ken Bramlett. Mr. Enterline is the chairperson of the Audit Committee. The duties of the Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accountants' performance and has sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and to determine whether the independent public accounting firm should be retained for the ensuing fiscal year. In addition, the Audit Committee reviews our internal accounting and financial controls and reporting systems practices. A copy of the Audit Committee's current charter may be found at our website at www.raptor-networks.com.

         NOMINATING AND GOVERNANCE COMMITTEE

         The Nominating and Governance Committee consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Bramlett is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee identifies and reviews the qualifications of candidate nominees to the Board of Directors. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting our Secretary in writing, including the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. Candidates may also come to the attention of the Nominating and Governance Committee through current board members, professional search firms and other persons. A copy of the Nominating and Governance Committee's current charter may be found at our website at www.raptor-networks.com.

         COMPENSATION COMMITTEE

         The Compensation Committee consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Wong is the chairperson of the Compensation Committee. The Compensation Committee is responsible for advising the Board of Directors regarding our responsibilities relating to compensation of our executive officers and Board members. The Compensation Committee is also responsible for evaluating and recommending to the Board of Directors our executive compensation plans, policies and programs. A copy of the Compensation Committee's current charter may be found at our website at www.raptor-networks.com.

CODE OF ETHICS

         Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Ethics that applies to our Chief Executive Officer and our senior financial officers.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-B by describing on our Internet website, located at www.raptor-networks.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file.

         We have conducted a review of our process and procedures concerning possible deficiencies in our monitoring of, and assuring compliance with, SEC reporting requirements concerning changes in beneficial ownership of our securities. In connection with such efforts, we reviewed copies of such reports furnished to us during the fiscal year ended December 31, 2005, and written representations we received from our directors and officers and the certain beneficial owners of more than 10% of our common stock concerning our compliance with Section 16(a) of the Exchange Act. Based on this review, we believe that during the 2005 fiscal year, administrative errors caused the following deficiencies: (i) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by director Larry L. Enterline, consisting of two transactions that was not reported on a timely basis for fiscal year 2005, (ii) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by director Albert Wong, consisting of two transactions that were not reported on a timely basis for fiscal year 2005, (iii) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by President, CEO and Chairman of the Board Thomas Wittenschlaeger, consisting of two transactions that were not reported on a timely basis for fiscal year 2005, and (iv) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by CFO and Secretary Bob van Leyen, consisting of two transactions that were not reported on a timely basis for fiscal year 2005. These filings have now been made and improved processes are in place to assist in assuring future compliance on a timely basis.

EXECUTIVE COMPENSATION

         The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our Chief Executive Officer and by each other of the highest paid executive officers (up to a maximum of four) whose total annual salary and bonus exceeded $100,000 during the fiscal years ended December 31, 2005, 2004 and 2003 (the "Named Executive Officers"). Other than as set forth below, no executive officer's total annual salary and bonus exceeded $100,000 during our last fiscal year.

                                          SUMMARY COMPENSATION TABLE
                                                                                 LONG TERM
                                                    ANNUAL COMPENSATION         COMPENSATION
                                                 --------------------------     ------------
                                                                                  SECURITIES
                                    FISCAL                                        UNDERLYING              ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR         SALARY           BONUS         STOCK OPTIONS         COMPENSATION($)
---------------------------          ----         ------           -----         -------------         ---------------
Thomas Wittenschlaeger (1)           2005        $155,000(2)            --         350,000(3)            $29,381(4)
President, CEO and Chairman of       2004        $148,458(2)    $4,815,000(5)      350,000(3)            $19,694(6)
   Board                             2003              --               --              --                    --

Bob van Leyen                        2005        $125,000(7)            --         300,000(8)            $14,638(9)
CFO and Secretary                    2004        $183,750(7)      $632,000(10)          --               $14,761(11)
                                     2003         $41,045               --         300,000(8)                 --

Edwin Hoffman (12)                   2005        $125,000(13)      $40,000(14)          --                $9,079(15)
Chief Development Officer            2004        $187,083(13)           --              --               $21,192(16)
                                     2003         $63,125                               --                    --

Ananda Perera (17)                   2005        $125,000(18)      $25,000(19)          --                $2,760(20)
Chief Technical Officer              2004        $178,333(18)      $60,000(21)          --                $2,798(22)
                                     2003         $65,833               --              --                    --

Lyle Pearson (23)                    2005              --               --              --                    --
Former CEO and Chairman of Board     2004         $62,500               --              --                $2,272(24)
                                     2003         $87,500               --              --                    --
_________________

(1) Mr. Wittenschlaeger commenced employment with us on March 15, 2004 and was named President and Chief Executive Officer as of that date.
(2) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Wittenschlaeger's annual salary from $195,000 to $155,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(3) On July 15, 2004, Mr. Wittenschlaeger was granted a non-plan stock option to purchase 350,000 shares of our common stock at an exercise price of $1.75 per share, which vests at the rate of 33-1/3% on each of July 15, 2005, 2006 and 2007, and expires on July 15, 2012. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. Wittenschlaeger's July 15, 2004 stock option was repriced to $1.00 per share. The other terms of Mr. Wittenschlaeger's July 15, 2004 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. Wittenschlaeger's July 15, 2004 stock option as of January 5, 2005 and, hence, is reported in both fiscal year 2004 and 2005.
(4) Consists of $20,694 in reimbursement of temporary living expenses for an apartment in Southern California and $8,687 in health and life insurance premiums.
(5) Mr. Wittenschlaeger was granted 3,000,000 shares of our common stock in conjunction with the commencement of his employment with us. The value of the shares, issued to Mr. Wittenschlaeger on March 17, 2004, is calculated based upon a $1.58 fair market price per share valuation as of the date of grant. The shares were issued to Mr. Wittenschlaeger as "restricted securities" under the Securities Act of 1933, as amended, and are not the subject of a registration statement filed with the SEC or any state securities authority. Also includes a $75,000 hiring bonus paid in connection with Mr. Wittenschlaeger's relocation from Atlanta, Georgia to Southern California.
(6) Consists of $11,064 in reimbursement of temporary living expenses for an apartment in Southern California and $8,630 in health and life insurance premiums.

(7) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Van Leyen's annual salary from $190,000 to $125,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(8) On September 29, 2003, Mr. van Leyen was granted a non-plan stock option to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share, which vests at the rate of 33-1/3% on each of September 29, 2004, 2005 and 2006, and expires on September 29, 2011. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. van Leyen's September 29, 2003 stock option was repriced to $1.00 per share. The other terms of Mr. van Leyen's September 29, 2003 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. van Leyen's September 29, 2003 stock option as of January 5, 2005 and, hence, is reported in both fiscal year 2003 and 2005.
(9)  Consists of $14,638 in health and life insurance premiums.
(10) Mr. van Leyen was granted 400,000 shares of our common stock as a retention incentive bonus on April 15, 2004. The value of the shares is calculated based upon a $1.58 fair market price per share valuation as of the date of grant. The shares were issued to Mr. Van Leyen as "restricted securities" under the Securities Act of 1933, as amended, and are not the subject of a registration statement filed with the SEC or any state securities authority.
(11) Consists of $14,761 in health and life insurance premiums.
(12) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Hoffman no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. Mr. Hoffman's new title is "Founder and Chief Solutions Architect."
(13) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Hoffman's annual salary from $190,000 to $125,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(14) Mr. Hoffman was granted a retention incentive bonus of $40,000 in November 2005.
(15) Consists of $9,079 in health and life insurance premiums.
(16) Consists of $12,000 in reimbursement for expenses incurred by Mr. Hoffman in relocating from England to Southern California, and $9,192 in health and life insurance premiums.
(17) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Perera no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. Mr. Perera's new title is "Founder and Chief Enterprise Architect."
(18) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Perera's annual salary from $180,000 to $125,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(19) Mr. Perera was granted a performance bonus of $25,000 in December 2005.
(20) Consists of $2,760 in health and life insurance premiums.
(21) Mr. Perera was granted a performance bonus of $60,000 in July 2004.
(22) Consists of $2,798 in health and life insurance premiums.
(23) Mr. Pearson resigned as an officer and director on March 12, 2004.
(24) Consists of $2,272 in health and life insurance premiums.

Special Note Regarding Stock Bonuses Paid in 2004
-------------------------------------------------

         In late 2003 and early 2004, our Board or Directors reviewed and assessed our then existing management structure, which included the resignation of then CEO, Lyle Pearson, and the hiring of current CEO, President and Chairman of the Board, Thomas Wittenschlaeger in March 2004. In order to retain the services of a CEO with the necessary qualifications, and given our Board of Directors' assessment that our start-up company budget would prevent us from being able to pay the market-rate salary for a qualified CEO in light of our unfavorable financial situation, our Board of Directors determined that it was necessary to offer Mr. Wittenschlaeger 3,000,000 shares of our common stock as a hiring bonus as part of his initial compensation for joining our management team. Similarly, in order to retain the services of our CFO, Bob van Leyen, who our Board of Directors deemed to be a vital component of our management structure through the period of CEO transition from Mr. Pearson to Mr. Wittenschlaeger, our Board of Directors deemed it appropriate to grant to Mr. van Leyen 400,000 shares of our common stock in April 2004 as a retention incentive bonus.

         The 3,000,000 shares of common stock granted to Mr. Wittenschlaeger and the 400,000 shares of common stock granted to Mr. van Leyen (the "2004 Bonus Stock") were issued in private transactions without registration under the Securities Act of 1933, as amended (the "Securities Act"), and bear an appropriate restrictive legend. As of the dates of grant, the fair market value of the 2004 Bonus Stock was determined by our Board of Directors to be $1.58 per share, based on the then current OTC Bulletin Board trading price of our common stock and the restricted status of the shares. On April 7, 2006, the high and low sale prices for a share of our common stock as reported by Pink Sheets, LLC, were $0.66 and $0.64, respectively.

         Mr. Wittenschlaeger and Mr. van Leyen are contractually prohibited from selling any shares held by them, including the 2004 Bonus Stock, pursuant to an agreement with Brookstreet Securities Corporation until 180 days after the effective date of a registration statement covering the securities issued in our 2005 Private Placement described under the "Liquidity and Capital Resources" caption under Item 6 above. A registration statement covering the securities issued in our 2005 Private Placement has been filed with the SEC, but has not yet been declared effective. As of April 7, 2006, none of the 2004 Bonus Stock had been sold or transferred by either Mr. Wittenschlaeger or Mr. van Leyen. Any sales or transfers of the 2004 Bonus Stock would need to be made pursuant to registration under the Securities Act or an appropriate exemption from registration. We have no plans to register for resale any of the 2004 Bonus Stock under the Securities Act nor have we received any request to do so as of April 7, 2006.

STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS DURING FISCAL 2005

         The following table summarizes options to purchase shares of our common stock granted by us during the fiscal year ended December 31, 2005, to each of the Named Executive Officers.

                                                           PERCENT OF TOTAL
                                                           OPTIONS GRANTED TO      EXERCISE OF
                                   NUMBER OF SECURITIES    EMPLOYEES IN FISCAL     BASE PRICE
      NAME                          UNDERLYING OPTIONS            YEAR                ($/SH)      EXPIRATION DATE
-----------------------------      --------------------    -------------------     ------------   ---------------
Thomas Wittenschlaeger(1)                 350,000                  14.1%               $1.00        7/15/2012
Bob van Leyen(2)                          300,000                  12.1%               $1.00        9/29/2011
Edwin Hoffman(3)                                0                  --                  --               --
Ananda Perera(4)                                0                  --                  --               --
________________________

(1) On July 15, 2004, Mr. Wittenschlaeger was granted a non-plan stock option to purchase 350,000 shares of our common stock at an exercise price of $1.75 per share, which vests at the rate of 33-1/3% on each of July 15, 2005, 2006 and 2007, and expires on July 15, 2012. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. Wittenschlaeger's July 15, 2004 stock option was repriced to $1.00 per share. The other terms of Mr. Wittenschlaeger's July 15, 2004 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. Wittenschlaeger's July 15, 2004 stock option as of January 5, 2005 and, hence, is reported as an option grant in 2005.
(2) On September 29, 2003, Mr. van Leyen was granted a non-plan stock option to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share, which vests at the rate of 33-1/3% on each of September 29, 2004, 2005 and 2006, and expires on September 29, 2011. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. van Leyen's September 29, 2003 stock option was repriced to $1.00 per share. The other terms of Mr. van Leyen's September 29, 2003 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. van Leyen's September 29, 2003 stock option as of January 5, 2005 and, hence, is reported as an option grant in 2005.
(3) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Edwin Hoffman no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.
(4) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Ananda Perera no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table summarizes exercises of stock options during the fiscal year ended December 31, 2005 by each of the Named Executive Officers and the year-end value of unexercised options for the Named Executive Officers.

                                                                         NUMBER OF
                                                                  UNEXERCISED SECURITIES          VALUE OF UNEXERCISED
                                    SHARES         VALUE            UNDERLYING OPTIONS            IN-THE-MONEY OPTIONS
                                   ACQUIRED       REALIZED         AT FISCAL YEAR END              AT FISCAL YEAR END
       NAME                       ON EXERCISE        ($)         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
------------------------          -----------     --------       -------------------------     -------------------------
Thomas Wittenschlaeger                 0             N/A              116,667/233,333                    N/A(1)
Bob van Leyen                          0             N/A              200,000/100,000                    N/A(1)
Edwin Hoffman(2)                       0             N/A                    0/0                          N/A
Ananda Perera(3)                       0             N/A                    0/0                          N/A
--------------------------

(1) As of December 31, 2005, none of the options held by the Named Executive Officers were in-the-money.
(2) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Edwin Hoffman no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.
(3) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Ananda Perera no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Long-Term Incentive Plan Awards

         In 2005, no awards were given to named executives under long-term incentive plans.

DIRECTOR'S COMPENSATION

         Each of our non-employee directors currently receive cash compensation in the amount of $15,000 per year for service on our board of directors and all of our directors are reimbursed for reasonable expenses in connection with attendance at board meetings. The directors' fees earned in the fiscal year ended December 31, 2005 are as follows:

                                       DIRECTOR'S FEES EARNED IN THE FISCAL YEAR
       DIRECTOR                                 ENDING DECEMBER 31, 2005
       -------------------------       -----------------------------------------
       Larry Enterline                               $15,000
       Ken Bramlett                                  $15,000
       Albert Wong                                   $15,000

         Our Board of Directors previously adopted a policy to grant each non-employee director an initial option to purchase shares of our common stock on the date of his/her commencement of service as a director. Pursuant to this policy, non-employee directors were granted options to purchase shares of our common stock in fiscal years 2004 and 2005 as follows: Mr. Wong, 100,000 shares on May 17, 2004, exercisable at $3.50 per share; Mr. Enterline, 75,000 shares on October 18, 2004 and 25,000 shares on January 20, 2005, exercisable $1.50 per share and $1.00 per share, respectively; and Mr. Bramlett, 100,000 shares on December 2, 2004, exercisable at $1.00 per share. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the 100,000 options with an exercise price of $3.50 per share held by Mr. Wong and the 75,000 options with an exercise price of $1.50 per share held by Mr. Enterline were repriced to have an exercise price of $1.00 per share of our common stock. The options granted to Messrs. Wong, Enterline and Bramlett vest in three equal annual installments commencing on the first anniversary of the original date of grant (rather than the January 5, 2005 repricing date for repriced options) and expire on the eight-year anniversary of the original date of grant.

EMPLOYMENT AGREEMENTS

         There are no employment contracts, termination agreements, or change-in-control arrangements between us and any of our Named Executive Officers.

STOCK OPTION PLAN

     GENERAL


         Our 2005 Stock Plan (the "2005 Plan") was approved by our Board of Director's on April 7, 2005 and approved by our shareholders on June 9, 2005 at our 2005 Annual Meeting of Shareholders. We do not intend to grant any stock options under our 2005 Plan until the plan has been registered under applicable federal and state securities laws. We are in the process of filing a registration statement on Form S-8 with the Securities and Exchange Commission and comparable California state securities filings.


         All stock options issued prior to shareholder approval of our 2005 Plan were granted outside of a formal stock option plan ("Non-Plan Options"). As of April 7, 2006, options to purchase a total of 1,665,000 shares of common stock were outstanding under Non-Plan Options. We anticipate that future stock options will be issued pursuant to our 2005 Stock Plan or other future stock option plans as may be approved by our Board and shareholders in the future. As of April 7, 2006, there were no options to purchase common stock outstanding under our 2005 Stock Plan and 3,000,000 shares were available for issuance under our 2005 Stock Plan, subject to the limitations of authorized common stock. We are in the process of filing registration statements on Form S-8 for our 2005 Stock Plan and outstanding Non-Plan Options.

     SHARES SUBJECT TO THE PLAN

         A total of 3,000,000 shares of common stock are authorized for issuance under the 2005 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2005 Plan.

     ADMINISTRATION

         The 2005 Plan is to be administered by our Board of Directors or an appropriate committee of our Board of Directors. It is the intent of the 2005 Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act").

         Our Board of Directors or an appropriate committee is empowered to select those eligible persons to whom options shall be granted under the 2005 Plan, to determine the time or times at which each option or stock purchase right shall be granted, whether options will be incentive stock options ("ISOs") or nonqualified stock options ("NQOs"), and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2005 Plan. Our Board of Directors or an appropriate committee has sole discretion to interpret and administer the 2005 Plan, and our decisions regarding the 2005 Plan are final.

         The 2005 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our Board of Directors. Neither our Board of Directors nor any committee may materially impair any outstanding options without the express consent of the optionee or increase the number of shares subject to the 2005 Plan, materially increase the benefits to optionees under the 2005 Plan, materially modify the requirements as to eligibility to participate in the 2005 Plan or alter the method of determining the option exercise price without shareholder approval. No option may be granted under the 2005 Plan after April 7, 2015.

     OPTION TERMS

         ISOs granted under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of our total voting securities on the date of grant, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant, and the option period may not exceed five years. NQOs granted under the 2005 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by our Board of Directors or an appropriate committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of our Board of Directors or an appropriate committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in the manner and for the type of consideration determined by our Board of Directors or an appropriate committee, which may include cash, check, one or more promissory notes, shares of our common stock, consideration received under a cashless exercise program implemented in connection with the 2005 Plan, or any combination of the foregoing.

     FEDERAL INCOME TAX CONSEQUENCES

         Holders of NQOs do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO. In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

         Holders of ISOs will not be considered to have received taxable income upon either the grant or the exercise of the option. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year and two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

         THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH HOLDER OF OPTIONS UNDER THE 2005 PLAN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO HIM OR HER, INCLUDING APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER LAWS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("EMI") to provide us contract manufacturing services. EMI is owned by director Albert Wong's in-laws. Mr. Wong served as an advisor to EMI from May 2002 until March 2006, but has no direct financial interest in the company. EMI manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we made no payments to EMI in the fiscal year ended December 31, 2003 and approximately $183,000 and $143,000 in payments during fiscal years ended December 31, 2004 and 2005, respectively. We have no reason to believe that Mr. Wong's relationship with EMI has resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services. Please refer to the detailed description of our manufacturing arrangement with EMI set forth in Item 1 of this prospectus under the caption "Manufacturing and Suppliers" for more information regarding our relationship with EMI.


         We previously entered into a consulting agreement with Alchemy Advisors, LLC and Atlantic Communications, Inc., entities under the common control of shareholder Mr. Micro Teta, who as of December 31, 2003, owned, directly or indirectly, 17.73% of our common stock. This shareholder subsequently informed our Chief Financial Officer that he had reduced his shareholdings to one million shares (or 3.2% of shares outstanding) as of December 31, 2004, although we are unable to verify the amount of such holdings. The consulting agreement was for a two-year period beginning July 1, 2003 and included payment of $180,000 and the issuance of 3,136,100 shares of our common stock (valued at $1,568,050 at the time of issuance). The consulting agreement was terminated by mutual consent of the parties as of December 31, 2004, prior to its scheduled expiration. We are informed and believe that Mr. Teta passed away in 2005 and we are unaware of how his estate has distributed any shares of our common stock held by him.

         Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants expire 60 days after the effective date of the registration statement of which this prospectus is a part. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to have an exercise price of $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by our Board of Directors. The shares of common stock and shares of common stock underlying the Series C and Series D Warrants held by DMK are being registered for resale under the registration statement of which this prospectus is a part.

                     PRINCIPAL AND SELLING SECURITY HOLDERS

PRINCIPAL AND SELLING SECURITY HOLDERS' TABLE

         This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 36,148,539 shares of common stock, including an aggregate of 24,195,974 issued and outstanding shares of our common stock and an aggregate of 11,952,565 shares of our common stock underlying warrants. The following table sets forth, as of April 7, 2006, certain information with respect to the beneficial ownership of our stock by (i) each of our Named Executive Officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, (iv) all of our directors and executive officers as a group, and (v) all selling security holders. Except as indicated in the private placement descriptions or footnotes following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group.

         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 54,204,367 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
Thomas Wittenschlaeger................    3,116,667       (1)       5.74%                0        (1)    3,116,667     4.70%
Bob van Leyen.........................      600,000       (2)       1.10%                0        (2)      600,000        *
Edwin Hoffman.........................    1,875,000       (3)       3.46%                0        (3)    1,875,000     2.83%
Ananda Perera.........................    2,125,000       (4)       3.92%                0        (4)    2,125,000     3.21%

Albert Wong...........................      483,333       (5)         *                  0        (5)       66,666        *

Ken Bramlett..........................       33,333       (6)         *                  0        (6)       33,333        *
Larry L. Enterline....................       33,333       (7)         *                  0        (7)       33,333        *

All Named Executive Officers and
  Directors as a group (5 persons)....    8,266,666       (8)       15.05%               0        (8)    7,849,999     11.79%

DMK Investments, LLC..................      416,667       (9)         *            416,667    (d) (9)        -           -
Uptrend Investment, Inc...............    1,666,668       (10)      3.01%        1,666,668    (d) (10)       -           -
Transglobal Investments, LLC..........      833,334       (11)      1.52%          833,334    (d) (11)       -           -
Tarek Obaid...........................    3,099,919       (12)      5.72%                0        (12)   3,099,919     4.69%
Brandan M. Adams......................       50,000       (13)        *             50,000    (e) (13)       -           -
Bruce Charles Adams...................      332,500       (14)        *            187,500    (e) (14)    145,000        *


                                                              56



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
Linda Sue Adams.......................       75,000       (15)        *             62,500    (e) (15)     12,500        *
Carla Adams-Goldman...................       31,250       (16)        *             31,250    (e) (16)       -           -
Steven J. and Donna J. Adelsberg......       62,500       (17)        *             62,500    (e) (17)       -           -
Kathy Allred and Jerral Allred........       62,500       (18)        *             62,500    (e) (18)       -           -
Robert F. Bader, M.D..................       93,750       (19)        *             93,750    (e) (19)       -           -
Michael Bain..........................      100,000       (20)        *            100,000    (e) (20)       -           -
Darryl Baker..........................       93,750       (21)        *             93,750    (e) (21)       -           -
Gary Bakker and Connie Bakker JTWROS..       62,500       (22)        *             62,500    (e) (22)       -           -
Rajeev Bal and Mari Miller-Bal JT TEN.       31,250       (23)        *             31,250    (e) (23)       -           -
Morgan L. Beatty and Winnie M. Huff,
  TTEEs, Beatty-Huff Family Trust.....      125,000       (24)        *            125,000    (e) (24)       -           -
Billy R. Beck.........................       50,000       (25)        *             50,000    (e) (25)       -           -
Todd William Beck.....................       81,250       (26)        *             81,250    (e) (26)       -           -
David B. Becker.......................      125,000       (27)        *            125,000    (e) (27)       -           -
Jerry H. Beller and Cynthia H. Beller.       62,500       (28)        *             62,500    (e) (28)       -           -
Mark Berman and Sharon Berman, TTEEs,
   1999 Berman Family Trust dated
   3-23-1999 (a)......................       62,500       (29)        *             62,500    (e) (29)       -           -
Donald E. Betz........................      125,000       (30)        *            125,000    (e) (30)       -           -
Shawn D. Bird.........................       62,500       (31)        *             62,500    (e) (31)       -           -
Robert D. Bjork MDSC MPP& Trust #001
   2002 Account.......................       25,000       (32)        *             25,000    (e) (32)       -           -
Andrea Brito Bokosky..................       62,500       (33)        *             62,500    (e) (33)       -           -
Fred J. Boone.........................       62,500       (34)        *             62,500    (e) (34)       -           -
Greg Bourdon and Patricia Bourdon.....       50,000       (35)        *             50,000    (e) (35)       -           -
Gregory Lee Brandon...................       31,250       (36)        *             31,250    (e) (36)       -           -
Dr. Larry B. Brashears and Linda V.
   Brashears..........................       31,250       (37)        *             31,250    (e) (37)       -           -

Stanley Clifton Brooks (a)............    1,318,258       (38)      2.40%          250,000    (e) (38)       -           -

Gary F. Brown.........................      250,000       (39)        *            250,000    (e) (39)       -           -
Randy S. Carlson......................       31,250       (40)        *             31,250    (e) (40)       -           -
Channel Capital, LLC..................      125,000       (41)        *            125,000    (e) (41)       -           -
Robert M. Clark.......................       62,500       (42)        *             62,500    (e) (42)       -           -
David C. Clark and Sarah J. Clark JT
  TEN.................................       62,500       (43)        *             62,500    (e) (43)       -           -
Andrea Leigh Cochran and Lyndsey
  Anne Aldridge.......................      500,000       (44)        *            500,000    (e) (44)       -           -
John Cochran and Carole Cochran.......    1,000,000       (45)      1.84%        1,000,000    (e) (45)       -           -
Melvin Cohen..........................       31,250       (46)        *             31,250    (e) (46)       -           -
David C. Collins and Maura Kehoe
   Collins............................       62,500       (47)        *             62,500    (e) (47)       -           -
Nancy Boswell Colver..................       31,250       (48)        *             31,250    (e) (48)       -           -
Harold Rex Combs......................       37,500       (49)        *             37,500    (e) (49)       -           -
Larry R. Conley and Jan Conley JTWROS.       62,500       (50)        *             62,500    (e) (50)       -           -


                                                             57



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
Beverly J. Copp.......................       62,500       (51)        *             62,500    (e) (51)       -           -
Samuel W. Cowan.......................       80,000       (52)        *             62,500    (e) (52)     17,500        *
David R. Cravens......................       93,750       (53)        *             93,750    (e) (53)       -           -
Chris Cruttenden......................       62,500       (54)        *             62,500    (e) (54)       -           -
Clark Cunningham......................      125,000       (55)        *            125,000    (e) (55)       -           -
Mary Chin Dang, M.D., TTEE, Mary Chin
  Dang Revocable Trust u/a 10/16/1979.       31,250       (56)        *             31,250    (e) (56)       -           -
Bruce D. Davidson and Stacy L.
  Griffith............................       62,500       (57)        *             62,500    (e) (57)       -           -
Delmar E. Demaree, Jr., TTEE, Delmar
   E. Demaree Jr. Revocable Trust.....      250,000       (58)        *            250,000    (e) (58)       -           -

Frank A. Dobrovich....................      187,500       (59)        *             62,500    (e) (59)       -           -

Frank A. Dobrovich and Linda K.
  Dobrovich...........................      125,000       (60)        *            125,000    (e) (60)       -           -
Arthur W. Doty........................       31,250       (61)        *             31,250    (e) (61)       -           -
Stephen K. Drabek.....................       62,500       (62)        *             62,500    (e) (62)       -           -
Scott Eisgrau and Suzanne Eisgrau.....       62,500       (63)        *             62,500    (e) (63)       -           -
Robert L. Eskay, Jr. and Jacqueline
  B. Eskay............................       62,500       (64)        *             62,500    (e) (64)       -           -
Ann Y. Ferrill........................       31,250       (65)        *             31,250    (e) (65)       -           -
Charles B. Ferrill (a)................       42,000       (66)        *             42,000    (q) (66)       -           -
Michael S. Fitzgerald.................       62,500       (67)        *             62,500    (e) (67)       -           -
Daniel Forbes.........................      375,000       (68)        *            375,000    (e) (68)       -           -
Darren E. Foster and Christy F. Foster       62,500       (69)        *             62,500    (e) (69)       -           -
Jeffrey W. Foster and Christy F.
  Foster JT TEN.......................       62,500       (70)        *             62,500    (e) (70)       -           -
Christy F. Foster, TTEE, Farrell
  Family Trust - Trust B DTD 08/24/68
  as restated 04/17/81................       62,500       (71)        *             62,500    (e) (71)       -           -
Steven W. Foster and Christy F.
  Foster, TTEEs, The Foster Family
  Trust DTD 2/3/87....................       62,500       (72)        *             62,500    (e) (72)       -           -
Brian Frenzel.........................      125,000       (73)        *            125,000    (e) (73)       -           -
Robert Y. Fukunaga (a)................       70,000       (74)        *             70,000    (q) (74)       -           -
Luis Garcia and Iris Garcia...........      300,000       (75)        *            300,000    (e) (75)       -           -
William Tolin Gay.....................       62,500       (76)        *             62,500    (e) (76)       -           -
Anthony R. Giglia.....................       31,250       (77)        *             31,250    (e) (77)       -           -
Manny Gutsche.........................       31,250       (78)        *             31,250    (e) (78)       -           -
Jeff Halpin...........................       62,500       (79)        *             62,500    (e) (79)       -           -
Gregory Hardin........................       62,500       (80)        *             62,500    (e) (80)       -           -

John R. Harrington, Jr................      200,000       (81)        *             75,000    (e) (81)       -           -

Kenneth S. Head and Elizabeth W.
  Head JT TEN.........................       62,500       (82)        *             62,500    (e) (82)       -           -

Joan E. Heiser........................       93,750       (83)        *             31,250    (e) (83)       -           -
J. Ken Heiser.........................       93,750       (84)        *             31,250    (e) (84)       -           -



                                                             58



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
James K. Heiser and Joan E. Heiser
  JTWROS..............................       62,500       (85)        *             62,500    (e) (85)       -           -
M. Charlene Hill and Carl Hill........       31,250       (86)        *             31,250    (e) (86)       -           -
Howard F. Hill and Patricia A. Hill,
  TTEEs, The Hill Family Trust........       62,500       (87)        *             62,500    (e) (87)       -           -
Don Ho, TTEE, Don Ho Revocable
  Living Trust........................       62,500       (88)        *             62,500    (e) (88)       -           -
William L. Holder, Jr. and Melinda
  J. Holder...........................       62,500       (89)        *             62,500    (e) (89)       -           -
Dana Horne............................       62,500       (90)        *             62,500    (e) (90)       -           -
Michael Evan Jacques and Kim Diane
   Jacques JTWROS.....................       93,750       (91)        *             93,750    (e) (91)       -           -
C. Kenneth Johnson....................       31,250       (92)        *             31,250    (e) (92)       -           -
Mark Porte Johnson....................      254,500       (93)        *            162,500    (e) (93)     92,000        *
Jennifer M. Johnson...................       25,000       (94)        *             25,000    (e) (94)       -           -
Michael A. Kamen......................      625,000       (95)      1.15%          625,000    (e) (95)       -           -
Helen Keilholtz.......................       62,500       (96)        *             62,500    (e) (96)       -           -
Carl A. Keys, Jr. and Carol J. Keys (a)      51,250       (97)        *             31,250    (e) (97)     20,000        *
Thomas Kohli..........................       62,500       (98)        *             62,500    (e) (98)       -           -
Frank X. Konigseder...................       62,500       (99)        *             62,500    (e) (99)       -           -
Kurt L. Konigseder....................       62,500       (100)       *             62,500    (e) (100)      -           -
Bruce M. Krall and Elisa San Miguel
  Krall, TTEEs, BEK Living Trust
  2004 (a)............................       87,500       (101)       *             87,500    (e) (101)      -           -
Thomas R. Lawrence....................       31,250       (102)       *             31,250    (e) (102)      -           -
Augustine Lueras......................       62,500       (103)       *             62,500    (e) (103)      -           -
Paul H. Lundeen (a)...................       32,500       (104)       *             32,500    (q) (104)      -           -
Stephen Thomas Lutz and Nancy Denise
  Stutler.............................       31,250       (105)       *             31,250    (e) (105)      -           -
T. Lynch .............................       62,438       (106)       *             62,438    (e) (106)      -           -
William Madden........................       31,250       (107)       *             31,250    (e) (107)      -           -
J. David Maddox.......................       87,500       (108)       *             87,500    (e) (108)      -           -
Susan C. Maki.........................       31,250       (109)       *             31,250    (e) (109)      -           -
Beverly R. Marr.......................       31,250       (110)       *             31,250    (e) (110)      -           -
John L. Marr..........................       31,250       (111)       *             31,250    (e) (111)      -           -
Karen Mayfield........................       31,250       (112)       *             31,250    (e) (112)      -           -
Sam Maywood MD and Dawn Maywood JT TEN      250,000       (113)       *            250,000    (e) (113)      -           -
Kevin McKiever........................       31,250       (114)       *             31,250    (e) (114)      -           -
William H. McLeod.....................       62,500       (115)       *             62,500    (e) (115)      -           -
Robert W. Mercer......................       62,500       (116)       *             62,500    (e) (116)      -           -
Alwin Michaelsen (a)..................      735,000       (117)     1.35%          625,000    (e) (117)   110,000        *
Russell Wayne Moore...................       62,500       (118)       *             62,500    (e) (118)      -           -
David Mowbray.........................       62,500       (119)       *             62,500    (e) (119)      -           -
Thomas A. Murrell and Donna M.
  Murrell, TTEEs, Thomas A. Murrell
  Family Trust........................      250,000       (120)       *            250,000    (e) (120)      -           -


                                                             59



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
Jerry W. Neel, Jr.....................       31,250       (121)       *             31,250    (e) (121)      -           -
Barry Mitchell Neichin................       62,500       (122)       *             62,500    (e) (122)      -           -
Manuel Nevarez and Leticia Nevarez
  JTWROS..............................       31,250       (123)       *             31,250    (e) (123)      -           -
Timothy C. Nicely and Marylyn K.
  Paik-Nicely JT TEN.................        62,500       (124)       *             62,500    (e) (124)      -           -
Barry Niswanger......................        62,500       (125)       *             62,500    (e) (125)      -           -
Donald M. Norman and Cynthia S.
  Norman, TTEEs, The Norman Living
  Trust..............................        62,500       (126)       *             62,500    (e) (126)      -           -
Jeffrey S. Ortman....................        87,500       (127)       *             87,500    (e) (127)      -           -
Oweida Orthopedic Association PA Emp
  PSP TR, FBO: Sami J. Oweida........       217,250       (128)       *            217,250    (e) (128)      -           -
Peter M. Pallotto....................        31,250       (129)       *             31,250    (e) (129)      -           -
Ronald J. Pang, M.D., TTEE, Ronald J.
  Pang Revocable Living Trust u/a
  6-12-1991..........................        78,500       (130)       *             62,500    (e) (130)    16,000        *
Carol Ann Pilger.....................       118,750       (131)       *            118,750    (e) (131)      -           -
Nicholas J. Pilger (a)...............       155,750       (132)       *            155,750    (q) (132)      -           -
Pilot Capital Group, LLC.............        62,500       (133)       *             62,500    (e) (133)      -           -
Ronald J. Piziali and Diane M.
  Piziali, TTEEs, R&D Piziali Family
  Living Trust DTD March 22, 2005....        50,000       (134)       *             50,000    (e) (134)      -           -
Adriaan Pruyssers....................        31,250       (135)       *             31,250    (e) (135)      -           -
Gale H. Reed.........................        31,250       (136)       *             31,250    (e) (136)      -           -
Kathy Richardson.....................        62,500       (137)       *             62,500    (e) (137)      -           -
Heath Roberts........................        62,500       (138)       *             62,500    (e) (138)      -           -

Gary W. Rodgers......................       125,000       (139)       *             62,500    (e) (139)      -           -

Gary W. Rodgers and Sherrell Rodgers.        62,500       (140)       *             62,500    (e) (140)      -           -
Scott A. Rodgers.....................       250,000       (141)       *            250,000    (e) (141)      -           -
Dr. Roy Rosen........................       237,500       (142)       *            237,500    (e) (142)      -           -
Richard L. Rusch, M.D................        37,500       (143)       *             37,500    (e) (143)      -           -

David J. SaoMarcos (a)...............       168,750       (144)       *            137,500    (q) (144)      -           -

David SaoMarcos and Shelly
  SaoMarcos (a)......................        31,250       (145)       *             31,250    (e) (145)      -           -
James E. Sargeant, Jr. and Pamela A.
  Sargeant, TTEEs, Sargeant Family
  Trust..............................        62,500       (146)       *             62,500    (e) (146)      -           -
John F. Savaglio.....................        62,500       (147)       *             62,500    (e) (147)      -           -
Robert J. Saville....................        62,500       (148)       *             62,500    (e) (148)      -           -
Holly B. Schimmel....................        62,500       (149)       *             62,500    (e) (149)      -           -
John E. Schulz.......................        55,000       (150)       *             45,000    (e) (150)    10,000        *
James Gerard Schulze.................        93,750       (151)       *             93,750    (e) (151)      -           -
David D. Selmon and Ruth Selmon
  JT TEN.............................       125,000       (152)       *            125,000    (e) (152)      -           -
Ashok C. Shah and Rahjan A. Shah.....        62,500       (153)       *             62,500    (e) (153)      -           -
Dennis Shaha and Eloise Shaha JTWROS.        31,250       (154)       *             31,250    (e) (154)      -           -


                                                             60



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
W. Gary Shannon MD. PA...............        62,500       (155)       *             62,500    (e) (155)      -           -
Alex Sharpe..........................        62,500       (156)       *             62,500    (e) (156)      -           -
Laura D. Shinall.....................        62,500       (157)       *             62,500    (e) (157)      -           -
George W. Sibley and Mary E. Sibley..        31,250       (158)       *             31,250    (e) (158)      -           -
Arlene Silva.........................        31,250       (159)       *             31,250    (e) (159)      -           -
David C. Singer and Patricia A.
  Singer JTWROS (a)..................        37,500       (160)       *             37,500    (e) (160)      -           -

David C. Singer (a)..................        85,750       (161)       *             38,250    (q) (161)    10,000        *
Patricia A. Singer...................        62,500       (162)       *             25,000    (e) (162)      -           -

John T. Singer and Theresa A. Singer.        25,000       (163)       *             25,000    (e) (163)      -           -
Eric Sjolund and Kathleen Sjolund (a)        31,250       (164)       *             31,250    (e) (164)      -           -
Don L. Skaggs........................     1,756,250       (165)     3.22%        1,756,250    (e) (165)      -           -
Daryl Shane Smith....................        62,500       (166)       *             62,500    (e) (166)      -           -
Janice B. Smith......................        31,250       (167)       *             31,250    (e) (167)      -           -
Michael C. Smith.....................       125,000       (168)       *            125,000    (e) (168)      -           -
Steven M. Smith (a)..................       211,500       (169)       *            211,500    (q) (169)      -           -
Scott Sorkin.........................        31,250       (170)       *             31,250    (e) (170)      -           -
Sam C. Sowell and Martha N. Sowell...        31,250       (171)       *             31,250    (e) (171)      -           -
Mark J. Staehler.....................        62,500       (172)       *             62,500    (e) (172)      -           -

James B. Stanley (a).................       490,704       (173)       *            211,250    (q) (173)      -           -

Mariel Manuela Stanley...............        45,000       (174)       *             45,000    (e) (174)      -           -
Paul B. Stanley......................        32,500       (175)       *             32,500    (e) (175)      -           -
Philip G. Stanley and Patricia M.
  Stanley............................        31,250       (176)       *             31,250    (e) (176)      -           -
Jackson W. Stieb, Jr.................       250,000       (177)       *            250,000    (e) (177)      -           -
Sean Sullivan........................        75,000       (178)       *             75,000    (e) (178)      -           -
Bryan C. K. Tan......................        31,250       (179)       *             31,250    (e) (179)      -           -
Joseph S. Taormino and Rosemary A.
  Taormino, TTEEs, The Taormino
  Family Trust, dated 6/22/88........       172,548       (180)       *            172,548    (x) (180)      -           -
Walter D. Tearse and Jeanne K. Tearse,
  TTEEs, Walter D Tearse & Jeanne K
  Tearse Revocable Living Trust......       325,000       (181)       *            125,000    (e) (181)   200,000        *
Steven R. Teskey.....................        62,500       (182)       *             62,500    (e) (182)      -           -
Richard E. Townsend..................        62,500       (183)       *             62,500    (e) (183)      -           -
Tru-Pak Moving Systems, Inc..........        62,500       (184)       *             62,500    (e) (184)      -           -
Barbara Vasquez, TTEE, BV Family
  Trust..............................        50,000       (185)       *             50,000    (e) (185)      -           -
Joseph J. Victor, Jr. and Andrea
  Victor.............................        31,250       (186)       *             31,250    (e) (186)      -           -
Joseph J. Victor and Carolyn S.
   Victor, TTEEs, Joseph and Carolyn
   Victor Living Trust dtd 11/7/00...        62,500       (187)       *             62,500    (e) (187)      -           -
Johnny C. Walker.....................        31,250       (188)       *             31,250    (e) (188)      -           -
Gene T. Walker, MD...................        62,500       (189)       *             62,500    (e) (189)      -           -
Quinten E. Ward and Marian L. Ward,
  TTEEs, Quinten & Marian Ward Trust.       125,000       (190)       *            125,000    (e) (190)      -           -


                                                             61



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
Douglass R. Waters...................        62,500       (191)       *             62,500    (e) (191)      -           -
Gordon J. West and Audrey C. West....        31,250       (192)       *             31,250    (e) (192)      -           -
Dennis G. Williamson (a).............       132,500       (193)       *            130,000    (q) (193)    2,500         *
Bruce C. Wilson, M.D.................        62,500       (194)       *             62,500    (e) (194)      -           -
Steven S. Wilson (a).................       232,500       (195)       *            232,500    (q) (195)      -           -
Gary K. Wohrle (a)...................        49,500       (196)       *             49,500    (q) (196)      -           -
Denis Y. Wong, TTEE, Denis Y. Wong
  Rev Living Trust U/A 4/29/1983.....        62,500       (197)       *             62,500    (e) (197)      -           -
Henry R. Yamamoto and Jane S.
  Yamamoto, TTEEs, Henry & Jane
  Yamamoto 1987 Trust................        62,500       (198)       *             62,500    (e) (198)      -           -
Scott Zahren.........................        50,000       (199)       *             50,000    (e) (199)      -           -
Adolf Zechel and Barbara Zechel......        62,500       (200)       *             62,500    (e) (200)      -           -
Kent Edward Zender and Kathleen
  Marie Zender.......................        62,500       (201)       *             62,500    (e) (201)      -           -
Allen Solomon, TTEE, Allen Solomon
  Rev. Trust DTD 2/13/90.............        75,386       (202)       *             75,386    (f) (202)      -           -
Arthur Gronbach and Gail Gronbach....        56,256       (203)       *             56,256    (f) (203)      -           -
Brian Herman (a).....................       208,377       (204)       *            208,377    (r) (204)      -           -
Brad Baker, TTEE, Bristol Edward
  Rudolf Trust.......................        56,084       (205)       *             56,084    (f) (205)      -           -
BACI Associates LLC..................       283,315       (206)       *            283,315    (f) (206)      -           -
Dana Paul Bowler.....................       131,495       (207)       *            131,495    (f) (207)      -           -
David Chodosh........................        93,473       (208)       *             93,473    (f) (208)      -           -
David P. Garmus and Caren M. Garmus,
  TTEEs, Garmus Living Trust.........        56,540       (209)       *             56,540    (f) (209)      -           -
Diane Ventimiglia....................        93,658       (210)       *             93,658    (f) (210)      -           -
Federic Bauthier.....................       113,080       (211)       *            113,080    (f) (211)      -           -
Nathaniel Orme.......................        94,233       (212)       *             94,233    (f) (212)      -           -
Gerald Ferro.........................        94,233       (213)       *             94,233    (f) (213)      -           -
Greg Downes..........................       188,876       (214)       *            188,876    (f) (214)      -           -
Harry Falterbauer....................       280,973       (215)       *            280,973    (f) (215)      -           -
Howard Commander.....................       187,315       (216)       *            187,315    (f) (216)      -           -
Jason Adelman (a)....................       348,364       (217)       *            348,364    (r) (217)      -           -
Jay J. Kopf..........................        93,760       (218)       *             93,760    (f) (218)      -           -
Joe-Net, Inc.........................        93,473       (219)       *             93,473    (f) (219)      -           -
John P. Nasta........................        93,473       (220)       *             93,473    (f) (220)      -           -
John Simonelli.......................        56,256       (221)       *             56,256    (f) (221)      -           -
Kelda Sledz..........................       187,315       (222)       *            187,315    (f) (222)      -           -
Kenneth L. Gaspar....................        93,925       (223)       *             93,925    (f) (223)      -           -
Louis Cristan and Kathy Cristan......       299,704       (224)       *            299,704    (f) (224)      -           -
Martin Mennes........................        75,140       (225)       *             75,140    (f) (225)      -           -
Mary Farrell.........................       373,890       (226)       *            373,890    (f) (226)      -           -
Matthew Balk (a).....................       104,439       (227)       *            104,439    (s) (227)      -           -


                                                             62



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
Max Kaplan...........................        93,473       (228)       *             93,473    (f) (228)      -           -
Ngoc-Tien Truong.....................        94,439       (229)       *             94,439    (f) (229)      -           -
Peter A. Yaskowitz...................        94,439       (230)       *             94,439    (f) (230)      -           -
Robert L. Bonitz and Ann Bonitz......        37,389       (231)       *             37,389    (f) (231)      -           -
Robert Murray Chaikin, TTEE,
  Revocable Trust DTD 7/9/93.........        93,473       (232)       *             93,473    (f) (232)      -           -
Ryan T. Mosley.......................        93,473       (233)       *             93,473    (f) (233)      -           -
Scot A. Kane.........................       373,890       (234)       *            373,890    (f) (234)      -           -
Sean M. Callahan (a).................       129,917       (235)       *            129,917    (s) (235)      -           -
Steven R. Kleen......................        93,658       (236)       *             93,658    (f) (236)      -           -
SXJE LLC.............................     3,840,822       (237)     6.93%        3,840,822    (f) (237)      -           -
Thomas J. Franco.....................       188,876       (238)       *            188,876    (f) (238)      -           -
Thomas K. Beard......................        93,925       (239)       *             93,925    (f) (239)      -           -
Thomas Leonard.......................        56,540       (240)       *             56,540    (f) (240)      -           -
Mike Dean............................        93,473       (241)       *             93,473    (f) (241)      -           -
William Gonte........................        93,658       (242)       *             93,658    (f) (242)      -           -
R. Gregory E. Ellis..................       386,260                   *            386,260    (g)            -           -
Brookstreet Securities Corporation
  (c)................................     1,068,258       (243)     1.95%        1,068,258    (t) (243)      -           -
WWIII Enterprises, LLC (a)...........       903,576       (244)     1.65%          903,576    (u) (244)      -           -
Acceleron Capital, Ltd. (a)..........       279,454       (245)       *            279,454        (245)      -           -
AJ Sexton, V (a).....................       155,051       (246)       *            155,051    (t) (246)      -           -
David V. Ferrari, TTEE, David V.
  Ferrari Exempt Trust 12/29/98......       155,432       (247)       *            135,432    (y) (247)    20,000        *
Estate of Alan Bennett Harp (a)......       134,329       (248)       *            134,329    (v) (248)      -           -
Klenton L. McLemore (a)..............       134,094       (249)       *            134,094    (v) (249)      -           -
Pat McCann and Ingrid McCann JT TEN..       127,301                   *            127,301    (g)            -           -
Annabel Lukens (a)...................        12,000       (250)       *             12,000    (h) (250)      -           -
Brad Reifler.........................        11,368       (251)       *             11,368    (w) (251)      -           -
Carlo W. Corzine (a).................         4,820       (252)       *              4,820    (h) (252)      -           -
Claude Ware (a)......................       183,000       (253)       *            183,000    (h) (253)      -           -
Cliff Jensen (a).....................         9,050       (254)       *              9,050    (h) (254)      -           -
Daniel Pietro (a)....................         5,000       (255)       *              5,000    (h) (255)      -           -
David Evansen (a)....................         1,810       (256)       *              1,810    (h) (256)      -           -
Eric Singer..........................        19,625       (257)       *             19,625    (w) (257)      -           -
Glenn Desort (a).....................         1,200       (258)       *              1,200    (h) (258)      -           -
Hilary Bergman.......................        11,368       (259)       *             11,368    (w) (259)      -           -
John Green (a).......................         9,127       (260)       *              9,127    (h) (260)      -           -
Mark Ford (a)........................        65,043       (261)       *             65,043    (h) (261)      -           -
Newbridge Securities Corporation (b).        36,201       (262)       *             36,201    (h) (262)      -           -
Robert Dombrowski (a)................        12,371       (263)       *             12,371    (h) (263)      -           -
ROO, LLC (a).........................        12,371       (264)       *             12,371    (h) (264)      -           -
ViewTrade Financial (b)..............        27,242       (265)       *             27,242    (w) (265)      -           -
William Threewits (a)................         7,240       (266)       *              7,240    (h) (266)      -           -
Michael Abrams (a)...................        15,000       (267)       *             15,000    (i) (267)      -           -
Timothy Adkins (a)...................         2,500       (268)       *              2,500    (k) (268)      -           -
Richard Ames (a).....................        32,650       (269)       *             17,500    (k) (269)    15,150        *


                                                             63



                                                                                                               SHARES OF
                                                 SHARES OF COMMON STOCK                                       COMMON STOCK
                                                   BENEFICIALLY OWNED            SHARES OF                 BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING              COMMON                     AFTER OFFERING
        NAME OF                          ----------------------------------     STOCK BEING            ------------------------
    BENEFICIAL OWNER                        NUMBER               PERCENTAGE       OFFERED                 NUMBER    PERCENTAGE
-------------------------------------    -------------         ------------     ------------           -----------  ----------
Burton Bartlett (a)..................        17,250       (270)       *             17,250    (k) (270)      -           -
Patrick Hobert (a)...................        15,050       (271)       *             15,050    (k) (271)      -           -

Carl Keys (a)........................        58,750       (272)       *              7,500    (k) (272)      -           -

Cynthia Layne (a)....................         2,500       (273)       *              2,500    (k) (273)      -           -
John Means (a).......................        28,000       (274)       *             28,000    (k) (274)      -           -
Phil Rosenbaum (a)...................         2,500       (275)       *              2,500    (k) (275)      -           -

Eric Sjolund (a).....................        35,000       (276)       *              3,750    (k) (276)      -           -

Darrell Smith (a)....................        26,190       (277)       *             26,190    (k) (277)      -           -
Ronald Smith (a).....................         8,750       (278)       *              8,750    (k) (278)      -           -
Edward Villarreal (a)................         3,750       (279)       *              3,750    (k) (279)      -           -
Matt Wilson (a)......................         5,000       (280)       *              5,000    (k) (280)      -           -

Denis Wong (a).......................        68,125       (281)       *              5,625    (k) (281)      -           -

Warren Woon (a)......................         7,875       (282)       *              6,875    (k) (282)    1,000         *
Patrick McCabe.......................        75,000       (283)       *             75,000    (l) (283)      -           -
Palisades Capital, LLC...............     1,271,208       (284)     2.35%        1,152,825    (m) (284)   118,383        *
Rutan & Tucker, LLP..................       150,000       (285)       *            150,000    (n) (285)      -           -
Strategic Growth International, Inc..       125,000       (286)       *            125,000    (o) (286)      -           -
____________
* Less than 1%

(a) This selling security holder, or one of the individuals who has power to vote or dispose of the securities held by the selling security holder, has represented to us that he is affiliated with a broker-dealer but that he is not acting as an underwriter in this offering, he acquired the shares he is offering under this prospectus in the ordinary course of business, and at the time of such acquisition, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(b) This selling security holder has represented to us that it is a NASD-registered broker-dealer but that it is not acting as an underwriter in this offering, it acquired the shares it is offering under this prospectus in the ordinary course of business as transaction-based compensation for investment banking services, and at the time of such acquisition, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(c) Brookstreet Securities Corporation has represented to us that it is a NASD-registered broker-dealer. With respect to the 79,112 shares of common stock underlying Series F Warrants and the 637,297 shares of common stock underlying Series H Warrants offered by Brookstreet Securities Corporation hereunder, it has represented to us that it is not acting as an underwriter in this offering, it acquired the Series F Warrants and Series H Warrants in the ordinary course of business as transaction-based compensation for investment banking services, and at the time of such acquisition, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares. With respect to the 351,849 shares of common stock offered by Brookstreet Securities Corporation hereunder, it did not acquire such shares in the ordinary course of business as transaction-based compensation for investment banking services and, therefore, is deemed by the SEC to be acting as an underwriter with respect to these shares.

(d) The shares of common stock offered hereunder, including shares of common stock that underlie Series C Warrants and Series D Warrants, were acquired from us in a June 2004 private placement transaction to accredited investors only under which we raised an aggregate of $1,750,000 at $1.80 per share and issued 972,223 shares of common stock, Series C Warrants to purchase an aggregate of 972,223 shares of common stock at an exercise price of $3.00 per share, and Series D Warrants to purchase an aggregate of 972,223 shares of common stock at an exercise price of $3.50 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share. In the aggregate, 2,916,669 shares of common stock, including shares of common stock that underlie Series C Warrants and Series D Warrants, resulting from this private placement transaction are being offered hereunder for resale.

(e) The shares of common stock offered hereunder, including shares of common stock that underlie Series G Warrants, were acquired from us in a private placement transaction to accredited investors only that took place between April 2005 and November 2005, under which we sold "units" at a price per unit of $2.00, with each unit consisting of four shares of common stock and one Series G Warrant. We raised aggregate gross proceeds of approximately $7,130,000 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock at an exercise price of $2.50 per share. We also issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock at an exercise price of $0.50 per share. In the aggregate, 19,959,451 shares of common stock, including shares of common stock that underlie Series G Warrants and Series H placement agent warrants, resulting from this private placement transaction are being offered hereunder for resale.

(f) The shares of common stock offered hereunder, including shares of common stock that underlie warrants, were acquired from us in conjunction with a convertible bridge note private placement transaction to accredited investors only that took place between November 2004 and February 2005, and the subsequent conversion of such convertible bridge notes into shares of common stock and warrants to purchase common stock. We raised aggregate gross proceeds of $2,360,000 under this private placement transaction and, in addition to the convertible bridge notes, issued bridge note investors Series E Warrants to purchase an aggregate of 1,416,000 shares of common stock at an exercise price of $0.60 per share. In August 2005, the total principal and accrued but unpaid interest under the convertible bridge notes automatically converted into an aggregate of 6,023,932 shares of common stock and Series G-BH Warrants to purchase an aggregate of 1,505,989 shares of common stock at an exercise price of $2.50 per share. We also issued Series J placement agent warrants to acquire up to 602,393 shares of common stock at an exercise price of $0.50 per share. In the aggregate, 9,548,314 shares of common stock, including shares of common stock that underlie Series E Warrants, Series G-BH Warrants and Series J placement agent warrants, resulting from this private placement transaction are being offered hereunder for resale.

(g) The shares of common stock offered hereunder were acquired from us upon the automatic conversion of convertible bridge notes originally issued by us in a private placement transaction to accredited investors only that took place between February 2005 and April 2005. We raised aggregate gross proceeds of $600,000 under this private placement transaction and issued an aggregate of 1,540,244 shares of common stock upon the July 2005 automatic conversion of the total principal and accrued but unpaid interest under the convertible bridge notes. We also issued Series F placement agent warrants to acquire up to 231,036 shares of common stock at an exercise price of $0.40 per share. In the aggregate, 1,771,280 shares of common stock, including shares of common stock that underlie Series F placement agent warrants, resulting from this private placement transaction are being offered hereunder for resale.

(h) The shares of common stock offered by the selling security holder hereunder underlie Series J placement agent warrants that Burnham Hill Partners, a division of Pali Capital, Inc. ("Burnham Hill Partners"), designated that we issue to the holder. Burnham Hill Partners acted as our placement agent in conjunction with the private placement transaction described in footnote
     (f) above. In conjunction with that private placement transaction, we entered into an agreement with Burnham Hill Partners for placement agent services. Under this agreement, we agreed to pay to Burnham Hill Partners a cash fee equal to 10% of gross proceeds raised by Burnham Hill Partners or its subagents in conjunction with the private placement transaction described in footnote (f), as well as issue to Burnham Hill Partners or its designees Series J placement agent warrants to purchase common stock in an amount equal to 10% of the common stock issued upon conversion of the convertible bridge notes issued in the private placement transaction. Pursuant to our agreement with Burnham Hill Partners, we paid Burnham Hill Partners a cash fee of $236,000 and issued Series J placement agent warrants to purchase an aggregate of 602,393 shares of common stock to designees of Burnham Hill Partners. The Series J placement agent warrants have an exercise price of $0.50 per share of common stock. In the aggregate, 602,393 shares of common stock underlying Series J placement agent warrants are being offered hereunder for resale.

(i) The shares of common stock offered by the selling security holder hereunder underlie Series I Warrants that Burnham Hill Partners designated that we issue to the holder. In conjunction with financial advisory services provided to us by Burnham Hill Partners, we agreed to issue Series I Warrants to purchase an aggregate of 200,000 shares of common stock to Burnham Hill Partners or its designees. The Series I Warrants have an exercise price of $0.60 per share of common stock. In the aggregate, 200,000 shares of common stock underlying Series I placement agent warrants are being offered hereunder for resale.

(j) The shares of common stock offered by the selling security holder hereunder underlie Series F placement agent warrants that Brookstreet Securities Corporation designated that we issue to the holder. Brookstreet Securities Corporation acted as our placement agent in conjunction with the private placement transaction described in footnote (g) above. In conjunction with that private placement transaction, we entered into an agreement with Brookstreet Securities Corporation for placement agent services. Under this agreement, we agreed to pay to Brookstreet Securities Corporation a cash fee equal to 12% of gross proceeds raised by Brookstreet Securities Corporation in conjunction with the private placement transaction described in footnote (g), as well as issue to Brookstreet Securities Corporation or its designees Series F placement agent warrants to purchase common stock in an amount equal to 15% of the common stock issued upon conversion of the convertible bridge notes issued in the private placement transaction. Pursuant to this agreement, we paid Brookstreet Securities Corporation a cash fee of $72,000 and issued Series F placement agent warrants to purchase an aggregate of 231,036 shares of common stock to Brookstreet Securities Corporation and its designees. The Series F placement agent warrants have an exercise price of $0.40 per share of common stock. In the aggregate, 231,036 shares of common stock underlying Series F placement agent warrants are being offered hereunder for resale.

(k) The shares of common stock offered by the selling security holder hereunder underlie Series H placement agent warrants that Brookstreet Securities Corporation designated that we issue to the holder. Brookstreet Securities Corporation acted as our placement agent in conjunction with the private placement transaction described in footnote (e) above. In conjunction with that private placement transaction, we entered into an agreement with Brookstreet Securities Corporation for placement agent services. Under this agreement, we agreed to pay to Brookstreet Securities Corporation a cash fee equal to 12% of gross proceeds raised by Brookstreet Securities Corporation in conjunction with the private placement transaction described in footnote (e), as well as issue to Brookstreet Securities Corporation or its designees Series H placement agent warrants to purchase common stock in an amount equal to 15% of the aggregate common stock issued in the private placement transaction. Pursuant to this agreement, we paid Brookstreet Securities Corporation a cash fee of $855,405 and issued Series H placement agent warrants to purchase an aggregate of 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees. The Series H placement agent warrants have an exercise price of $0.50 per share of common stock. In the aggregate, 2,138,513 shares of common stock underlying Series H placement agent warrants are being offered hereunder for resale.

(l) The 75,000 shares of common stock offered by Patrick McCabe hereunder underlie warrants we issued to Patrick McCabe as compensation for services provided to us in connection with marketing research and introduction of our products to potential buyers. The warrants have an exercise price of $1.00 per share of common stock.

(m) Of the shares of common stock offered by Palisades Capital, LLC hereunder, 975,000 shares of common stock were acquired from us pursuant to a January 2005 settlement agreement between us, Palisades Capital, LLC, and certain other related parties. The other 296,208 shares of common stock were acquired through a March 2004 private sale transaction between Palisades Capital, LLC and Lyle Pearson, our former Chief Executive Officer. In the aggregate, 1,152,825 shares of common stock resulting from these transactions are being offered hereunder for resale.

(n) The 150,000 shares of common stock offered by Rutan & Tucker, LLP hereunder underlie warrants we issued to Rutan & Tucker, LLP as partial compensation for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock.

(o) The 125,000 shares of common stock offered by Strategic Growth International, Inc. hereunder underlie warrants we issued to Strategic Growth International, Inc. as compensation for investment relation support services rendered. The warrants have an exercise price of $3.50 per share of common stock.

(p) The shares of common stock offered by the selling security holder hereunder include shares of common stock purchased from Edwin Hoffman, our Founder and Chief Solutions Architect, in a November 2005 private sale transaction whereby Mr. Hoffman sold an aggregate of 250,000 shares of our common stock at a price of $0.25 per share.

(q) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (e) and (k) above.

(r) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (f), (h) and (i) above.

(s) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (f) and (h) above.

(t) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (g), (j), (k) and (p) above.

(u) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (g), (j) and (k) above.

(v) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (g) and (j) above.

(w) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (h) and (i) above.

(x) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (e), (g) and (k) above.

(y) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes
     (g) and (k) above.

(1) Thomas Wittenschlaeger is our President, Chief Executive Officer and Chairman of the Board. Includes 116,667 shares of common stock issuable upon the exercise of options which were exercisable as of April 7, 2006 or exercisable within 60 days after April 7, 2006. The address for Thomas Wittenschlaeger is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.

(2) Bob van Leyen is our Chief Financial Officer and Secretary. Includes 200,000 shares of common stock issuable upon the exercise of options which were exercisable as of April 7, 2006 or exercisable within 60 days after April 7, 2006. The address for Bob van Leyen is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.

(3) Edwin Hoffman is our former Chief Development Officer. Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Hoffman no longer meets the criteria of an executive officer. Mr. Hoffman's new title is "Founder and Chief Solutions Architect." The address for Edwin Hoffman is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.

(4) Ananda Perera is our former Chief Technical Officer. Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Perera no longer meets the criteria of an executive officer. Mr. Perera's new title is "Founder and Chief Enterprise Architect." The address for Ananda Perera is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.

(5) Albert Wong is one of our directors. Includes 66,666 shares of common stock issuable upon the exercise of options which were exercisable as of April 7, 2006 or exercisable within 60 days after April 7, 2006, which shares are not being offered under this prospectus and, accordingly, are shown as being beneficially owned after the offering. Also includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, which shares are being offered under this prospectus, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC. The address for Albert Wong is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.

(6) Ken Bramlett is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of April 7, 2006 or exercisable within 60 days after April 7, 2006. The address for Ken Bramlett is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.

(7) Larry L. Enterline is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of April 7, 2006 or exercisable within 60 days after April 7, 2006. The address for Larry L Enterline is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.

(8) Includes 400,000 shares of common stock and 200,000 shares issuable upon the exercise of options held by Bob van Leyen; 3,000,000 shares of common stock and 116,667 shares issuable upon the exercise of options held by Thomas Wittenschlaeger; 1,875,000 shares of common stock held by Edwin Hoffman; 2,125,000 shares of common stock held by Ananda Perera; 66,666 shares issuable upon the exercise of options held by Albert Wong; 33,333 shares issuable upon the exercise of options held by Ken Bramlett; and 33,333 shares issuable upon the exercise of options held by Larry L. Enterline; none of which shares are being offered under this prospectus and, accordingly, are shown as being beneficially owned after the offering. Also includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, which shares are being offered under this prospectus, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.

(9) Includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC. Power to vote or dispose of the shares is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC. Albert Wong is one of our directors.

(10) Includes 555,556 shares of common stock, 555,556 shares underlying Series C Warrants and 555,556 shares underlying Series D Warrants held by Uptrend Investment, Inc. Power to vote or dispose of the shares is held by Catherine Lee Chin as President of Uptrend Investment, Inc.

(11) Includes 277,778 shares of common stock, 277,778 shares underlying Series C Warrants and 277,778 shares underlying Series D Warrants held by Transglobal Investments, LLC. Power to vote or dispose of the shares is held by Andrew Su as Manager of Transglobal Investments, LLC.

(12) Includes 683,463 shares of common stock which we are informed and believe are directly owned by Tarek Obaid and an additional 2,416,456 shares of common stock which we are informed and believe are indirectly beneficially owned by Tarek Obaid as follows: 1,072,456 shares owned by Turki bin Abdullah, 672,000 shares owned by Almamlaka, Ltd., and 672,000 shares owned by The Leopard-Alliance. The address for Tarek Obaid is Fininfor Conseil, 11 rue du General-Du-Four, 1204 Geneve, Switzerland. (13) Includes 10,000 shares underlying Series G Warrants.

(14) Includes 37,500 shares underlying Series G Warrants. Shares and warrants offered hereunder are held in the name of Charles Schwab & Co., Inc., FBO:
      Bruce Charles Adams IRA.

(15) Includes 12,500 shares underlying Series G Warrants. Shares and warrants offered hereunder are held in the name of Charles Schwab & Co., Inc., FBO:
      Linda Sue Adams IRA.

(16) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of RBC Dain Rauscher Custodian, FBO: Carla Adams-Goldman IRA.


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(17)  Includes 12,500 shares underlying Series G Warrants.

(18)  Includes 12,500 shares underlying Series G Warrants.

(19)  Includes 18,750 shares underlying Series G Warrants.

(20) Includes 20,000 shares underlying Series G Warrants. Shares and warrants held in the name of First Trust Corporation, Custodian, FBO: Michael Bain.

(21) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of Darryl Baker. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Darryl Baker IRA.

(22)  Includes 12,500 shares underlying Series G Warrants.

(23)  Includes 6,250 shares underlying Series G Warrants.

(24) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Morgan L. Beatty and Winnie M. Huff as Trustees of the Beatty-Huff Family Trust.

(25)  Includes 10,000 shares underlying Series G Warrants.

(26)  Includes 16,250 shares underlying Series G Warrants.

(27)  Includes 25,000 shares underlying Series G Warrants.

(28)  Includes 12,500 shares underlying Series G Warrants.

(29) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Mark Berman and Sharon Berman as Trustees of the 1999 Berman Family Trust dated 3-23-1999.

(30) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Donald E. Betz. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: Donald E. Betz A/C 079890.

(31)  Includes 12,500 shares underlying Series G Warrants.

(32) Includes 5,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Robert D. Bjork MD as President of the Robert D. Bjork MDSC MPP & Trust #001 2002 Account.

(33)  Includes 12,500 shares underlying Series G Warrants.

(34) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Fred J. Boone SEP IRA 0JR-812420.

(35)  Includes 10,000 shares underlying Series G Warrants.

(36)  Includes 6,250 shares underlying Series G Warrants.

(37)  Includes 6,250 shares underlying Series G Warrants.

(38) Includes 200,000 shares of common stock and 50,000 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Stanley Clifton Brooks IRA 0JR-567469. Also includes 351,849 shares of common stock, 79,112 shares underlying Series F Warrants and 637,297 shares underlying Series H Warrants held by Brookstreet Securities Corporation, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Stanley C. Brooks as President and CEO of Brookstreet Securities Corporation.

(39)  Includes 50,000 shares underlying Series G Warrants.

(40)  Includes 6,250 shares underlying Series G Warrants.

(41) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by John R. Harrington, Jr. as Managing Member of Channel Capital, LLC. In addition, 60,000 shares of common stock and 15,000 shares underlying Series G Warrants are held in the name of John R. Harrington, Jr., which shares are also being offered under this prospectus.

(42)  Includes 12,500 shares underlying Series G Warrants.

(43)  Includes 12,500 shares underlying Series G Warrants.

(44)  Includes 100,000 shares underlying Series G Warrants.

(45)  Includes 200,000 shares underlying Series G Warrants.

(46) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Melvin Cohen IRA 0JR-812544.

(47)  Includes 12,500 shares underlying Series G Warrants.

(48)  Includes 6,250 shares underlying Series G Warrants.

(49) Includes 7,500 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Harold Rex Combs A/C 83750.

(50)  Includes 12,500 shares underlying Series G Warrants.

(51)  Includes 12,500 shares underlying Series G Warrants.

(52)  Includes 12,500 shares underlying Series G Warrants.


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(53)  Includes 50,000 shares of common stock and 12,500 shares underlying Series
      G Warrants held in the name of David R. Cravens. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David R. Cravens SEP IRA 0JR-702838.

(54)  Includes 12,500 shares underlying Series G Warrants.

(55)  Includes 25,000 shares underlying Series G Warrants.

(56) Includes 6,250 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Mary Chin Dang, M.D., as Trustee of the Mary Chin Dang Revocable Trust u/a 10/16/1979.

(57)  Includes 12,500 shares underlying Series G Warrants.

(58) Includes 50,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Delmar E. Demaree, Jr. as Trustee of the Delmar E. Demaree Jr. Revocable Trust.

(59) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
      Frank A. Dobrovich A/C 82479. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held jointly by Frank A. Dobrovich and Linda K. Dobrovich, which shares are also being offered under this prospectus.

(60) Includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held jointly by Frank A. Dobrovich and Linda K. Dobrovich. In addition, 50,000 shares of common stock and 12,500 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO: Frank A. Dobrovich A/C 82479, which shares are also being offered under this prospectus.

(61)  Includes 6,250 shares underlying Series G Warrants.

(62)  Includes 12,500 shares underlying Series G Warrants.

(63)  Includes 12,500 shares underlying Series G Warrants.

(64)  Includes 12,500 shares underlying Series G Warrants.

(65)  Includes 6,250 shares underlying Series G Warrants.

(66) Includes 3,750 shares underlying Series G Warrants and 23,250 shares underlying Series H Warrants.

(67)  Includes 12,500 shares underlying Series G Warrants.

(68)  Includes 75,000 shares underlying Series G Warrants.

(69) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.

(70) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.


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(71)  Includes 50,000 shares of common stock and 12,500 shares underlying Series
      G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E.
      Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.

(72) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee.

(73)  Includes 25,000 shares underlying Series G Warrants.

(74) Includes 50,000 shares of common stock 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
      Robert Y. Fukunaga A/C 80368. Also includes 7,500 shares underlying Series H Warrants held in the name of Robert Fukunaga.

(75)  Includes 60,000 shares underlying Series G Warrants.

(76)  Includes 12,500 shares underlying Series G Warrants.

(77)  Includes 6,250 shares underlying Series G Warrants.

(78) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Manny Gutsche A/C 74952.

(79) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Jeff Halpin A/C 81839.

(80)  Includes 12,500 shares underlying Series G Warrants.

(81) Includes 60,000 shares of common stock and 15,000 shares underlying Series G Warrants held in the name of John R. Harrington, Jr. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held by Channel Capital, LLC, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by John R. Harrington, Jr. as Managing Member of Channel Capital, LLC.

(82)  Includes 12,500 shares underlying Series G Warrants.

(83) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Joan E. Heiser. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser and Joan E. Heiser, which shares are also being offered under this prospectus.

(84) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: J. Ken Heiser. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser (aka J. Ken Heiser) and Joan E. Heiser, which shares are also being offered under this prospectus.

(85) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser and Joan E. Heiser. In addition, 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: Joan E. Heiser, which are also being offered under this prospectus; and 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: J. Ken Heiser (aka James K. Heiser), which are also being offered under this prospectus.

(86)  Includes 6,250 shares underlying Series G Warrants.

(87) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Howard F. Hill and Patricia A. Hill as Trustees of The Hill Family Trust.

(88) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Don Ho as Trustee of the Don Ho Revocable Living Trust.

(89)  Includes 12,500 shares underlying Series G Warrants.

(90)  Includes 12,500 shares underlying Series G Warrants.

(91)  Includes 18,750 shares underlying Series G Warrants.

(92)  Includes 6,250 shares underlying Series G Warrants.

(93) Includes 90,000 shares of common stock and 22,500 shares underlying Series G Warrants held in the name of Mark Porte Johnson and 40,000 shares of common stock and 10,000 shares underlying Series G Warrants held in the name of Charles Schwab & Co., Inc., FBO: Mark Porte Johnson IRA. Also includes 50,000 shares of common stock held in the name of Mark Porte Johnson, 23,600 shares of common stock held in the name of Charles Schwab & Co., Inc., FBO: Mark Porte Johnson IRA, and 18,400 shares of common stock held in the name of IRAs for the children of Mark Porte Johnson, the power to vote or dispose of which is held by Mark Porte Johnson, all of which shares were purchased on the OTC Bulletin Board and are not being offered under this prospectus and, accordingly, are shown as being beneficially owned after the offering.


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

(94) Includes 5,000 shares underlying Series G Warrants. Shares and warrants held in the name of Charles Schwab & Co., Inc. Custodian, FBO: Jennifer M Johnson IRA.

(95)  Includes 125,000 shares underlying Series G Warrants.

(96)  Includes 12,500 shares underlying Series G Warrants.

(97) Includes 6,250 shares underlying Series G Warrants. In addition, 7,500 shares underlying Series H Warrants are held in the name of Carl Keys, which shares are also being offered under this prospectus.

(98)  Includes 12,500 shares underlying Series G Warrants.

(99)  Includes 12,500 shares underlying Series G Warrants.

(100) Includes 12,500 shares underlying Series G Warrants.

(101) Includes 17,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Bruce M. Krall and Elisa San Miguel Krall as Trustees of the BEK Living Trust 2004.

(102) Includes 6,250 shares underlying Series G Warrants.

(103) Includes 12,500 shares underlying Series G Warrants.

(104) Includes 6,250 shares underlying Series G Warrants and 1,250 shares underlying Series H Warrants.

(105) Includes 6,250 shares underlying Series G Warrants.

(106) Includes 12,488 shares underlying Series G Warrants.

(107) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of National Financial Services LLC/FMTC, FBO: William Madden, Acct. 0JR-766070.

(108) Includes 45,000 shares of common stock and 11,250 shares underlying Series G Warrants held in the name of J David Maddox. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: J. David Maddox IRA.

(109) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Susan C Maki A/C 72375.

(110) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Beverly R. Marr.

(111) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: John L. Marr.

(112) Includes 6,250 shares underlying Series G Warrants.

(113) Includes 50,000 shares underlying Series G Warrants.

(114) Includes 6,250 shares underlying Series G Warrants.

(115) Includes 12,500 shares underlying Series G Warrants.

(116) Includes 12,500 shares underlying Series G Warrants.

(117) Includes 125,000 shares underlying Series G Warrants.

(118) Includes 12,500 shares underlying Series G Warrants.

(119) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David Mowbray. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David Mowbray IRA.

(120) Includes 50,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Thomas A. Murrell and Donna M. Murrell as Trustees of the Thomas A. Murrell Family Trust.

(121) Includes 6,250 shares underlying Series G Warrants.

(122) Includes 12,500 shares underlying Series G Warrants.

(123) Includes 6,250 shares underlying Series G Warrants.

(124) Includes 12,500 shares underlying Series G Warrants.

(125) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Barry Niswanger.

(126) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Donald M. Norman and Cynthia S. Norman as Trustees of The Norman Living Trust.

(127) Includes 17,500 shares underlying Series G Warrants.

(128) Includes 43,450 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Sami J. Oweida as Trustee of the Oweida Orthopedic Association PA Emp PSP TR.

(129) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Peter M. Pallotto A/C 72358.

(130) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Ronald J. Pang, M.D., as Trustee of the Ronald J. Pang Revocable Living Trust u/a 6-12-1991.

(131) Includes 23,750 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Carol Ann Pilger A/C 77544.


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

(132) Includes 95,000 shares of common stock and 23,750 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
      Nicholas J. Pilger A/C 77461. Also includes 37,000 shares underlying Series H Warrants held in the name of Nicholas Pilger.

(133) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by James A. Gabriele as Managing Member of Pilot Capital Group, LLC.

(134) Includes 10,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Ronald J. Piziali and Diane M. Piziali as Trustees of the R&D Piziali Family Living Trust DTD March 22, 2005.

(135) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Adriaan Pruyssers A/C 74404.

(136) Includes 6,250 shares underlying Series G Warrants.

(137) Includes 12,500 shares underlying Series G Warrants.

(138) Includes 12,500 shares underlying Series G Warrants.

(139) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
      Gary W. Rodgers A/C 81984. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Gary W. Rodgers and Sherrell Rodgers, which shares are also being offered under this prospectus.

(140) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Gary W. Rodgers and Sherrell Rodgers. In addition, 50,000 shares of common stock and 12,500 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO: Gary W. Rodgers A/C 81984, which shares are also being offered under this prospectus.

(141) Includes 50,000 shares underlying Series G Warrants.

(142) Includes 47,500 shares underlying Series G Warrants.

(143) Includes 7,500 shares underlying Series G Warrants.

(144) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
      David J. SaoMarcos A/C 72288 and 106,250 shares underlying Series H Warrants held in the name of David SaoMarcos. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by David SaoMarcos and Shelly SaoMarcos, which shares are also being offered under this prospectus.

(145) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by David SaoMarcos and Shelly SaoMarcos. In addition, 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO:
      David J. SaoMarcos A/C 72288 and 106,250 shares underlying Series H Warrants are held in the name of David SaoMarcos, which shares are also being offered under this prospectus.

(146) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by James E. Sargeant Jr. and Pamela A. Sargeant as Trustees of the Sargeant Family Trust.

(147) Includes 12,500 shares underlying Series G Warrants.

(148) Includes 12,500 shares underlying Series G Warrants.

(149) Includes 12,500 shares underlying Series G Warrants.

(150) Includes 9,000 shares underlying Series G Warrants.

(151) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of James Gerard Schulze. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: James Gerard Schulze.

(152) Includes 25,000 shares underlying Series G Warrants.

(153) Includes 12,500 shares underlying Series G Warrants.

(154) Includes 6,250 shares underlying Series G Warrants.

(155) Includes 12,500 shares underlying Series G Warrants.

(156) Includes 12,500 shares underlying Series G Warrants.

(157) Includes 12,500 shares underlying Series G Warrants.

(158) Includes 6,250 shares underlying Series G Warrants.

(159) Includes 6,250 shares underlying Series G Warrants.


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

(160) Includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David C. Singer and Patricia A. Singer. In addition, 30,000 shares of common stock and 5,000 shares underlying Series G Warrants are held in the name of First Trust Corporation, Custodian,
      FBO: David C. Singer A/C 060000075597 and 13,250 shares underlying Series H Warrants are held in the name of David Singer, of which 38,250 shares are also being offered under this prospectus; and 20,000 shares of common stock and 5,000 shares underlying Series G Warrants are held in the name of First Trust Corporation, Custodian, FBO: Patricia A. Singer A/C 060000075599, which shares are also being offered under this prospectus.

(161) Includes 30,000 shares of common stock and 5,000 shares underlying Series G Warrants held in the name of First Trust Corporation, Custodian, FBO:
      David C. Singer A/C 060000075597 and 13,250 shares underlying Series H Warrants held in the name of David Singer, of which 38,250 are being offered under this prospectus. Also includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David C. Singer and Patricia A. Singer, which shares are also being offered under this prospectus.

(162) Includes 20,000 shares of common stock and 5,000 shares underlying Series G Warrants held in the name of First Trust Corporation, Custodian, FBO:
      Patricia A. Singer A/C 060000075599. Also includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David
      C. Singer and Patricia A. Singer, which shares are also being offered under this prospectus.

(163) Includes 5,000 shares underlying Series G Warrants.

(164) Includes 6,250 shares underlying Series G Warrants. In addition, 3,750 shares underlying Series H Warrants are held in the name of Eric Sjolund, which shares are also being offered under this prospectus.

(165) Includes 351,250 shares underlying Series G Warrants. (166) Includes 12,500 shares underlying Series G Warrants. (167) Includes 6,250 shares underlying Series G Warrants. (168) Includes 25,000 shares underlying Series G Warrants.

(169) Includes 80,000 shares of common stock and 20,000 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Steven M. Smith. Also includes 111,500 shares underlying Series H Warrants held in the name of Steven Smith.

(170) Includes 6,250 shares underlying Series G Warrants.

(171) Includes 6,250 shares underlying Series G Warrants.

(172) Includes 12,500 shares underlying Series G Warrants.

(173) Includes 25,000 shares of common stock, 6,250 shares underlying Series G Warrants and 180,000 shares underlying Series H Warrants held in the name of James B. Stanley. Also includes 176,556 shares of common stock, 17,981 shares underlying Series F Warrants and 84,917 shares underlying Series H Warrants held in the name of Acceleron Capital, Ltd., which shares are also being offered under this prospectus, the power to vote or dispose of which is held by James B. Stanley as President and Sole Member of Acceleron Capital, Ltd.

(174) Includes 9,000 shares underlying Series G Warrants.

(175) Includes 6,500 shares underlying Series G Warrants.

(176) Includes 6,250 shares underlying Series G Warrants.

(177) Includes 50,000 shares underlying Series G Warrants.

(178) Includes 15,000 shares underlying Series G Warrants.

(179) Includes 6,250 shares underlying Series G Warrants.

(180) Includes 7,500 shares underlying Series G Warrants and 7,500 shares underlying Series H Warrants. Power to vote or dispose of the shares is shared by Joseph S. Taormino and Rosemary A. Taormino as Trustees of The Taormino Family Trust, dated 6/22/88.

(181) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Walter D. Tearse and Jeanne K. Tearse as Trustees of the Walter D Tearse & Jeanne K Tearse Revocable Living Trust.

(182) Includes 12,500 shares underlying Series G Warrants.

(183) Includes 12,500 shares underlying Series G Warrants.

(184) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by John F. Siegel as President of Tru-Pak Moving Systems, Inc.

(185) Includes 10,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Barbara Vasquez as Trustee of the BV Family Trust.

(186) Includes 6,250 shares underlying Series G Warrants.

(187) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Joseph J. Victor and Carolyn S. Victor as Trustees of the Joseph and Carolyn Victor Living Trust dtd 11/7/00.

(188) Includes 6,250 shares underlying Series G Warrants.

(189) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Gene T. Walker, MD.


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(190) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Quinten E. Ward and Marian L. Ward as Trustees of the Quinten & Marian Ward Trust.

(191) Includes 12,500 shares underlying Series G Warrants.

(192) Includes 6,250 shares underlying Series G Warrants.

(193) Includes 102,500 shares of common stock and 25,000 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian,
      FBO: Dennis G. Williamson A/C 79843, of which 125,000 shares are offered for resale under this prospectus. Also includes 5,000 shares underlying Series H Warrants held in the name of Dennis Williamson.

(194) Includes 12,500 shares underlying Series G Warrants.

(195) Includes 50,000 shares of common stock, 12,500 shares underlying Series G Warrants and 45,000 shares underlying Series H Warrants held in the name of Steven S. Wilson. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held in the name of National Financial Services LLC / FMTC, FBO: Steven S. Wilson, Acct. 0JR-681121.

(196) Includes 6,250 shares underlying Series G Warrants and 18,250 shares underlying Series H Warrants.

(197) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Denis Y. Wong as Trustee of the Denis Y. Wong Rev Living Trust U/A 4/29/1983. In addition, 5,6250 shares underlying Series H Warrants are held in the name of Denis Wong, which shares are also being offered under this prospectus

(198) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Henry R. Yamamoto and Jane S. Yamamoto as Trustees of the Henry & Jane Yamamoto 1987 Trust.

(199) Includes 10,000 shares underlying Series G Warrants.

(200) Includes 12,500 shares underlying Series G Warrants.

(201) Includes 12,500 shares underlying Series G Warrants.

(202) Includes 12,000 shares underlying Series E Warrants and 12,677 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Allen Solomon as Trustee of the Allen Solomon Rev. Trust DTD 2/13/90.

(203) Includes 9,000 shares underlying Series E Warrants and 9,451 shares underlying Series G-BH Warrants.

(204) Includes 6,000 shares underlying Series E Warrants, 6,314 shares underlying Series G-BH Warrants, 47,500 shares underlying Series I Warrants and 123,307 shares underlying Series J Warrants.

(205) Includes 9,000 shares underlying Series E Warrants and 9,417 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Brad Baker as Trustee of the Bristol Edward Rudolf Trust.

(206) Consists of 190,652 shares of common stock, 45,000 shares underlying Series E Warrants and 47,663 shares underlying Series G-BH Warrants originally issued to Charles Strogen and subsequently transferred to BACI Associates LLC in a private transaction. Power to vote or dispose of the shares is held by Charles Strogen as President of BACI Associates LLC.

(207) Includes 21,000 shares underlying Series E Warrants and 22,099 shares underlying Series G-BH Warrants.

(208) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.

(209) Includes 9,000 shares underlying Series E Warrants and 9,508 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is shared by David P. Garmus and Caren M. Garmus as Trustees of the Garmus Living Trust.

(210) Includes 15,000 shares underlying Series E Warrants and 15,732 shares underlying Series G-BH Warrants.

(211) Includes 18,000 shares underlying Series E Warrants and 19,016 shares underlying Series G-BH Warrants.

(212) Includes 15,000 shares underlying Series E Warrants and 15,847 shares underlying Series G-BH Warrants.

(213) Includes 15,000 shares underlying Series E Warrants and 15,847 shares underlying Series G-BH Warrants.

(214) Includes 30,000 shares underlying Series E Warrants and 31,775 shares underlying Series G-BH Warrants.

(215) Includes 45,000 shares underlying Series E Warrants and 47,195 shares underlying Series G-BH Warrants.

(216) Includes 30,000 shares underlying Series E Warrants and 31,463 shares underlying Series G-BH Warrants.

(217) Includes 30,000 shares underlying Series E Warrants, 31,673 shares underlying Series G-BH Warrants, 110,000 shares underlying Series I Warrants and 50,000 shares underlying Series J Warrants.

(218) Includes 15,000 shares underlying Series E Warrants and 15,752 shares underlying Series G-BH Warrants.

(219) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Betty Henn as President of Joe-Net, Inc.

(220) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.

(221) Includes 9,000 shares underlying Series E Warrants and 9,451 shares underlying Series G-BH Warrants.

(222) Includes 30,000 shares underlying Series E Warrants and 31,463 shares underlying Series G-BH Warrants.

(223) Includes 15,000 shares underlying Series E Warrants and 15,785 shares underlying Series G-BH Warrants.


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

(224) Includes 48,000 shares underlying Series E Warrants and 50,341 shares underlying Series G-BH Warrants.

(225) Includes 12,000 shares underlying Series E Warrants and 12,628 shares underlying Series G-BH Warrants.

(226) Includes 60,000 shares underlying Series E Warrants and 62,778 shares underlying Series G-BH Warrants.

(227) Includes 15,000 shares underlying Series E Warrants, 15,888 shares underlying Series G-BH Warrants and 10,000 shares underlying Series J Warrants.

(228) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.

(229) Includes 15,000 shares underlying Series E Warrants and 15,888 shares underlying Series G-BH Warrants.

(230) Includes 15,000 shares underlying Series E Warrants and 15,888 shares underlying Series G-BH Warrants.

(231) Includes 6,000 shares underlying Series E Warrants and 6,278 shares underlying Series G-BH Warrants.

(232) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Robert Murray Chaikin as Trustee of the Revocable Trust DTD 7/9/93.

(233) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.

(234) Includes 60,000 shares underlying Series E Warrants and 62,778 shares underlying Series G-BH Warrants.

(235) Includes 18,000 shares underlying Series E Warrants, 18,833 shares underlying Series G-BH Warrants and 17,750 shares underlying Series J Warrants.

(236) Includes 15,000 shares underlying Series E Warrants and 15,732 shares underlying Series G-BH Warrants.

(237) Includes 600,000 shares underlying Series E Warrants and 648,164 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Sam Eyde as Manager of SXJE, LLC. The address for SXJE, LLC is 2800 Bryon Circle, Lansing, Michigan 48912.

(238) Includes 30,000 shares underlying Series E Warrants and 31,775 shares underlying Series G-BH Warrants.

(239) Includes 15,000 shares underlying Series E Warrants and 15,785 shares underlying Series G-BH Warrants.

(240) Includes 9,000 shares underlying Series E Warrants and 9,508 shares underlying Series G-BH Warrants.

(241) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.

(242) Includes 15,000 shares underlying Series E Warrants and 15,732 shares underlying Series G-BH Warrants.

(243) Includes 351,849 shares of common stock, 79,112 shares underlying Series F Warrants and 637,297 shares underlying Series H Warrants held by Brookstreet Securities Corporation, the power to vote or dispose of which is held by Stanley C. Brooks as President and CEO of Brookstreet Securities Corporation. In addition, 200,000 shares of common stock and 50,000 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: Stanley Clifton Brooks IRA 0JR-567469, which shares are also being offered under this prospectus.

(244) Includes 112,170 shares underlying Series F Warrants and 580,027 shares underlying Series H Warrants. Power to vote or dispose of the shares is held by William H. Watson, III as President of WWIII Enterprises, LLC.

(245) Includes 176,556 shares of common stock, 17,981 shares underlying Series F Warrants and 84,917 shares underlying Series H Warrants held in the name of Acceleron Capital, Ltd., the power to vote or dispose of which is held by James B. Stanley as President and Sole Member of Acceleron Capital, Ltd. In addition, 25,000 shares of common stock, 6,250 shares underlying Series G Warrants and 180,000 shares underlying Series H Warrants are held in the name of James B. Stanley, which shares are also being offered under this prospectus

(246) Includes 8,991 shares underlying Series F Warrants and 120,282 shares underlying Series H Warrants.

(247) Includes 7,500 shares underlying Series H Warrants. Power to vote or dispose of the shares is held by David V. Ferrari as Trustee of the David
      V. Ferrari Exempt Trust 12/29/98.

(248) Includes 6,397 shares underlying Series F Warrants. Power to vote or dispose of the shares is shared by Alan B. Harp, Jr. and George M. Vettor as Independent Co-Executors of the Estate of Alan Bennett Harp.

(249) Includes 6,385 shares underlying Series F Warrants.

(250) Represents shares underlying Series J Warrants.

(251) Represents 7,500 shares underlying Series I Warrants and 3,868 shares underlying Series J Warrants.

(252) Represents shares underlying Series J Warrants.

(253) Represents shares underlying Series J Warrants.

(254) Represents shares underlying Series J Warrants.

(255) Represents shares underlying Series J Warrants.

(256) Represents shares underlying Series J Warrants.

(257) Represents 10,000 shares underlying Series I Warrants and 9,625 shares underlying Series J Warrants.

(258) Represents shares underlying Series J Warrants.


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

(259) Represents 7,500 shares underlying Series I Warrants and 3,868 shares underlying Series J Warrants.

(260) Represents shares underlying Series J Warrants.

(261) Represents shares underlying Series J Warrants.

(262) Represents shares underlying Series J Warrants. Power to vote or dispose of the shares is shared by Guy Amico and Scott Goldstein as President and Chief Executive Officer, respectively, of Newbridge Securities Corporation.

(263) Represents shares underlying Series J Warrants.

(264) Represents shares underlying Series J Warrants. Power to vote or dispose of the shares is held by James St. Clair as Managing Member of ROO, LLC. In addition, 2,500 shares underlying Series I Warrants and 24,742 shares underlying Series J Warrants are held by ViewTrade Financial, the power to vote or dispose of which is held by James St. Clair as President of ViewTrade Financial, which shares are also being offered under this prospectus.

(265) Represents 2,500 shares underlying Series I Warrants and 24,742 shares underlying Series J Warrants. Power to vote or dispose of the shares is held by James St. Clair as President of ViewTrade Financial. In addition, 12,371 shares underlying Series J Warrants are held by ROO, LLC, the power to vote or dispose of which is held by James St. Clair as Managing Member of ROO, LLC, which shares are also being offered under this prospectus.

(266) Represents shares underlying Series J Warrants.

(267) Represents shares underlying Series I Warrants.

(268) Represents shares underlying Series H Warrants.

(269) Includes 17,500 shares underlying Series H Warrants.

(270) Represents shares underlying Series H Warrants.

(271) Represents shares underlying Series H Warrants.

(272) Represents 7,500 shares underlying Series H Warrants. Also includes 45,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by Carl A. Keys, Jr. and Carol J. Keys, of which 31,250 shares are also being offered under this prospectus.

(273) Represents shares underlying Series H Warrants.

(274) Represents shares underlying Series H Warrants.

(275) Represents shares underlying Series H Warrants.

(276) Represents shares underlying Series H Warrants. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by Eric Sjolund and Kathleen Sjolund, which shares are also being offered under this prospectus.

(277) Represents shares underlying Series H Warrants.

(278) Represents shares underlying Series H Warrants.

(279) Represents shares underlying Series H Warrants.

(280) Represents shares underlying Series H Warrants.

(281) Represents shares underlying Series H Warrants. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Denis Y. Wong Rev Living Trust U/A 4/29/1983, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Denis Y. Wong as Trustee.

(282) Includes 6,875 shares underlying Series H Warrants.

(283) Represents shares underlying warrants.

(284) Power to vote or dispose of the shares is shared by Reid Breitman and Julia Breitman as President and Managing Member, respectively, of Palisades Capital, LLC. Of the shares of common stock held by Palisades Capital, LLC, 1,152,825 shares are being offered hereunder for resale. The remaining 118,383 shares are not being offered hereunder and, accordingly, are shown as being beneficially owned after the offering.

(285) Represents shares underlying warrants. Power to vote or dispose of the shares is held by the managing member of Rutan & Tucker, LLP. Rutan & Tucker, LLP acts as our legal counsel in various matters.

(286) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Richard Cooper as Chairman of Strategic Growth International, Inc.


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

PRIVATE PLACEMENTS THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

         All of the shares of common stock being offered under this prospectus were issued, or are issuable upon exercise of warrants that were issued, in the below-described private placement transactions. The descriptions of the agreements discussed below are qualified by reference to the complete text of those agreements. However, the representations, warranties, covenants and other provisions of those agreements are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         JUNE 2004 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

         In June 2004, we issued to DMK Investments, LLC (of which one of our directors, Albert Wong, is a manager and controlling shareholder), Uptrend Investment, Inc., and Transglobal Investments, LLC, an aggregate of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock, at a price per share of common stock of $1.80, for an aggregate purchase price of $1,750,000. The Series C Warrants expire 60 days after the effective date of the registration statement of which this prospectus is a part. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

         We entered into a registration rights agreement with the investors in this transaction. As amended in December 2005, the registration rights agreement requires us to register for resale the shares of common stock issued to the investors and the shares of common stock issuable upon exercise of the Series C Warrants and Series D Warrants (collectively, the "June 2004 Registrable Securities"). The registration rights agreement contains cross-indemnification provisions between us and the investors and requires, among other things, that we file a registration statement with the Commission no later than 60 days following the final closing of our 2005 Private Placement of "units" described under the heading "2005 Private Placement of Common Stock and Warrants" below and to cause the registration statement to remain effective for a maximum of two years after the filing date. If we are unable to meet our obligations under the registration rights agreement, then for every day we are late in filing the registration statement we will be required to issue to the investors as liquidated damages, on a pro rata basis, additional shares of our common stock equal to 1% of the 972,223 shares originally purchased by the investors.

         The Series C Warrants and Series D Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In addition, the Series D Warrants contain a "full-ratchet" anti-dilution provision whereby the exercise price will be reduced to equal the lowest per-share price we receive in conjunction with any issuance of our common stock or securities that are exercisable for or convertible into shares of our common stock that takes place prior to the effective date of the registration statement of which this prospectus is a part. Pursuant to the December 2005 amendment to the Series D Warrants, this "full-ratchet" provision does not apply to any securities issued by us on or before September 20, 2005 or in conjunction with our 2005 Private Placement. The Series D Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below either the then exercise price of the Series D Warrants or the average closing price of our common stock during the ten-day period prior to such issuance.


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

         In addition, the Series D Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the last closing price of our common stock for the ten trading days immediately preceding the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         The Series D Warrants also contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.99% limitation amount. The 4.99% beneficial ownership limitation may be waived by the warrantholder upon providing us 60-days' prior written notice.

         Albert Wong, one of our directors, is a manager and controlling shareholder of DMK Investments, LLC. In the aggregate, 2,916,669 shares of common stock, consisting of 972,223 outstanding shares, 972,223 shares underlying Series C Warrants and 972,223 shares underlying Series D Warrants, resulting from the above-described transactions are covered by this prospectus.

         10% CONVERTIBLE BRIDGE NOTE FINANCING

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc. (a NASD-registered broker-dealer) who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these notes, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity-based financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"). However, for the purpose of determining the number of shares and warrants to be received by the holders upon conversion following a 10% Note Qualified Financing, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

         As of the August 25, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $3,558,500 through the 2005 Private Placement. In addition, between February 2005 and April 2005, we secured additional private debt financing in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, our aggregate gross proceeds were $4,158,500. As a result, we achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

         As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of our 2005 Private Placement, the holders were issued an


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

aggregate of 6,023,932 shares of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase our common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock and expire August 25, 2010. So long as certain other conditions set forth in the Series G-BH Warrants are met, the Series G-BH warrants are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share.


         In addition, the 10% Note holders were issued 1,416,000 Series E Warrants pursuant to a provision in the 10% Notes that entitled such holders to 600 Series E Warrants for every $1,000 of investment. These Series E Warrants entitle their holder to subscribe for and purchase up to 1,416,000 shares of our common stock at an exercise price of $0.60 per share. The term of the Series E Warrants is five years from the respective noteholder's 10% Note issuance date. If the closing bid price of our common stock exceeds $2.50 per share and certain other conditions set forth in the Series E Warrants are met, 50% of the Series E Warrants are callable by us during the first two years after the date of issuance of the Series E Warrants, and 100% of the Series E Warrants are callable by us thereafter.

         The Series E Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series E Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the Series E Warrants. In addition, the Series E Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series E Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.

         The Series G-BH Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In addition, the Series G-BH Warrants contain provisions affording the holders piggyback registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holders are limited to the exercise of one such piggyback registration. In conjunction with these piggyback registration rights, the holders of the Series G-BH Warrants agreed to certain indemnification provisions.

         We also issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing. The Series J Warrants have an exercise price of $0.50 per shares of common stock and expire August 25, 2010.


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

         The Series J Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series J Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the Series J Warrants. In addition, the Series J Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series J Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.

         Certain registered representatives of Burnham Hill Partners participated in the 10% Note financing. In addition, designees of Burnham Hill Partners received Series J Warrants issued pursuant to the above described transactions. Other than these issuances related to Burnham Hill Partners, there were no material relationships between us and any of the investors who invested in the 10% Note financing.

         In the aggregate, 9,548,314 shares of common stock, consisting of 6,023,932 outstanding shares, 1,505,989 shares underlying Series G-BH Warrants, 1,416,000 shares underlying Series E Warrants and 602,393 shares underlying Series J Warrants, resulting from the above described transactions are covered by this prospectus.

         8% CONVERTIBLE BRIDGE NOTE FINANCING

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of $600,000. Our net proceeds were $528,000 after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of our common stock if we raised at least $3,000,000 in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

         As of the July 15, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $2,416,000 through the 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, we achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.


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

         As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 8% Note Qualified Financing). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of our common stock. The conversion of the 8% Notes did not entitle their holders to any warrants to purchase common stock.

         In conjunction with the 8% Note financing, we entered into a subscription agreement with the investors in the 8% Notes that contains cross-indemnification provisions between us and the investors.

         We also issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

         The Series F Warrants contain provisions affording the holders registration rights that require us to register the common stock underlying the warrants in the same registration statement covering the securities issued in our 2005 Private Placement, with the registration statement to be filed with the Commission by January 23, 2006. The Series F Warrants contain cross-indemnification provisions between us and the holders in conjunction with the filing of a registration statement.

         The Series F Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series F Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below $0.50. The Series F Warrants contain cashless exercise features that permit the warrants to be exercised either in exchange for shares of our common stock held by the holder as payment of the exercise price or pursuant to a cashless exchange through a broker.

         Brookstreet Securities Corporation and certain of its registered representatives participated in the 8% Note financing. In addition, designees of Brookstreet Securities Corporation received Series F Warrants issued pursuant to the above described transactions. Other than these issuances related to Brookstreet Securities Corporation, there were no material relationships between us and any of the investors who invested in the 8% Note financing.

         In the aggregate, 1,771,280 shares of common stock, consisting of 1,540,244 outstanding shares and 231,036 shares underlying Series F Warrants, resulting from the above described transactions are covered under this prospectus.

         2005 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. Our net proceeds were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction.


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

         We entered into an Investors' Rights Agreement with the investors that requires us to register for resale the shares of common stock issued to the investors and the shares of common stock issuable upon exercise of the Series G Warrants. The agreement contains cross-indemnification provisions between us and the investors and requires, among other things, that we file a registration statement with the Commission no later than 60 days following the date of the final closing of the 2005 Private Placement, which occurred on November 22, 2005. If we are unable to meet our registration obligations under the Investors' Rights Agreement, then for every day we are late in filing the registration statement we will be required to issue to the investors as liquidated damages, on a pro rata basis, additional shares of our common stock equal to 1% of the 14,256,750 shares originally purchased by the investors. We are required to cause the registration statement to become and remain effective for at least two years or until the offering described in the registration statement has been completed, whichever is shorter.


         The Investors' Rights Agreement also provides each investor in the 2005 Private Placement a right of first refusal to purchase its pro rata share of securities that we may propose to sell and issue on or before November 22, 2006. In addition, our agreement with Brookstreet Securities Corporation regarding its placement agent services for the 2005 Private Placement requires that our officers, directors (except for Albert Wong) and shareholders holding 10% or more of our outstanding common stock be subject to a lockup agreement whereby they are prohibited from selling or otherwise disposing of our common stock or any other of our securities held by them for a period of 180 days after the effective date of the registration statement of which this prospectus is a part.


         The Series G Warrants have an exercise price of $2.50 per share of common stock and expire five years from their respective date of issuance. So long as certain other conditions set forth in the Series G Warrants are met, the Series G Warrants are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. The Series G Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

         In addition, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

         The Series H Warrants contain provisions affording the holders registration rights that require us to register the common stock underlying the warrants in the same registration statement covering the securities issued in our 2005 Private Placement, with the registration statement to be filed with the Commission by January 23, 2006. The Series H Warrants contain cross-indemnification provisions between us and the holders in conjunction with the filing of a registration statement.

         The Series H Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series H Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then current exercise price of the Series H Warrants. The Series H Warrants contain cashless exercise features that permit the warrants to be exercised either in exchange for shares of our common stock held by the holder as payment of the exercise price or pursuant to a cashless exchange through a broker.

         Certain registered representatives of Brookstreet Securities Corporation participated in the 2005 Private Placement. In addition, designees of Brookstreet Securities Corporation received Series H Warrants issued pursuant to the above described transactions. Other than these issuances related to Brookstreet Securities Corporation, there were no material relationships between us and any of the investors who invested in the 2005 Private Placement.


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

         In the aggregate, 19,959,451 shares of common stock, consisting of 14,256,750 outstanding shares, 3,564,188 shares underlying Series G Warrants and 2,138,513 shares underlying Series H Warrants, resulting from the above described transactions are covered by this prospectus.

         CERTAIN OTHER TRANSACTIONS

                  BURNHAM HILL ADVISORY WARRANTS

         Of the shares of our common stock underlying warrants covered by this prospectus, 200,000 shares underlie Series I Warrants issued to designees of Burnham Hill Partners as compensation for financial advisory services. The Series I Warrants have an exercise price of $0.60 per share of common stock and expire on February 11, 2010.

         The Series I Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series I Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the Series I Warrants. In addition, the Series I Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series I Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act, as amended, does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.

         In the aggregate, 200,000 shares of common stock underlying Series I Warrants are covered by this prospectus.

                  PALISADES CAPITAL, LLC

         Palisades Capital, LLC acquired 975,000 shares of our common stock as part of a January 2005 settlement agreement regarding certain claims between us and several of our officers on the one hand, and Palisades Capital, LLC and several other parties on the other hand. The shares were issued by us as partial consideration for a general release by Palisades Capital, LLC and other plaintiffs of any and all known or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.


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

         The other 296,208 shares of our common stock held by Palisades Capital, LLC were acquired through a March 2004 private sale transaction between Palisades Capital, LLC and Lyle Pearson, our former Chief Executive Officer.

         As part of the settlement agreement discussed above, we entered into a registration rights agreement with Palisades Capital, LLC whereby we granted Palisades Capital, LLC piggyback registration rights covering the 975,000 shares of common stock issued as part of the settlement agreement and all other shares of our common stock owned by Palisades Capital, LLC as of January 11, 2005. These rights entitle Palisades Capital, LLC to be included in registration statements to be filed by us with respect to other registrations of equity securities. We shall not be required to file more than one registration statement on behalf of Palisades Capital, LLC pursuant to these rights, except to the extent necessary to keep the registration statement current and effective for a period not to exceed one year from the date the registration statement is first declared effective by the Commission. The registration rights agreement contains cross-indemnification provisions between us and Palisades Capital, LLC in conjunction with the filing of a registration statement.

         In the aggregate, 1,152,825 shares of common stock resulting from the above described transactions are covered by this prospectus.

                  PATRICK MCCABE

         Of the shares of our common stock underlying warrants covered by this prospectus, 75,000 shares underlie warrants we issued to Patrick McCabe in October 2004 as compensation for services provided to us in connection with marketing research and introduction of our products to potential buyers. The warrants have an exercise price of $1.00 per share of common stock and expire on October 1, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In the aggregate, 75,000 shares of common stock underlying these warrants are covered by this prospectus.

                  RUTAN & TUCKER, LLP

         Of the shares of our common stock underlying warrants covered by this prospectus, 150,000 shares underlie warrants we issued to Rutan & Tucker, LLP in June 2004 as partial compensation for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock and expire on June 21, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

         The warrants contain provisions affording the holder piggyback registration rights. These rights entitle the holder to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holder is entitled to unlimited piggyback registration rights. The warrant contains cross-indemnification provisions between us and the holder in conjunction with such piggyback registration rights.

         In addition, the warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing ask price of our common stock for the 30-trading-day period ending five business days prior to the date of exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         Rutan & Tucker, LLP acts as our legal counsel in various matters. In the aggregate, 150,000 shares of common stock underlying these warrants are covered by this prospectus.

                  STRATEGIC GROWTH INTERNATIONAL, INC.

         Of the shares of our common stock underlying warrants covered by this prospectus, 125,000 shares underlie warrants we issued to Strategic Growth International, Inc. in April 2004 as compensation for investment relation support services rendered. The warrants have an exercise price of $3.50 per share of common stock and expire on April 22, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

         The warrants contain provisions affording the holder both piggyback and demand registration rights. The piggyback registration rights entitle the holder to be included in registration statements to be filed by us with respect to other registrations of equity securities. The demand registration rights entitle the holder to require us to register the common stock underlying the warrants if a registration statement has not previous been filed pursuant to the piggyback registration rights. The holder is limited to an aggregate of one registration pursuant these piggyback and demand registration rights.

         In addition, the warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing ask price of our common stock for the 30-trading-day period ending five business days prior to the date of exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In the aggregate, 125,000 shares of common stock underlying these warrants are covered by this prospectus.

                  PRIVATE SALE OF COMMON STOCK BY OUR FOUNDER AND CHIEF SOLUTIONS ARCHITECT

         Of the shares of common stock covered by this prospectus, 250,000 shares were acquired in a November 2005 private sale transaction whereby Edwin Hoffman, our Founder and Chief Solutions Architect, sold an aggregate of 250,000 shares. The shares sold by Mr. Hoffman were originally acquired by him in exchange for an equal number of shares of Raptor Networks Technology, Inc., a California corporation ("Raptor"), as part of our October 2003 share-for-share exchange whereby Raptor became our wholly-owned subsidiary. Brookstreet Securities Corporation and Acceleron Capital, Ltd. each purchased 125,000 shares from Mr. Hoffman at a price per share of $0.25. In the aggregate, 250,000 shares of common stock resulting from this transaction are covered by this prospectus.


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

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, automated inter-dealer quotation system, market or trading facility on which the shares are traded, in the over-the-counter market, or private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o    transactions to cover short sales;

         o through the distribution of the shares by any selling security holder to its partners, members or stockholders;

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

         o one or more underwritten offerings on a firm commitment or best efforts basis;

         o    a combination of any of these methods of sale; or

         o    any other method permitted by applicable law.

         The sale price to the public may be:

         o    the market price prevailing at the time of sale;

         o a price related to the prevailing market price; o at negotiated prices; or

         o    a price the selling security holder determines from time to time.


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

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, which are sales where the selling security holder owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Notwithstanding the terms of this plan of distribution, the selling security holders may not use shares offered under this prospectus to cover short sales or short sales against the box that are made before the registration statement of which this prospectus is a part becomes effective.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

         If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.


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

         This prospectus does not cover the sale or other transfer of any of the derivative securities whose underlying shares of common stock are being offered for sale pursuant to this prospectus. If a selling security holder transfers those derivative securities prior to conversion or exercise, then the transferee of those derivative securities may not sell the underlying shares of common stock under this prospectus unless we amend or supplement this prospectus to cover such sales.

         In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

         For the period a selling security holder holds a derivative security whose underlying shares of common stock are being offered for sale pursuant to this prospectus, the selling security holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the underlying shares of common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of derivative securities are most likely to voluntarily convert or exercise their derivative securities when the conversion or exercise price is less than the market price for our common stock. However, we offer no assurance as to whether any of those derivative securities will be converted or exercised.

         We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

         We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act to keep it effective for an aggregate of two years from the date it first becomes effective, excluding any periods in which sales cannot be made under the registration statement.

         We and certain of the selling security holders have agreed to indemnify one another against certain losses, claims, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.


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

                          DESCRIPTION OF CAPITAL STOCK

         General
         -------


         Our Articles of Incorporation, as amended, authorizes the issuance of up to 75,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of April 7, 2006, there were 54,204,367 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding and no series or rights, powers or preferences of our preferred stock have been established.


         Common Stock
         ------------

         The holders of the our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and our other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

         Preferred Stock
         ---------------

         The affirmative vote of the holders of a majority of our common stock is required to designate one or more series of preferred stock and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. Thereafter, our Board of Directors has the authority to issue the preferred stock from time to time without any further action by our stockholders. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of our Company. The existence of authorized but unissued preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in our best interests, our Board of Directors could cause shares of preferred stock of a series previously approved by our stockholders to be issued without further stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

         Transfer Agent and Registrar
         ----------------------------

         The transfer agent and registrar for our common stock is First American Stock Transfer. Its telephone number is (602) 485-1346.


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

                                  LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Hart & Trinen, L.L.P., Denver, Colorado.

                                     EXPERTS

         The consolidated financial statements of Raptor Networks Technology, Inc., as of and for the years ended December 31, 2005 and 2004 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Comiskey & Company, P.C., independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of Comiskey & Company, P.C., as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of such contracts and documents by referring to such exhibits.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street N.E., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.raptor-networks.com.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----


Financial Statements - Years Ended December 31, 2005 and 2004

     The Report of Independent Registered Public Accounting Firm.............F-2

     Consolidated Balance Sheets ............................................F-3

     Consolidated Statements of Operations...................................F-4

     Consolidated Statements of Stockholders' Equity (Deficit)...............F-5

     Consolidated Statements of Cash Flows...................................F-6

     Notes to Consolidated Financial Statements..............................F-7

Financial Statements - Three Months Ended March 31, 2006 and 2005

     Consolidated Balance Sheets as of March 31, 2006 (unaudited)
         and December 31, 2005 (audited)....................................F-21

     Consolidated Statements of Operations for the Three Months Ended
         March 31, 2006 (unaudited) and March 31, 2005 (unaudited)..........F-22

     Consolidated Statements of Cash Flows for the Three Months Ended
         March 31, 2006 (unaudited) and March 31, 2005 (unaudited)..........F-23

     Notes to Consolidated Financial Statements.............................F-24

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Raptor Networks Technology, Inc.

We have audited the accompanying consolidated balance sheets of Raptor Networks Technology, Inc. as of December 31, 2004 and 2005, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2004 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Raptor Networks Technology, Inc. as of December 31, 2004 and 2005, and the consolidated results of its operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2004 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements are presented assuming the company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has sustained accumulated losses from operations totaling more than $37,500,000 at December 31, 2005. This condition, and the fact that the Company has had no significant sales of its products to date, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue.


Denver, Colorado
March 15, 2006

                                                          /S/ COMISKEY & COMPANY
                                                        PROFESSIONAL CORPORATION

                                         RAPTOR NETWORKS TECHNOLOGY, INC.
                                            CONSOLIDATED BALANCE SHEETS

                                                                               December 31,    December 31,
                                                                                  2005            2004
                                                                               ------------    ------------
                                                      ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                    $  1,442,130    $     39,213
   Inventory, net                                                                  1,132,322       1,212,290
   Prepaid expenses                                                                  199,246         260,297
   License fees                                                                      305,320         259,480
   Other current assets                                                              199,899           9,633
                                                                                ------------    ------------
      Total current assets                                                         3,278,917       1,780,913

PROPERTY AND EQUIPMENT, NET                                                          587,659         770,446

OTHER ASSETS
   Debt issue cost                                                                    12,838          25,676
   Deposits                                                                          102,362         104,333
                                                                                ------------    ------------

TOTAL ASSETS                                                                    $  3,981,776    $  2,681,368
                                                                                ============    ============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Accounts payable                                                             $    155,412    $    418,320
   Deferred revenue                                                                       --          44,000
   Accrued liabilities                                                               144,239       1,097,686
   Short-term debt                                                                        --          87,817
   Short-term convertible debt                                                            --       1,000,000
   Accrued interest payable                                                           52,464          51,719
                                                                                ------------    ------------
      Total current liabilities                                                      352,115       2,699,542

Long-term convertible debt                                                         1,214,290       1,214,290

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, no par value; 5,000,000 shares authorized                             --              --
   Common stock, $.001 par; 75,000,000 and 50,000,000 shares
      authorized 54,204,367 and 30,845,942 shares issued and outstanding              54,204          30,846
   Additional paid-in capital                                                     43,971,664      26,956,247
   Accumulated deficit                                                           (41,610,497)    (28,219,557)
                                                                                ------------    ------------
      Total stockholders' equity (deficit)                                         2,415,371      (1,232,464)
                                                                                ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                            $  3,981,776    $  2,681,368
                                                                                ============    ============

              The accompanying notes are an integral part of these consolidated financial statements


                                                        F-3



                        RAPTOR NETWORKS TECHNOLOGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                  December 31,     December 31,
                                                      2005             2004
                                                  ------------     ------------

REVENUE, NET                                      $    289,236     $     54,040
COST OF SALES                                          120,300           27,330
                                                  ------------     ------------

GROSS PROFIT                                           168,936           26,710
                                                  ------------     ------------

OPERATING EXPENSES
   Consulting                                               --          714,935
   Finder's Fees                                     1,064,405          985,857
   Cost of warrants granted                          3,432,994          120,000
   Stock for services                                       --       11,208,856
   Salary expense and salary related costs           2,630,429        3,032,400
   Marketing expense                                   349,310          189,843
   Research & Development                              403,057        1,167,068
   Selling, general and administrative               2,766,716        3,075,302
                                                  ------------     ------------

    Total operating expenses                        10,646,911       20,494,261
                                                  ------------     ------------

Loss from operations                               (10,477,975)     (20,467,551)
                                                  ------------     ------------

OTHER INCOME (EXPENSE)
   Interest income                                       2,779            7,681
   Cost associated with convertible debt            (2,652,000)              --
   Interest expense                                   (263,744)        (115,114)
                                                  ------------     ------------

Total other income (loss)                           (2,912,965)        (107,433)
                                                  ------------     ------------

Loss before income taxes                           (13,390,940)     (20,574,984)
                                                  ------------     ------------

Income tax benefit                                          --               --

NET LOSS                                          $(13,390,940)    $(20,574,984)
                                                  ============     ============

Basic and diluted net loss per share              $      (0.33)    $      (0.73)
                                                  ============     ============

Basic and diluted weighted average number
  of shares outstanding                             40,001,954       28,364,188
                                                  ============     ============


        The accompanying notes are an integral part of these consolidated financial statements


                                       F-4



                                                 RAPTOR NETWORKS TECHNOLOGY, INC.
                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                 Common Stock                     Additional                               Total
                                    ---------------------------------  Additional  Paid-in                             stockholders'
                                      Number of                         Paid-in    Capital-    Deferred    Accumulated    equity
                                       shares    Amount    Subscribed   Capital    Warrants  Compensation    Deficit     (deficit)
                                    ------------ --------- ---------- ----------- ---------- ------------- ----------- ------------

Balance, December 31, 2003           20,556,719   20,557      (500)    9,831,677          --  (1,543,996)  (7,644,573)     663,165

Common stock issued for services,
March 17, 2004 $1.58 per share        5,920,600    5,921        --     9,348,627          --          --           --    9,354,548

Common stock issued for cash,
April 2, 2004 $1.75 per share         3,200,000    3,200        --     5,596,800          --          --           --    5,600,000

Common stock issued for cash,
April-June $1.80 per share              972,223      973        --     1,749,029          --          --           --    1,750,002

Common stock issued for services,
April-June 2004 $1.58 per share         200,000      200        --       315,800          --          --           --      316,000

Write-off of common stock
subscribed, May 2004                         --       --       500            --          --          --           --          500

Common stock retired                     (3,600)      (5)       --        (5,686)         --          --           --       (5,691)

Valuation conversion related to
issuance of warrants                         --       --        --            --     120,000          --           --      120,000

Net loss for the year ended
December 31, 2004                            --       --        --            --          --   1,543,996  (20,574,984) (19,030,988)
                                    ----------- --------   -------   -----------  ----------  ----------  -----------  -----------

Balance, December 31, 2004           30,845,942   30,846        --    26,836,247     120,000          --  (28,219,557)  (1,232,464)
                                    ----------- --------   -------   -----------  ----------  ----------  -----------  -----------
Common stock issued for legal
settlement, January 12, 2005
$0.40 per share                         975,000      975        --       388,538          --          --           --      389,513

Common stock issued for legal
settlement, January 12, 2005
$0.578 per share                        262,500      262        --       151,463          --          --           --      151,725

Common stock and warrants issued
for Cash, April - June 2005 $0.50
per share                             4,262,000    4,262        --     2,126,738          --          --           --    2,131,000

Common stock and warrants issued
for Cash, July - September 2005
$0.50 per share                       6,355,000    6,355        --     3,171,145          --          --           --    3,177,500

Common stock issued in bridge loan
conversion $0.40 per share            1,540,244    1,540        --       614,557          --          --           --      616,097

Common stock issued in bridge loan
conversion $0.50 per share            6,023,931    6,024        --     2,503,947          --          --           --    2,509,971

Common stock issued for services
issued for Note                         300,000      300        --       157,800          --          --           --      158,100

Beneficial conversion
Feature of convertible notes                 --       --        --            --   2,271,400          --           --    2,271,400

Detachable common stock purchase
warrants                                     --       --        --            --     380,600          --           --      380,600

Warrants issued as a financing
incentive                                    --       --        --            --   3,432,994          --           --    3,432,994

Common stock and warrants issued
for Cash, Oct - December 2005
$0.50 per share                       3,639,750    3,640        --     1,816,235          --          --           --    1,819,875

Net loss for the year ended December
31, 2005                                     --       --        --            --          --          --  (13,390,940) (13,390,940)
                                    ----------- --------   -------   -----------  ----------  ----------  -----------  -----------

Balance, December 31, 2005           54,204,367   54,204        --    37,766,670   6,204,994          --  (41,610,497)   2,415,371
                                    ----------- --------   -------   -----------  ----------  ----------  -----------  -----------

                         The accompanying notes are an integral part of the consolidated financial statements.

                                                               F-5



                                       RAPTOR NETWORKS TECHNOLOGY, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    December 31, 2005   December 31, 2004
                                                                    -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                        $(13,390,940)        $(20,574,984)
      Adjustments to reconcile net loss
      to net cash flows from operating
      activities:
           Depreciation                                                    316,388              180,387
           Amortization                                                     12,838            1,556,834
           Common stock issued for services/settlements                    699,338            9,670,548
           Interest expense related to debt conversion                   2,652,000                   --
           Common stock issued for interest payable related to
           debt conversion                                                 166,068                   --
           Warrants issued                                               3,432,994              120,000
           Forgiveness of Stock receivable                                      --                  500
      Gain on disposal of property and equipment                                --               (1,271)
      Changes in operating assets
           and liabilities:
            Other current assets                                          (190,266)              28,472
            Note receivable                                                     --               60,000
            Deposits                                                         1,971              (79,413)
            Prepaid assets                                                  61,051              123,109
            License fees                                                   (45,840)            (173,480)
            Inventories                                                     79,968             (983,216)
            Accounts payable                                              (262,908)             (26,644)
            Interest payable                                                   745               51,719
            Other accrued liabilities                                     (953,447)           1,063,632
            Deferred Revenue                                               (44,000)              44,000
            Accrued payroll and payroll taxes                                   --             (129,024)
                                                                      ------------         ------------
      Net cash flows from operating
       activities                                                       (7,464,040)          (9,068,831)
                                                                      ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
           Proceeds from sale of property and equipment                         --                2,410
           Property and equipment purchases                               (133,601)            (569,714)
                                                                      ------------         ------------
      Net cash flows from investing
       activities                                                         (133,601)            (567,304)
                                                                      ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
           Issuance of Common Stock                                      7,128,375            7,350,002
           Retirement of shares                                                 --               (5,691)
           Payments on short-term debt                                     (87,817)                  --
           Proceeds from convertible Debt                                1,960,000            2,014,290
                                                                      ------------         ------------
      Net cash flows from investing
       activities                                                        9,000,558            9,358,601
                                                                      ------------         ------------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                                    1,402,917             (277,534)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                            39,213              316,747
                                                                      ------------         ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $  1,442,130         $     39,213
                                                                      ============         ============
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY

Property and equipment acquired by short term note                               -               87,817
Interest paid                                                               80,922               50,543
Taxes paid                                                                      22                2,400


                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

DESCRIPTION
-----------
The Company is a provider of integrated high-speed Ethernet switching systems which enable new emerging high bandwidth critical applications. The data network market areas that the Company is targeting include video, storage, Internet Protocol telephony, and technology refresh. The Company is currently focusing on the United States market. In 2003, the Company was in the development stage. Principal operations have commenced, although minimal revenues have been recognized to date.

The Company was incorporated under the laws of the state of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. ("Pacific"). The principal office of the corporation is 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705.

On October 17, 2003, Pacific completed a business combination transaction with Raptor Networks Technology, Inc. ("Raptor"), a closely-held California corporation, through acquisition of all of the issued and outstanding common stock of Raptor in exchange for authorized but previously unissued restricted Common Stock of Pacific. Immediately prior to completion of the acquisition transaction, Pacific had a total of 4,034,000 shares of its Common Stock issued and outstanding comprised of 1,034,000 registered shares held by approximately 25 stockholders and 3,000,000 shares of restricted stock held by Pacific's founder and sole officer and director.

As a material aspect of the acquisition, Pacific re-acquired and cancelled the 3,000,000 restricted shares as consideration for transfer of its remaining assets consisting of cash and office equipment to the officer and director, leaving only the registered common stock, 1,034,000 shares, as all of its issued and outstanding capital stock prior to completion of the Raptor acquisition.

Pursuant to terms of the acquisition agreement, all of the issued and outstanding common stock of Raptor, 19,161,256 shares, was acquired by Pacific, share-for-share, in exchange for its authorized but previously unissued common stock. Upon completion of the acquisition, Raptor became a wholly owned subsidiary of Pacific and the Raptor shareholders became shareholders of Pacific. Unless otherwise indicated, all references in these financial statements to "the Company" include Pacific and its wholly owned subsidiary, Raptor. All intercompany transactions have been eliminated. On December 3, 2003, Pacific changed its name to Raptor Networks Technology, Inc.

The acquisition transaction has been treated as a reverse merger, with Raptor considered the accounting acquirer. The Company's reporting year end was subsequently changed from August 31 to December 31.

REVENUE RECOGNITION
-------------------
The Company records revenues when the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price to the customer is fixed or determinable; and (iv) collection of the sales price is reasonably assured. Delivery occurs when goods are shipped and title and risk of loss have passed to the customer. Revenue is deferred in all instances where the earnings process is incomplete. The Company recognizes revenue from distribution sales when all contingencies are satisfied and upon persuasive evidence of a sale to end users until such time that historical sell through ratios have been developed.

CASH AND CASH EQUIVALENTS
-------------------------
The Company considers all short-term marketable securities with a maturity of three months or less to be cash equivalents.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------

PREPAID EXPENSES
----------------
Prepaid expenses represent amounts paid in advance for contracts extending past the period end date.

INVENTORY
---------
Inventory is recorded at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value. Inventory at December 31, 2005 consists of raw materials and finished goods.

LICENSE FEES
------------
The Company capitalizes software license fees from third party software which is included in its systems. These costs will be amortized and charged to cost of sales over the projected number of systems expected to be sold incorporating the capitalized software. For the years ended December 31, 2004 and 2005, the amount of capitalized license fees totaled $260,000 and $310,000, respectively. Amortization of these license fees included in cost of sales for the years ended December 31, 2004 and 2005 totaled $520 and $4,160 respectively.

PROPERTY AND EQUIPMENT
----------------------
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the assets' estimated useful lives as follows: computer equipment, furniture and fixtures and testing equipment are depreciated over three years, office equipment is depreciated over seven years and leasehold improvements are depreciated over the term of the lease.

REPAIRS AND MAINTENANCE
-----------------------
Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

MARKETING COSTS
---------------
Advertising costs are expensed as incurred. For the years ended December 31, 2004 and 2005, advertising costs were $189,843 and $349,310 respectively.

RESEARCH AND DEVELOPMENT COSTS
------------------------------
Research and development costs, which are expensed as incurred, are comprised of the following costs incurred in performing R&D activities: product design cost including rental of design tools, consumables, and costs of prototypes.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS
-------------------------------------------
The Company reviews its long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for the years ended December 31, 2004 and 2005.

DEPOSITS
--------
Deposits represent amounts paid under the Company's office space lease and various other arrangements with state agencies.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES
------------
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such instruments.

RECLASSIFICATIONS
-----------------
Certain previous year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position or cash flows.


STOCK-BASED COMPENSATION
------------------------
The Financial Accounting Standards Board has issued "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 requires that an entity account for employee stock-based compensation under a fair value base method. However, SFAS 123 also allows an entity to continue to measure compensation cost for employee stock-based compensation using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Entities electing to remain with the accounting under APB Opinion No. 25 are required to make pro forma disclosures of net loss and loss per share as if the fair value based method of accounting under SFAS 123 had been applied.

As permitted by SFAS 123, the Company has elected to account for stock-based compensation using the intrinsic value method. Accordingly, no compensation cost has been recognized for stock options granted at or above market value. The following table illustrates the effect on net loss and net loss per share had the fair value method of accounting been applied to all of the Company's stock option grants, which requires recognition of compensation cost ratably over the vesting period of the underlying equity instruments.

                                                  December 31,     December 31,
                                                     2005              2004
                                                 --------------   --------------
Net Income (loss)
   As reported.................................  $  (13,390,940)  $ (20,574,984)
    Stock-based employee compensation expense
      determined under the fair value method...        (167,392)       (619,995)
                                                 --------------   -------------
    Pro forma..................................  $  (13,558,332)  $ (21,194,979)
                                                 ==============   =============
Basic net loss per share
   As reported.................................  $        (0.33)  $       (0.73)
                                                 ==============   =============


   Pro forma..................................   $        (0.34)  $       (0.75)
                                                 ==============   =============

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------

STOCK-BASED COMPENSATION (CONTINUED)
------------------------------------

The pro forma amounts were estimated using the Black-Scholes option-pricing model with the following assumptions:

                                                  December 31,     December 31,
                                                     2005              2004
                                                 --------------   --------------
   Average Fair Value........................    $0.44 - $0.92    $0.48 - $3.55
   Dividend Yield............................          -                 -
    Risk Free Interest Rate..................        6.0%               6.0%
    Expected Life............................       3 Years           3 Years
   Expected Volatility.......................     612 - 630%        131 - 531%

Effective in the first quarter of 2006, the Company will be required to adopt the provisions of SFAS No. 123(R) - SHARE-BASED PAYMENT. The Company expects to record periodic compensation cost over the remaining vesting period of existing options under the modified prospective method of adoption. New equity awards will be recorded at fair value over the period that services are rendered, as adjusted for anticipated forfeitures of equity instruments.

CONSIDERATION OF OTHER COMPREHENSIVE INCOME ITEMS
-------------------------------------------------
The Financial Accounting Standards Board has issued "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the year ended December 31, 2004 and the year ended December 31, 2005, the Company's financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

CONCENTRATION OF RISK
---------------------
From time-to-time, the Company maintains cash balances in excess of FDIC insured limits. The amount of such excess at December 31, 2005 was approximately $1,380,000.

LOSS PER SHARE
--------------
Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

STOCK BASIS
-----------
Shares of common stock issued for services in 2004 were valued on the same level as shares sold for cash through a private placement during the second quarter of 2004 minus a discount of 10% for anticipated stock price movements in the open market.

COMPENSATED ABSENCES
--------------------
During the current year the Company implemented a personal time off policy. Employees of the Company are entitled to compensated absences depending on their length of service to a maximum of 25 days. For the years ended December 31, 2004 and 2005 the balance owed for compensated absences was $73,470 and $82,821 respectively.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------
In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The initial application of SFAS No. 151 will have no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The initial application of SFAS No. 152 will have no impact on the Company's financial statements.


In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29." This Statement eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.


In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections." SFAS 154 replaces APB 20, "Accounting Changes" and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements" and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this statement to have a material impact on the financial statements.

In February of 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities a replacement of FASB Statement No. 125." SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity's first fiscal year that begins after September 15, 2006. Management is currently evaluating the impact SFAS No. 155 will have on our consolidated financial statements, if any.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------

PRESENTATION AS A GOING CONCERN
-------------------------------
The Company has had only a limited operating history with minimal sales, and has sustained operating losses of $20,574,984 in 2004 and $13,390,940 in 2005. Although at December 31, 2005, the Company had a working capital position of $2,926,802 and a stockholders' equity of $2,415,371, these results came primarily from additional debt financing and the conversion of debt to equity. Future operations may not sustain these positive positions. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is looking to address these conditions by raising additional capital to fund continuing operations. However, the Company currently has no commitments for any additional financing and there can be no assurance that the Company will be able to obtain requisite financing on acceptable terms, if at all. The accompanying financial statements do not reflect any adjustments which might be necessary if the Company is unable to continue.

2. PROPERTY & EQUIPMENT
-----------------------

Property and equipment consisted of the following:

                                                  December 31,     December 31,
                                                     2005              2004
                                                 -------------    -------------

   Furniture and Office equipment                $     188,481    $     136,350
   Computer equipment                                  193,701          167,048
   Testing equipment                                   606,738          537,314
   Leasehold Improvements                              113,317          127,924
                                                 -------------    -------------

                                                     1,102,237          968,636
   Less: Accumulated depreciation                     (514,578)        (198,190)
                                                 -------------    -------------

                                                 $     587,659    $     770,446
                                                 =============    =============

3. INVENTORY
------------

Inventory consisted of the following:

                                                  December 31,     December 31,
                                                     2005              2004
                                                 -------------    -------------

         Raw Materials                           $     962,483    $   1,006,385
         Finished Goods                                169,839          205,905
                                                 -------------    -------------

                                                 $   1,132,322    $   1,212,290
                                                 =============    =============


4. CONVERTIBLE DEBT
-------------------
                                          8%             10%             8%
                                      3 YEAR NOTES   BRIDGE NOTES   BRIDGE NOTES
                                     -------------  -------------  -------------
Balance at December 31, 2004         $   1,214,000  $   1,000,000  $         --

  Issuance of Notes                             --      1,360,000       600,000
  Conversion on August 25, 2005                 --     (2,360,000)           --
  Conversion on July 15, 2005                   --             --      (600,000)
                                     -------------  -------------  -------------
  Balance at December 31, 2005       $   1,214,000  $          --  $          --
                                     =============  =============  =============

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


4. CONVERTIBLE DEBT (CONTINUED)
-------------------------------

8%, 3 Year Notes
----------------

During the period December 2003 to April 2004, the Company secured convertible loans for a total amount of $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of the Company's common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into shares of the Company's common stock at a conversion price of $3.50 per share on April 15, 2007.

10% Convertible Bridge Notes
----------------------------

During the period between November 2004 and February 2005, the Company issued forty-two convertible notes (the "10% Notes") to various private-party non-affiliate accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash, less a 10% placement fee, for net proceeds of $2,124,000. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of the Company's common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"); provided, however, that for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

The 10% Convertible Notes were issued along with 1,416,000 Series E Common Stock Purchase Warrants to purchase Common shares at $0.60 per share for a term of five years from issuance. The net proceeds from the issuance of convertible debt and warrants was first allocated to the convertible debt and the warrants in the ratio of their respective fair values, resulting in a discount from the debt related to the Series E Warrants (of which $120,000 was recognized in 2004). Since the 10% Convertible Notes were due on demand, the entire discount of $1,743,300 on the convertible debt and $380,600 for the Series E Warrants was charged to operations in the year incurred. Upon resolution of the Qualified Financing contingency, the value assigned to the beneficial conversion feature was recorded as additional debt discount in the amount of $2,124,000 and charged to operations in 2005.

The Series E Warrants have an exercise price of $0.60 per share and shall expire five years from the date of issuance. Management believes that it is reasonable to assume that the 1,416,000 Series E Warrants will be settled in shares. With respect to the valuation of the 1,416,000 Series E Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $0.60, an option value of $0.27 - $0.72 and using the Black-Scholes model, an additional expense of financing of $395,190 has been recognized during the year 2005.

As of the August 25, 2005 closing of the Company's most recent "2005 Private Placement" of units consisting of common stock and warrants, the Company had raised total gross proceeds of $3,558,500 through such 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described in more detail below), the Company secured additional private debt financing from various private-party non-affiliates in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, the aggregate gross proceeds to the Company were $4,158,500. As a result, the Company achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005

4. CONVERTIBLE DEBT (CONTINUED)
-------------------------------

As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of the Company's 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase the Company's common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. With respect to the valuation of the 1,505,989 Series G-BH Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $2.50, an option value of $0.17 - $0.51 and using the Black-Scholes model, an additional expense of financing of $552,126 has been recognized during the year 2005.

8% Convertible Bridge Notes
---------------------------

Between February 2005 and April 2005, the Company secured private debt financing from various private-party non-affiliates in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). The net proceeds to the Company were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of the Company's common stock if the Company raised at least Three Million Dollars ($3,000,000) in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

As of the July 15, 2005 closing of the Company's 2005 Private Placement, the Company had raised total gross proceeds of $2,416,000 through such 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, the Company achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of the Company's common stock. The conversion of the 8% Notes did not entitle the holder's thereof to any warrants to purchase common stock.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


4. CONVERTIBLE DEBT (CONTINUED)
-------------------------------

Since the conversion of the 8% Notes was contingent on the fact that an equity based financing of at least $3,000,000 be obtained, the total charge was measured as per the date of issuance of the notes in the first and second quarter of 2005 and this charge was recognized during the third quarter of 2005 as prescribed under paragraph 13 of EITF 98-5 upon obtaining the 8% Note Qualified Financing of $3,000,000. For the valuation of the conversion feature of the note, an effective conversion price was assumed to be $0.40 per share (based on an offering price of $0.50); using the fair market values on the dates of receipt of proceeds ranging from $0.55 - $0.76 and a volatility of 88%, the total amount charged to operations during the year 2005 is $528,000.

The total interest expenses for all of the notes referenced in this Note 4 amounted to $102,172 and $2,586,678 for the years ended December 31, 2004 and 2005 respectively.

5. STOCKHOLDERS' EQUITY
-----------------------

As of December 31, 2004, 30,845,942 shares of the Company's $0.001 par value common stock were issued and outstanding. Of these, 20,712,100 shares had been issued for services, 4,627,619 shares had been issued at $0.50 per share for total proceeds of $2,313,810, 3,200,000 shares were issued at $1.75 per share for total proceeds of $5,600,000, 972,223 shares were issued at $1.80 per share for total proceeds of $1,750,000, 300,000 shares had been issued at $0.01 per share for total proceeds of $3,000, and 1,034,000 shares remain from the reverse merger described in the audited financial statements at December 31, 2003.

In the fourth quarter of 2004, the Company retired a total of 3,600 shares. These shares were initially issued in connection with an agreed upon contract with a provider of investment relations (IR) services. The parties agreed on a change of contract conditions and the shares were no longer required. The IR firm never received the shares and the Company returned these shares to the transfer agent for retirement.

During 2003 the Company's former corporate lawyer was granted 50,000 shares at $0.01. Based on this grant a stock subscription receivable of $500 was booked. In connection with the non-renewal of the contract with the Company's former corporate lawyer, the Company considered it appropriate to write off the subscription receivable in 2004.

During 2005, the Company issued 975,000 shares and 262,500 shares, respectively, in connection with the settlement of two lawsuits as more fully described in the Company's Current Reports on Form 8-K filed with the SEC on January 24, 2005 and February 22, 2005, respectively. The Company also issued 300,000 shares for services. In connection with the Company's 2005 Private Placement and the conversion of convertible debt, the Company issued 14,256,750 shares at $0.50 per share for total proceeds of $7,128,375, 1,540,243 shares at $0.40 per share for total proceeds of $616,097 (as a result of the conversion of the 8% Notes discussed in Note 4 above) and 6,023,932 shares at $0.42 per share for total proceeds of $2,509,971 (as a result of the conversion of the 10% Notes discussed in Note 4 above).

The Company's authorized capital consists of 50,000,000 and 75,000,000 shares of common stock, par value $0.001 per share at December 31, 2004 and December 31, 2005, respectively, and 5,000,000 shares of preferred stock, no par value per share.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


6. STOCK OPTIONS AND WARRANTS
-----------------------------

On July 15, 2004, the Company's Board of Directors approved a formal stock option plan subject to shareholder approval which, on April 7, 2005, was superceded by a Board approved 2005 Stock Plan. The 2005 Stock Plan was approved by the Company's shareholders on June 9, 2005 at the Company's 2005 Annual Meeting of Shareholders. As of December 31, 2005, all stock options have been issued outside of the 2005 Stock Plan. Effective January 4, 2005, the Company re-priced 895,000 of its issued and outstanding stock options, with original exercise prices ranging from $1.50-$1.75 per share, to a new exercise price of $1.00 per share. During the period between January 2005 and December 2005, 5,070,177 warrants were granted with an exercise price of $2.50 per share, 231,036 warrants were granted with an exercise price of $0.40 per share, 2,740,906 warrants were granted with an exercise price of $0.50 per share, 1,016,000 warrants were granted with an exercise price of $0.60 per share and 770,000 options were granted subject to board approval with an exercise price of $1.00 per share. The Company performed an analysis of the variable portion of the re-priced options and determined there was no financial impact to be recognized. Options and warrants are summarized as follows:

                                                                Weighted Average
                                              Shares             Exercise Price
                                           ------------         ----------------

Outstanding at December 31, 2003              1,405,000            $    1.50

Granted                                      12,609,468                 2.29
Cancelled                                    (4,875,000)                1.32
Exercised                                            --                   --
                                           ------------            ---------
Outstanding at December 31, 2004              9,139,468            $    2.67

Granted                                       9,828,119                 1.58
Cancelled                                      (692,500)                1.00
Exercised                                            --                   --
                                           ------------            ---------
Outstanding at December 31, 2005             18,275,087            $    1.09
                                           ============            =========

The following table summarizes options and warrants outstanding at December 31, 2005:

 Range          Number      Wtd. Ave. Life     Wtd. Ave. Price      Exercisable
 -----          ------      --------------     ---------------      -----------

..50-3.50      18,275,087      1.18 years            $1.09            16,808,419

As further consideration for securing the 8% Notes (as described in Note 4 above), the placement agent is entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the number of shares issued upon conversion of the 8% Notes. Based on the 1,540,243 shares of common stock issuable as a result of the conversion of the 8% Notes on July 15, 2005, the placement agent and its designees were issued an aggregate of 231,036 Series F Warrants. Fair value is calculated at the conversion date. The Series F Warrants shall have an exercise price of $0.40 per share and shall expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation. Management believes that it is reasonable to assume that the 231,036 Series F Warrants will be settled in shares. With respect to the valuation of the 231,036 Series F Warrants, issued between February and April 2005, a volatility of 88%, a strike price of $0.40, an option value of $0.42 - $0.76 and using the Black-Scholes model, an additional expense of financing of $146,349 has been recognized during the year 2005.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


6. STOCK OPTIONS AND WARRANTS (CONTINUED)
-----------------------------------------

On July 12, 2005, the Company issued a total of 200,000 Series I Warrants to seven non-affiliate private-parties for providing financial advisory services to the Company. The Series I Warrants have an exercise price of $0.60 per share of the Company's common stock and expire on February 11, 2010. Compensation costs of $86,000 were recorded for these warrants in 2005.

As further consideration to the placement agent that secured the 10% Note financing (as described in Note 4 above), upon the August 25, 2005 conversion of the 10% Notes, the Company became obligated to issue to the placement agent 602,393 Series J Warrants to purchase common stock. The Series J Warrants have an exercise price of $0.50 per share of common stock and expire on August 25, 2010. Management believes that it is reasonable to assume that the 602,393 Series J Warrants will be settled in shares. With respect to the valuation of the 602,393 Series J Warrants, issued on August 25, 2005, a volatility of 88%, a strike price of $0.50, an option value of $0.40 and using the Black-Scholes model, an additional expense of financing of $240,957 has been recognized during the year 2005.

On September 20, 2005, the Company amended the terms of its 972,223 previously issued Series D Warrants to reduce the original exercise price of $3.50 per share to an amended exercise price of $0.50 per share.

During the period between April 2005 and November 2005, the Company raised $7,128,375 in gross proceeds from its 2005 Private Placement. Pursuant to the terms of the 2005 Private Placement, the Company issued 3,564,188 Series G Warrants to investors in conjunction with the $7,128,375 in gross proceeds. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from issuance date and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. With respect to the valuation of the 3,564,188 Series G Warrants, issued between April 2005 and November 2005, a volatility of 88%, a strike price of $2.50, an option value of $0.23 - $0.30 and using the Black-Scholes model, an additional expense of financing of $1,106,349 has been recognized during the year 2005.

In addition, as further consideration for securing the $7,128,375 in gross proceed through the Company's 2005 Private Placement, the placement agent was entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the number of shares of common stock issued in the 2005 Private Placement. Based upon the issuance of 14,256,750 shares of common stock as of the final closing of the 2005 Private Placement on November 22, 2005, the Company issued 2,138,513 Series H Warrants to the placement agent and its designees. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation. Management believes that it is reasonable to assume that the 2,138,513 Series H Warrants will be settled in shares. With respect to the valuation of the 2,138,513 Series H Warrants, issued in November 2005, a volatility of 88%, a strike price of $0.50, an option value of $0.37 - $0.47 and using the Black-Scholes model, an additional expense of financing of $906,023 has been recognized during the year 2005.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


6. STOCK OPTIONS AND WARRANTS (CONTINUED)
-----------------------------------------

Following is a summary of expenses incurred in connection with the cost of warrants granted for our financing activities in 2004 and 2005 and the cost associated with convertible debt. For complete details related to these tables see Note 4 and Note 6.

                            COST OF WARRANTS GRANTED

     WARRANTS                        2005             2004
     --------                        ----             ----
     Series E                     $ 395,190       $ 120,000
     Series F                       146,349               -
     Series G                     1,106,349               -
     Series G-BH                    552,126               -
     Series H                       906,023               -
     Series I                        86,000               -
     Series J                       240,957               -
                           ----------------- ---------------
     Total cost of
     warrants granted            $3,432,994       $ 120,000
                           ----------------- ---------------


                      COST ASSOCIATED WITH CONVERTIBLE DEBT

                                     2005             2004
                                     ----             ----
     10% Convertible Notes       $2,124,000               -
     8% convertible notes           528,000               -
                           ----------------- ---------------
     Total cost associated
     with convertible debt       $2,652,000               -
                           ----------------- ---------------

7. COMMITMENTS AND LEASES
-------------------------

As of December 31, 2005, the Company leases for its use office space and workstations under a non-cancelable operating lease expiring in 2007. In addition, the Company leases a copier through 2008 and has agreements related to inventory purchase commitments requiring future payments through 2006.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


7. COMMITMENTS AND LEASES (CONTINUED)
-------------------------------------

Future minimum payments for commitments over the next three years are as follows:

                    For the year ended
                        December 31,                     Amount
                        ------------                     ------

                            2006                       $  252,748
                            2007                           96,548
                            2008                            6,340
                                                       -----------

                            Total                      $  355,636
                                                       ==========

Rent expense for the years ended December 31, 2004 and 2005 was $207,892 and $205,062, respectively.

In addition, at December 31, 2005, the Company has $241,861 in purchase order commitments. Also, we have entered into a $300,000 software license agreement related to the implementation of a second software platform. At December 31, 2005, we have capitalized an advance payment of $50,000 towards this agreement. The payment of the remaining balance of $250,000 has been postponed due to commercial delays in the release of a third-party chip set.

8. INCOME TAXES
---------------

The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

The Company's total deferred tax assets and deferred tax liabilities at December 31, 2005 and 2004 are as follows:

                                                  December 31,     December 31,
                                                     2005              2004
                                                 -------------    -------------
Deferred tax assets
  Deferred compensation costs                    $          --    $          --
  Non-benefited  tax losses and credits             12,926,000        8,778,000
                                                 -------------    -------------
      Total deferred tax assets                     12,926,000        8,778,000
Deferred tax liabilities
  Net book value of assets                              44,000          132,000
                                                 -------------    -------------

      Total deferred tax liabilities                    44,000          132,000
                                                 -------------    -------------
      Total net deferred tax assets                 12,882,000        8,646,000

  Valuation allowance                              (12,882,000)      (8,646,000)
                                                 -------------    -------------
      Net deferred tax assets                    $          --    $          --
                                                 =============    =============

A valuation allowance has been established against the realization of the deferred tax assets since the Company has determined that the operating loss carryforwards may not be realized.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2005


9. RELATED PARTY TRANSACTIONS
-----------------------------

The Company has federal and state net operating loss carryforwards of approximately $41,000,000 expiring between 2023 and 2025.

On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("Express Manufacturing") to provide us contract manufacturing services. Express Manufacturing is owned by director Albert Wong's in-laws. Mr. Wong is an advisor to Express Manufacturing, but has no direct financial interest in the company. Express Manufacturing manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we paid to Express Manufacturing approximately $183,000 and $143,000 in payments during fiscal years ended December 31, 2004 and 2005, respectively.

Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants expire 60 days after the effective date of a registration statement covering the common stock, Series C Warrants and Series D Warrants issued in our June 2004 financing. A registration statement covering these securities has been filed with the SEC, but has not yet been declared effective. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to have an exercise price of $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share.

10. SUBSEQUENT EVENTS
---------------------

OPTIONS ISSUED
--------------

Subsequent to December 31, 2005, the Company awarded a total of 12,500 common stock purchase options, subject to final Board approval, to certain employees which vest at the rate of 33-1/3% on each of the first, second and third anniversaries of the date of grant, expire on the eight-year anniversary of the date of grant, and have an exercise price of $1.00 per share of the Company's common stock. Also, subsequent to December 31, 2005, the Company cancelled 325,000 options granted in 2005.

                                      RAPTOR NETWORKS TECHNOLOGY, INC.
                                        CONSOLIDATED BALANCE SHEETS

                                                                                 Unaudited        Audited
                                                                                 MARCH 31,      DECEMBER 31,
                                                                                   2006            2005
                                                                               ------------    ------------
                                                   ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                   $    459,509    $  1,442,130
   Accounts receivable                                                               91,166         178,640
   Inventory, net                                                                 1,078,399       1,132,322
   Prepaid expenses                                                                  81,347         199,246
   License fees                                                                     303,240         305,320
   Other current assets                                                               5,725          21,259
                                                                               ------------    ------------
      Total current assets                                                        2,019,386       3,278,917

PROPERTY AND EQUIPMENT, NET                                                         506,008         587,659

OTHER ASSETS
   Debt issue cost                                                                    9,629          12,838
   Deposits                                                                         102,362         102,362
                                                                               ------------    ------------

TOTAL ASSETS                                                                   $  2,637,385    $  3,981,776
                                                                               ============    ============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                            $    154,460    $    155,412
   Accrued liabilities                                                              149,354         144,239
   Accrued interest payable                                                          76,440          52,464
                                                                               ------------    ------------
      Total current liabilities                                                     380,254         352,115

Long-term convertible debt                                                        1,214,290       1,214,290

STOCKHOLDERS' EQUITY
   Preferred stock, no par value; 5,000,000 shares authorized                             -               -
   Common stock, $.001 par; 75,000,000 and 75,000,000 shares
      authorized 54,204,367 and 54,204,367 shares issued and outstanding             54,204          54,204
   Additional paid-in capital                                                    44,090,409      43,971,664
   Accumulated deficit                                                          (43,101,772)    (41,610,497)
                                                                               ------------    ------------
      Total stockholders' equity                                                  1,042,841       2,415,371
                                                                               ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $  2,637,385    $  3,981,776
                                                                               ============    ============

           The accompanying notes are an integral part of these consolidated financial statements


                                                    F-21

                           RAPTOR NETWORKS TECHNOLOGY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                     Three Months Ended
                                                  MARCH 31,       MARCH 31,
                                                    2006            2005
                                                ------------    ------------

REVENUE, NET                                    $    182,295    $     15,000
COST OF SALES                                         67,803          13,599
                                                ------------    ------------

GROSS PROFIT                                         114,492           1,401
                                                ------------    ------------

OPERATING EXPENSES
   Finder's Fees                                           -         198,520
   Cost of warrants granted                                -       1,171,644
   Salary expense and salary related costs           787,048         682,652
   Marketing expense                                  36,159         118,349
   Research & Development                            157,431         120,568
   Selling, general and administrative               599,152         446,348
                                                ------------    ------------

    Total operating expenses                       1,579,790       2,738,081
                                                ------------    ------------

Loss from operations                              (1,465,298)     (2,736,680)
                                                ------------    ------------

OTHER INCOME (EXPENSE)
   Interest income                                         -               -
   Interest expense                                  (25,977)        (71,098)
                                                ------------    ------------

Total other income (loss)                            (25,977)        (71,098)
                                                ------------    ------------

Loss before income taxes                          (1,491,275)     (2,807,778)
                                                ------------    ------------

Income tax benefit                                         -               -

NET LOSS                                        $ (1,491,275)   $ (2,807,778)
                                                ============    ============

Basic and diluted net loss per share            $      (0.03)   $      (0.09)
                                                ============    ============

Basic and diluted weighted average number
  of shares outstanding                           54,204,367      31,151,742
                                                ============    ============


              The accompanying notes are an integral part of these
                        consolidated financial statements

                                            RAPTOR NETWORKS TECHNOLOGY
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (Unaudited)


                                                                                       MARCH 31,       MARCH 31,
                                                                                         2006            2005
                                                                                     ------------    ------------
Cash flows from operating activities
     Net income (loss)                                                               $ (1,491,275)   $ (2,807,778)
     Adjustments to reconcile net loss to net cash used in operating activities
         Depreciation                                                                      81,651          72,438
         Amortization                                                                       3,209           3,210
         Stock Based Compensation Expense                                                 118,745               -
         Warrants issued                                                                        -       1,171,644

     Changes in operating assets and liabilities
         Accounts Receivable                                                               87,474               -
         Other current assets                                                              15,534           2,461
         Prepaid assets                                                                   117,899          42,040
         License Fees                                                                       2,080        (199,480)
         Inventories                                                                       53,923        (182,079)
         Accounts payable                                                                    (952)        371,502
         Interest Payable                                                                  23,976          47,614
         Other accrued liabilities                                                          5,115        (812,013)
                                                                                     ------------    ------------
                      Net cash provided by (used) in operating activities                (982,621)     (2,290,441)

Cash flows from investing activities
     Purchase of property and equipment                                                         -         (32,523)
                                                                                     ------------    ------------
                      Net cash provided by (used in) investing activities                       -         (32,523)
                                                                                     ------------    ------------

Cash flows from financing activities
     Issuance of Comon stock                                                                    -         541,237
     Proceeds from short tem debt                                                               -       1,831,000
                                                                                     ------------    ------------
                      Net cash provided by (used in) financing activities                       -       2,372,237
                                                                                     ------------    ------------

Net increase (decrease) in cash and cash equivalents                                     (982,621)         49,273
Cash and cash equivalents at beginning of period                                        1,442,130          39,213
                                                                                     ------------    ------------

Cash and cash equivalents at end of period                                           $    459,509    $     88,486
                                                                                     ============    ============

              The accompanying notes are an integral part of these consolidated financial statements


                                                       F-23

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

1.   BASIS OF PRESENTATION
     ---------------------

The accompanying financial statements have been prepared by Raptor Networks Technology, Inc. (the "Company") without audit (unless otherwise indicated) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the audited financial statements at December 31, 2005 included in the Company's most recent annual report on Form 10-KSB. Results of operations for the three-month period ended March 31, 2006 are not necessarily indicative of the results of operations expected for the full year.

2.   STOCK-BASED COMPENSATION
     ------------------------

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(revised 2004), "Share Based Payment" (SFAS No.123R), which requires the measurement and recognition of compensation cost for all share-based payment awards made to employees and directors based on estimated fair values. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based employee compensation related to stock options under the intrinsic value recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and the disclosure alternative prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." Accordingly, the Company presented pro forma information for the periods prior to the adoption of SFAS No. 123R and no employee compensation cost was recognized for the stock-based compensation plan.

The Company has elected to use the modified prospective transition method for adopting SFAS No. 123R, which requires the recognition of stock-based compensation cost on a prospective basis; therefore, prior period financial statements have not been restated. Under this method, the provisions of SFAS No. 123R are applied to all awards granted after the adoption date and to awards not yet vested with unrecognized expense at the adoption date based on the estimated fair value at grant date as determined under the original provisions of SFAS No.
123. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized. Pursuant to the requirements of SFAS No. 123R, the Company will continue to present the pro forma information for periods prior to the adoption date.

The 2005 Stock Plan was approved by the Company's shareholders on June 9, 2005 at the Company's 2005 Annual Meeting of Shareholders. The Company does not intend to grant any stock options under the 2005 Stock Plan until the plan has been registered under applicable federal and state securities laws. The Company is in the process of filing a registration statement on Form S-8 with the Securities and Exchange Commission and comparable California state securities filings. As of March 31, 2006, all stock options have been issued outside of the 2005 Stock Plan. Effective January 4, 2005, the Company re-priced 895,000 of its issued and outstanding stock options, with original exercise prices ranging from $1.50-$1.75 per share, to a new exercise price of $1.00 per share. The Company performed an analysis of the variable portion of the re-priced options and determined there was no financial impact to be recognized.

The Company has historically and continues to utilize the Black-Scholes option pricing model to determine the fair value of stock options on the date of grant. This model derives the fair value of stock options based on certain assumptions related to expected stock price volatility, expected option life, risk-free interest rate and dividend yield. The Company's expected volatility is based on the historical volatility of the Company's stock price over the most recent period commensurate with the expected term of the stock option award. The estimated expected option life is based primarily on historical employee exercise patterns. The Company has not paid dividends in the past and does not plan to pay any dividends in the future.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

2.   STOCK-BASED COMPENSATION (CON'T)
     --------------------------------

As of March 31, 2006, total unrecognized share-based compensation cost related to unvested stock options was approximately $641,536. For the three month period ended March 31, 2006, the Company recognized $118,745 in stock based compensation costs related to the issuance of options to employees. This cost was calculated in accordance with FAS No. 123R and is reflected in operating expenses.

Information with respect to stock option activity is as follows:

                                                          Weighted Average
                                              Shares       Exercise Price
                                            ----------    ----------------
Outstanding at December 31, 2005             2,020,000       $     1.00
   Granted                                      12,500             1.00
   Exercised                                         -                -
   Forfeited or expired                       (367,500)            1.00
                                            ----------       ----------
Outstanding at March 31, 2006                1,665,000       $     1.00
                                            ==========       ==========

Options exercisable at March 31, 2006          530,000

For the three month period ended March 31, 2006, the fair value of each option grant was estimated on the date of grant using the following assumptions:

                                                      For the Three Months
                                                      Ended March 31, 2006
                                                      --------------------

       Dividend Yield...............................           0.0%
       Risk-Free Interest Rate......................           6.0%
       Expected Life................................     1.75 - 3 years
       Expected Volatility..........................       91% - 164%

The following table illustrates the effect on net loss and basic loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under the Company stock option plans for the three month period ended March 31, 2005.:

                                                     For the Three Months
                                                     Ended March 31, 2005
                                                     --------------------
       Net Income (loss)
          As reported...............................    $  (2,807,778)
                                                        =============

           Pro forma................................    $  (2,843,593)
                                                        =============


       Basic net loss per share
          As reported...............................    $       (0.09)
                                                        -------------

          Pro forma.................................    $       (0.09)
                                                        -------------

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

3.   WARRANTS
     --------

Warrants granted to investors, brokers and other service providers are summarized as follows:

                                                       Weighted Average
                                           Shares       Exercise Price
                                         ----------    ----------------
Outstanding at December 31, 2005         16,255,087       $     1.10
   Granted                                        -                -
   Cancelled                                      -                -
   Exercised                                      -                -
                                         ----------       ----------
Outstanding at March 31, 2006            16,255,087       $     1.10
                                         ==========       ==========

The following table summarizes options and warrants outstanding at March 31, 2006:

     Range         Number      Wtd. Ave. Life    Wtd. Ave. Price    Exercisable
     -----         ------      --------------    ---------------    -----------

   $.50-$3.50    16,255,087      0.93 years           $1.10          16,255,087


4.   SUBSEQUENT EVENTS
     -----------------

OPTIONS ISSUED
--------------

Subsequent to March 31, 2006, the Company cancelled 37,500 common stock purchase options held by certain employees which were exercisable during a three-year period following the respective option grant dates at an option exercise price of $1.00 per share of the Company's common stock.

DEBT FINANCING
--------------

On April 28, 2006, the Company entered into a senior Loan and Security Agreement with Bridge Bank National Association and Agility Capital, LLC. Pursuant to the terms of the agreement, the Company may, upon the satisfaction of certain conditions, borrow up to $1,100,000. The outstanding daily balance of the loan bears interest at a floating rate per annum equal to the greater of (i) prime rate plus 4% or (ii) 11.75%. The entire outstanding loan balance and all outstanding interest thereon shall be due and payable in full on the earlier of
(i) July 31, 2006 or (ii) upon the Company raising at least $5,000,000 through the sale or issuance of its equity securities. For additional details on this loan please review the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2006.

                        RAPTOR NETWORKS TECHNOLOGY, INC.



                                   PROSPECTUS









                            ___________________, 2006



         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

           SEC Registration                                  $      3,249
           NASD Fees                                                  --
           Accounting Fees and Expenses                            1,000
           Legal Fees and Expenses                               150,000
           Blue Sky Fees and Expenses                             25,000
           Placement Agent Fees and Expenses                   1,163,405
           Printing Costs                                          1,000
           Miscellaneous Expenses                                     --
                                                              ----------

           TOTAL                                              $1,343,654
                                                              ----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the period between September 2003 and March 2004, we issued an aggregate of 1,297,500 stock options to twenty-four of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 300,000 stock options to our Chief Financial Officer, Bob van Leyen. These stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In September 2003, we issued 300,000 warrants to purchase common stock to four individuals for legal and consulting services rendered. The warrants had an exercise price of $0.01 per share of common stock and had an expiration date three years from the date of issuance. These 300,000 warrants were exercised in December 2003.

         On October 17, 2003, we issued 19,161,256 shares of common stock to the shareholders of Raptor Networks Technology, Inc., a California corporation ("Raptor") in a share-for-share exchange whereby Raptor became our wholly-owned subsidiary.

         In December 2003, we issued 50,000 shares of common stock valued at $25,000 to Eugene Michael Kennedy, Esq., for legal services rendered.

         In December 2003, we issued 300,000 shares of common stock to four individuals upon the exercise of their respective warrants. The warrants had an exercise price of $0.01 per share of common stock. We forgave the $500 exercise price for 50,000 shares in resolving a dispute with one of the warrant holders.

         During the period between December 2003 and April 2004, we issued convertible notes to three accredited investors in the aggregate principal amount of $1,214,290 in exchange for $1,214,290 in cash. The loans are convertible into common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share of common stock. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into common stock at $3.50 per share on April 15, 2007. In connection with these loans we agreed to issue 34,775 warrants as a commission for securing this financing. These warrants have not been issued as of April 7, 2006. The agreed upon exercise price of these warrants is $3.50 per share of common stock and the other terms of such warrants must still be agreed upon by the parties.

         In March 2004, we issued 100,000 shares of common stock valued at $158,000 to Eugene Michael Kennedy, Esq., for legal services rendered.

         In March 2004, we issued 3,000,000 shares of common stock valued at $4,740,000 to our Chief Executive Officer and President, Thomas M. Wittenschlaeger, in conjunction with the commencement of his employment.

         In April 2004, we issued 2,320,600 shares of common stock valued at $3,666,548 to eight consultants for services rendered.

         In March 2004, we issued 100,000 shares of common stock valued at $158,000 to John Moore, one of our key employees, as a retention incentive bonus.

         In April 2004, we issued 400,000 shares of common stock valued at $632,000 to our Chief Financial Officer and Secretary, Bob van Leyen, as a retention incentive bonus.

         In April 2004, we closed an equity based financing whereby we issued 3,200,000 shares of common stock, 3,200,000 Series A Warrants to purchase common stock and 3,200,000 Series B Warrants to purchase common stock to eleven accredited investors for an aggregate purchase price of $5,599,998.25. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $2.03 per share as of April 7, 2006.

         In April 2004, we issued 320,000 Series A Warrants to purchase common stock and 320,000 Series B Warrants to purchase common stock to Alpine Capital Partners, Inc. for investment banking related services in conjunction with our April 2004 financing of $5,599,998.25 referenced above. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $2.03 per share as of April 7, 2006.

         In April 2004, we issued 200,000 shares of common stock valued at $316,000 and 400,000 Series B Warrants to purchase common stock to three accredited investors in consideration for the investors entering into a lockup agreement regarding shares of common stock held by them. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $2.03 per share as of April 7, 2006.

         In April 2004, we issued 125,000 warrants to purchase common stock to Strategic Growth International, Inc. for services rendered. The warrants have an exercise price of $3.50 per share of common stock and expire April 22, 2009. The shares underlying these warrants are being registered for resale under this registration statement.

         In May 2004, we issued 100,000 stock options to our director Albert Wong pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $3.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In June 2004, we issued to DMK Investments, LLC (of which one of our directors, Albert Wong, is Manager and controlling shareholder), Uptrend Investment Inc., and Transglobal Investments, LLC, an aggregate of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock, at a price per share of common stock of $1.80, for an aggregate purchase price of $1,750,000. The Series C Warrants expire 60 days after the effective date of this registration statement. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share. The shares of common stock issued in this financing, along with the share of common stock underlying the Series C Warrants and Series D Warrants, are being registered for resale under this registration statement.

         In June 2004, we issued 150,000 warrants to purchase common stock to Rutan & Tucker, LLP, for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock and expire June 21, 2009. The shares underlying these warrants are being registered for resale under this registration statement.

         In July 2004, we issued an aggregate of 977,500 stock options to eighteen of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 350,000 stock options to our President and Chief Executive Officer, Thomas M. Wittenschlaeger. The stock options were issued with an exercise price of $1.75 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options (excluding those options which previously terminated upon termination of the respective optionholder's employment) was repriced to $1.00 per share.

         In August 2004, we issued an aggregate of 70,000 stock options to two of our employees. The stock options were issued with an exercise price of $1.15 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In October 2004, we agreed to issue 300,000 shares of common stock valued at $158,100 to a consultant for services rendered. These shares were issued is September 2005.

         In October 2004, we issued 75,000 warrants to purchase common stock to Patrick McCabe for services rendered. The warrants have an exercise price of $1.00 per share of common stock and expire October 1, 2009. The shares underlying these warrants are being registered for resale under this registration statement.

         In October 2004, we issued 75,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc., who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, on August 25, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 6,023,932 shares of our common stock and 1,505,989 Series G-BH Warrants to purchase common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants have an exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10%
Note issuance date. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions are met, 50% of the Series E Warrants are callable by us during the first two years after the date of issuance of the Series E Warrants, and 100% of the Series E Warrants are callable by us thereafter. The shares of common stock issued upon conversion of the 10% Notes, along with the share of common stock underlying the Series G-BH Warrants and Series E Warrants, are being registered for resale under this registration statement.

         In December 2004, we issued 100,000 stock options to our director Ken Bramlett pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options have an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         In January 2005, we issued 975,000 shares of common stock valued at $390,000 to Palisades Capital, LLC, pursuant to a settlement agreement entered into between us, Palisades Capital and other related parties. The shares were issued as partial consideration for a general release by Palisades Capital and other plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties. The shares of common stock issued to Palisades Capital pursuant to this settlement agreement, along with other common stock acquired by Palisades Capital in an unrelated private transaction, are being registered for resale under this registration statement.

         In February 2005, we issued 262,500 shares of common stock valued at $152,250 to three plaintiffs and their legal counsel pursuant to a settlement agreement entered into between us and the plaintiffs. The shares were issued as partial consideration for a general release by the plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.

         In January 2005, we issued 25,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). Our net proceeds were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement agent fee to Brookstreet Securities Corporation, who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. Pursuant to the terms of the terms of the 8% Notes, on July 15, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 1,540,244 shares of our common stock. The shares of common stock issued upon conversion of the 8% Notes are being registered for resale under this registration statement.

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrants to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds from the 2005 Private Placement were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction. The shares of common stock issued in the 2005 Private Placement, along with the share of common stock underlying the Series G Warrants, are being registered for resale under this registration statement.

         In July 2005, we issued 200,000 Series I Warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for financial advisory services rendered. The Series I Warrants have an issuance date of February 11, 2005. The Series I Warrants have an exercise price of $0.60 per share of common stock and expire on February 11, 2010. The shares underlying the Series I Warrants are being registered for resale under this registration statement.

         In August 2005, we issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing described above. The Series J Warrants have an exercise price of $0.50 per share of common stock and expire August 25, 2010. The shares underlying the Series J Warrants are being registered for resale under this registration statement.

         In January 2006, we issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing described above. The Series F Warrants have a grant date of April 23, 2005. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. The shares underlying the Series F Warrants are being registered for resale under this registration statement.

         In January 2006, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement described above. The Series H Warrants have a grant date of November 23, 2005. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. The shares underlying the Series H Warrants are being registered for resale under this registration statement.

         The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

ITEM 27. EXHIBITS.

         (a)    EXHIBITS.

   EXHIBIT
   NUMBER                              DESCRIPTION
   ------                              -----------

     2.1 Agreement and Plan of Merger dated August 23, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Form 8-K filed with the SEC on October 22, 2003)

     2.2 Amendment to Agreement and Plan of Merger dated October 15, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-K filed with the SEC on October 22, 2003)

     3.1 Articles of Incorporation, as amended as of June 8, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     3.2 Articles of Amendment to Articles of Incorporation increasing Company's authorized common stock to 75,000,000 shares, effective June 9, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 15, 2005)

     3.3 Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Form SB-2 (File No. 333-74846) filed with the SEC on December 10, 2001)

     3.4 Amendment to Bylaws - Article II, Section 1 (incorporated herein by reference to Exhibit 3.3 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)

     4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Form 8-A filed with the SEC on July 18, 2005)

     4.2 Securities Purchase Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.14 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.3 Registration Rights Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.15 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.4 Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit
               4.4 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)


     4.5 Letter Agreement, effective as of September 20, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 26, 2005)


     4.6       Form of Series C Warrant (incorporated herein by reference to
               Exhibit 10.6 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

   EXHIBIT
   NUMBER                              DESCRIPTION
   ------                              -----------

     4.7 Form of Letter Amendment to Series C Warrant reducing exercise price to $1.25 per share (incorporated herein by reference to Exhibit 10.7 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.8 Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.8 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)

     4.9       Form of Series D Warrant (incorporated herein by reference to
               Exhibit 10.8 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.10 Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.10 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

     4.11 Form of Convertible Bridge Note issued in conjunction with the 10% convertible bridge note financing which took place between November 2004 and February 2005 (incorporated herein by reference to Exhibit 10.11 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.12      Form of Series G-BH Warrant (incorporated herein by reference to
               Exhibit 4.12 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

     4.13      Form of Series E Warrant (incorporated herein by reference to
               Exhibit 10.9 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.14      Form of Series J Warrant (incorporated herein by reference to
               Exhibit 4.14 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

     4.15 Form of Subscription Agreement entered into in conjunction with the 8% Convertible Note financing which took place between February 2005 and April 2005 (incorporated herein by reference to Exhibit 10.13 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.16 Form of 8% Convertible Note issued in conjunction with the 8% Convertible Note financing which took place between February 2005 and April 2005 (incorporated herein by reference to Exhibit 10.12 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.17      Form of Series F Warrant (incorporated herein by reference to
               Exhibit 4.17 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

     4.18 Form of Investors' Rights Agreement entered into between Raptor Networks Technology, Inc. and investors in our 2005 Private Placement of "units" (incorporated herein by reference to Exhibit
               10.3 to the Company's 10-QSB for quarter ended June 30, 2005, filed with the SEC on August 12, 2005)

     4.19      Form of Series G Warrant (incorporated herein by reference to
               Exhibit 4.19 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

     4.20      From of Series H Warrant (incorporated herein by reference to
               Exhibit 4.20 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

     4.21 Managing Dealer Agreement dated March 22, 2005 between Brookstreet Securities Corporation and Raptor Networks Technology, Inc., entered into in conjunction with our 2005 Private Placement of "units" (incorporated herein by reference to Exhibit 10.16 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     4.22      Form of Series I Warrant (incorporated herein by reference to
               Exhibit 10.3 to the Company's 10-QSB for the quarter ended September 30, 2005, filed with the SEC on November 14, 2005)

     4.23 Registration Rights Agreement, dated January 11, 2005, by and between Raptor Networks Technology, Inc. and Palisades Capital, LLC (incorporated herein by reference to Exhibit 4.23 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

   EXHIBIT
   NUMBER                              DESCRIPTION
   ------                              -----------

     4.24 Warrant to purchase 75,000 shares of common stock issued to Patrick McCabe on October 1, 2004 (incorporated herein by reference to Exhibit 4.24 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)

     4.25 Warrant to purchase 150,000 shares of common stock issued to Rutan & Tucker, LLP on June 21, 2004 (incorporated herein by reference to Exhibit 4.25 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)

     4.26 Warrant to purchase 125,000 shares of common stock issued to Strategic Growth Incorporated, Inc. on April 22, 2004 (incorporated herein by reference to Exhibit 4.26 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006) 5.1xx Opinion of Hart & Trinen, L.L.P.


     5.1x      Form of Opinion of Hart & Trinen, L.L.P.


     10.1 Full Service Lease dated May 3, 2004 between PS Business Parks, L.P., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)

     10.2 Form of Security Purchase Agreement in conjunction with April 2004 equity funding (incorporated herein by reference to Exhibit
               10.1 to the Company's 10-KSB for fiscal year ended December 31, 2003, filed with the SEC on April 14, 2004)

     10.3 Form of Registration Rights Agreement in conjunction with April 2004 equity funding (incorporated herein by reference to Exhibit
               10.2 to the Company's 10-KSB for fiscal year ended December 31, 2003, filed with the SEC on April 14, 2004)

     10.4      Form of Series A Warrant (incorporated herein by reference to
               Exhibit 10.4 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     10.5      Form of Series B Warrant (incorporated herein by reference to
               Exhibit 10.5 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     10.6 Form of Convertible Loan Letter Agreement (8% interest) issued in conjunction with bridge loan financing between December 2003 and April 2004 (incorporated herein by reference to Exhibit 10.10 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     10.7 Securities Purchase Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.14 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     10.8 Registration Rights Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.15 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     10.9 Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit
               4.4 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)


     10.10 Letter Agreement, effective as of September 20, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 26, 2005)


     10.11     Form of Series C Warrant (incorporated herein by reference to
               Exhibit 10.6 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     10.12 Form of Letter Amendment to Series C Warrant reducing exercise price to $1.25 per share (incorporated herein by reference to Exhibit 10.7 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

   EXHIBIT
   NUMBER                              DESCRIPTION
   ------                              -----------

     10.13 Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.8 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20,
               2006)

     10.14     Form of Series D Warrant (incorporated herein by reference to
               Exhibit 10.8 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

    10.15 Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.10 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)

    10.16 Managing Dealer Agreement dated March 22, 2005 between Brookstreet Securities Corporation and Raptor Networks Technology, Inc., entered into in conjunction with our 2005 Private Placement of "units" (incorporated herein by reference to Exhibit 10.16 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

     10.17 Turnkey Manufacturing Services Agreement dated November 7, 2003 between Express Manufacturing, Inc. and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit
               10.2 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)

     10.18 2005 Stock Plan effective June 9, 2005** (incorporated herein by reference to Exhibit 10.18 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3,
               2006)

     10.19 Form of 2005 Stock Plan Stock Option Agreement** (incorporated herein by reference to Exhibit 10.19 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)


     10.20 Loan and Security Agreement, dated April 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on May 4, 2006)

     10.21 First Amendment to Loan and Security Agreement, dated April 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Raptor Networks Technology, Inc., a California corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on May 4, 2006)


     21 Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)

     23.1x Consent of Comiskey & Company, P.C., Independent Registered Public Accounting Firm


     23.2x     Form of Consent of Hart & Trinen, L.L.P. (contained in
               Exhibit 5.1)

-----------------
x     Filed herewith
** This exhibit is a management contract or a compensatory plan or arrangement.


ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  (iv) any other communication that is an offer in the offering made by the undersigned small business issuer or the purchaser.


         The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser:

         (1) If the Registrant is relying on Rule 430B:

                  (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (2) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the we certify that we have reasonable grounds to believe that we meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Santa Ana, State of California, on May 17, 2006.


                                       RAPTOR NETWORKS TECHNOLOGY, INC.


                                       By: /s/ THOMAS M. WITTENSCHLAEGER
                                           -------------------------------------
                                           Thomas M. Wittenschlaeger
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Name                                          Title                         Date
          ----                                          -----                         ----
/S/ THOMAS M. WITTENSCHLAEGER                President, Chairman of the            May 17, 2006
--------------------------------             Board, Chief Executive Officer
Thomas M. Wittenschlaeger                    (principal executive officer) and
                                             Director

/S/ BOB VAN LEYEN                            Chief Financial Officer               May 17, 2006
--------------------------------             (principal accounting officer)
Bob van Leyen                                and Secretary

    *                                        Director                              May 17, 2006
--------------------------------
Larry L. Enterline

    *                                        Director                              May 17, 2006
--------------------------------
Ken Bramlett

    *                                        Director                              May 17, 2006
--------------------------------
Albert Wong

*By: /s/ THOMAS M. WITTENSCHLAEGER           Director                              May 17, 2006
    ------------------------------
    Thomas M. Wittenschlaeger
    Attorney in Fact

            INDEX TO EXHIBITS ATTACHED TO THIS REGISTRATION STATEMENT


   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------


     5.1      Form of Opinion of Hart & Trinen, L.L.P.
     23.1 Consent of Comiskey & Company, P.C., Independent Registered Public Accounting Firm
     23.2     Form of Consent of Hart & Trinen, L.L.P. (contained in
              Exhibit 5.1)